AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION DATED OCTOBER 24, 2023

MAX INTERNATIONAL, INC.

68 SOUTH MAIN STREET, 9TH FLOOR

SALT LAKE CITY, UTAH 84101

www.livemax.com

Up to 3,599,980 shares of Class A Common Stock, or $30,000,000

SEE “SECURITIES BEING OFFERED” AT PAGE 78

	Price to Public	Underwriting discount and commissions (1)	Proceeds to issuer (2)
Per Class A Common Stock	$8.33338	$0.590281	$7.743099
Total Maximum	$30,000,000	$2,100,000	$27,900,000

(1)	The company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), as broker-dealer of record, to perform broker-dealer, administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. Dalmore will receive a 7% commission, a one-time advance payment for out-of-pocket expenses equal to $5,000, and a consulting fee of $20,000, payable by the company to Dalmore. See “Plan of Distribution” for details.

(2)	Not including legal, accounting, and marketing expenses of this Offering or credit card or similar fees that may be paid with respect to any investment. See “Use of Proceeds” for a description of these expenses.

Sales of these securities will commence on approximately [XX].

1

This offering (the “Offering”) will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the company at its sole discretion. There is no minimum number of Shares (as defined below) or dollar amount that needs to be sold as a condition of any closing of this Offering At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission” or the “SEC”), the company will file a post-qualification amendment to include the company’s recent financial statements. The Offering covers a number of securities that we reasonably expect to offer and sell within two years, although the offering statement of which this offering circular forms a part may be used for up to three years and 180 days under certain conditions.

The company has engaged North Capital Private Securities Corporation to act as custodian of the securities being sold in this Offering. The Offering is being conducted on a best-efforts basis without any minimum target. There is no minimum number of shares that needs to be sold in order for funds to be released to the company and for this Offering to close, which may mean that the company does not receive sufficient funds to cover the cost of this Offering. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the company. After the initial closing of this Offering, we expect to hold closings on at least a monthly basis.

Each holder of our Class A Common Stock (the “Shares”) is entitled to one vote for each share on all matters submitted to a vote of the stockholders. Holders of the Shares will vote together with the holders of Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of the company, with certain exceptions for matters related to specified classes or series of stock. Holders of the Class B Common Stock will continue to hold a majority of the voting power of all of the company’s capital stock at the conclusion of this Offering and therefore control the board.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This Offering is inherently risky. See “Risk Factors” on page 5.

The company is following the “Offering Circular” format of disclosure under Regulation A.

2

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary – Implications of Being an Emerging Growth Company.”

3

In this Offering Circular, the term “Max International” or “the company” refers to Max International, Inc. and its consolidated subsidiaries.

Other than in the table on the cover page, dollar amounts have been rounded to the closest whole dollar.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

i

Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

•	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements);

•	semi-annual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A); and

•	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

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We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

iii

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” above.

The Company

We founded the company on September 25, 2006 as Max International, LLC, (the “Predecessor”), a Utah limited liability company. In February 2007, we commenced operations in the glutathione nutraceutical market. The primary products that Max International sells are nutritional and weight loss supplements. Max International also sells a line of beauty products which the company expects will be discontinued by the end of 2023.

On February 16, 2023, we converted the Predecessor into a Utah corporation and changed our name to Max International, Inc., which is now our operating company. As a result, the Predecessor’s audited financial statements for the fiscal years ended December 31, 2022 and 2021, have been included in this Offering Circular, and the discussions regarding the company’s business and financial condition are based on the Predecessor’s operations and financial statements.

The Offering

Securities offered:	Up to 3,599,980 shares of Class A Common Stock. See “Plan of Distribution.”

Offering price per share:	8.333380 per share of Class A Common Stock

Minimum Investment:	$0

Shares outstanding before the Offering (1):	0 shares of Class A Common Stock 5,999,982 shares of Class B Common Stock 1,361,483 shares of Series A Preferred Stock 193,668 shares of Series B Preferred Stock

Shares outstanding after the Offering (assuming a fully subscribed Offering)(1):	3,599,980 shares of Class A Common Stock 5,999,982 shares of Class B Common Stock 1,361,483 shares of Series A Preferred Stock 193,668 shares of Series B Preferred Stock

Use of Proceeds:

We estimate that, at a per share price of $8.333380, the proceeds from the sale of the 3,599,980 shares of Class A Common Stock in this Offering will be approximately $26.0 million after subtracting estimated Offering costs and fees of approximately $4.0 million in commissions to Dalmore, professional fees, filing fees, EDGARization, credit card fees related to the Offering, and marketing costs. Net proceeds of the Offering will be used (i) to enhance the company’s internet presence; (ii) to acquire additional inventory; (iii) to cover costs associated with the company’s research and development; (iv) to pay off the company’s outstanding loans under its EWB Loan Facility (as defined herein) and other debts (including certain amounts of any Replacement Debt (defined herein) used to repay the EWB Loan Facility before the closing of the Offering); (v) to have capital ready to make certain strategic acquisitions and investments to be identified in the future; and (vi) to provide additional working capital and for general corporate purposes.

Risk Factors:	Investing in our securities involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our securities.

(1)	Does not include shares of Class A Common Stock into which the shares of Class B Common Stock, or any other outstanding convertible stock and other instruments (convertible preferred stock, warrants and convertible notes), may convert. See “Securities Being Offered – Class B Common Stock.”

2

Selected Risks

The company’s business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

•	We may not be able to continue to operate the business if we are not successful in securing additional fundraising in a short timeframe and, as a result, we may not be able to continue as a going concern.

•	We have a history of operating losses and can provide no assurance that we will achieve profitability.

•	Our operating results may fluctuate significantly in the future, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

•	An economic downturn, economic uncertainty or inflation may adversely affect customer discretionary spending and demand for our products and services.

•	The success of our products is linked to the size and growth rate of the dietary supplement market and an adverse change in the size or growth rate of that market could have a material adverse effect on us.

•	Our future success largely depends on sales of our Cellgevity® product.

•	The future growth and profitability of our business will depend in large part upon the effectiveness and efficiency of our marketing efforts and our ability to select effective markets and media in which to market and advertise

•	We depend on key personnel, the loss of any of which could negatively affect our business

•	Unfavorable publicity or consumer perception of our products and any similar products distributed by other companies could have a material adverse effect on our business.

•	We utilize ingredients and components for our products from foreign suppliers and may be negatively affected by the risks associated with international trade and importation issues.

•	We rely on single or a limited number of third-party suppliers for the raw materials required to produce our products.

•	Our patents and other intellectual property may be subject to challenge on validity grounds, and any future patent applications we file may be rejected.

•	Changes in government regulation or in practices relating to the pharmaceutical, dietary supplement, food and cosmetic industry could decrease the need for the services we provide.

•	Kevin McFarlane will continue to beneficially own a significant percentage of the voting power of our common stock and will be able to exert significant control over matters subject to shareholder approval.

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•	V3M Irrevocable Trust, of which Kevin McFarlane, our controlling shareholder, is the Trustee, has been granted Marketing Licenses to manufacture, market and sell privately labelled versions of Max’s products and new product formulations, as well as Max Products that will compete with the Company.

•	We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock. We have never paid cash dividends on our

•	Stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.

•	The Offering price for the Shares has been determined by the company rather than any of the investors.

•	Investors may not realize a return on their investment and could lose their entire investment.

•	Investors in this Offering will be required to hold their securities in a custodial account and enter into a custody account agreement under which the company will incur an annual account fee. The company will not close on an investment and issue shares to any investor that fails to establish a custody account.

4

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to our company and our Business

We may not be able to continue to operate the business if we are not successful in securing additional fundraising in a short timeframe and, as a result, we may not be able to continue as a going concern. We are dependent on additional fundraising in order to sustain our ongoing operations. As of June 30, 2023 and December 31, 2022, the company had cash on hand of approximately $1.26 million and $1.25 million, respectively. As a seasoned company with longstanding operations, the company does generate revenue, however, the company has projected operating losses and negative cash flows for the next several months. As a result of our recurring losses from operations, negative cash flows from operating activities and the need to raise additional capital, our independent auditor has expressed doubt about the company’s ability to continue as a going concern in its report on our audited financial statements for the years ended December 31, 2022 and December 31, 2021. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which contemplate that we will continue to operate as a going concern. Our financial statements do not contain any adjustments that might result if we are unable to continue as a going concern. The company’s inability to continue as a going concern, or the risk that it might not be able to, could cause its creditors to take adverse action against the company, lead to defaults under the company’s agreements with creditors, or cause creditors to cease providing access to credit. There can be no assurance that the company will be successful in raising funds in this Offering, or acquiring additional funding at levels sufficient to fund its future operations beyond the current cash on hand. If the company is unable to raise additional capital contemplated by this Offering or from some other source in sufficient amounts or on terms acceptable to it, the company may have to significantly reduce its operations, including closing its operations in several countries and limit its focus to a few primary distribution channels and markets in developed countries, scale back or discontinue the studies of one or more of its products, seek alternative financing arrangements, declare bankruptcy or terminate its operations entirely.

Amounts owed under our Amended and Restated Loan and Security Agreement with East West Bank (the “EWB Loan Facility”), our primary credit facility, are currently past due. The company is party to the EWB Loan Facility that matured on June 30, 2023. On or about September 15, 2023, East West Bank sent us a letter indicating that our request for a one-year extension is under review and expressly extending the due date by an additional 60 days from the prior maturity date, though that extension itself expired as of August 29, 2023, before the letter was sent to us. Although the company has made regular payments of monthly interest when due, including on October 1, 2023, the company has not repaid the principal balance due and outstanding under the EWB Loan Facility. As a result, there remains the possibility of East West Bank electing to call the loan should our request for an extension of the maturity date be denied. As of October 1, 2023, the total amount owing to East West Bank to pay off the EWB Loan Facility in full was $3.75 million with interest accruing on that amount at a rate of approximately 11% per annum since October 1, 2023. If our request for an extension of the maturity date is not granted, that interest rate may increase to 16% per annum should East West Bank elect to declare the non-payment of principal as of the maturity date to be an event of default. Under the terms of the EWB Loan Facility, if East West Bank were to declare an event of default, the bank would have the right to enforce its liens against the assets of the company, including the primary operating bank account used by the company for its business. If East West Bank were to seek to enforce all or a material portion of its liens, the company would not be able to operate its business and would likely need to seek protection in bankruptcy. While East West Bank has not sought to exercise such remedies, there can be no assurance that it will not do so if the company cannot raise the funds needed to pay off the amounts owed to the bank. For additional details on the loan facility with East West Bank, please see the discussion under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Credit Facilities and Replacement Debt.”

5

We have a history of operating losses and can provide no assurance that we will achieve profitability. We had an operating loss of $0.79 million, and net loss of $1.71 million, an operating loss of $4.55 million, and net loss of $6.34 million, and an operating loss of $6.08 million and a net loss of $5.60 million for the six months ended June 30, 2023, the year ended December 31, 2022 and the year ended December 31, 2021, respectively. As of June 30, 2023 and December 31, 2022, we had an accumulated deficit of $19.66 million and $17.59 million, respectively. We expect to strategically increase our operating expenses in the future as we grow our sales and marketing efforts, continue to invest in research and development, expand our operating infrastructure and expand into new geographies. Further, as a company required to report under Regulation A, we will have additional legal, accounting and other expenses that we did not incur as a private company. These efforts and additional expenses may be more costly than we expect, and we cannot guarantee that we will be able to increase our revenue to offset our operating expenses. As a result, we may need additional financing to meet our future capital requirements. Our revenue growth may slow or our revenue may decline for a number of other reasons, including reduced demand for our products and services, increased competition, a decrease in the growth or reduction in size of our overall market or if we cannot capitalize on growth opportunities. If our revenue does not grow at a greater rate than our operating expenses, we will not be able to maintain profitability.

Our operating results may fluctuate significantly in the future, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide. Our quarterly and annual operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including, but not limited to:

•	our ability to successfully commercialize our products and services on our anticipated timelines;

•	the timing and cost of, and level of investment in, new marketing initiatives, research and development and commercialization activities relating to our products and services, which may change from time to time;

•	our ability to drive adoption of our products and services in our health and wellness market and our ability to expand into any future target markets or geographies;

•	the prices at which we will be able to sell our products and services;

•	currency fluctuations and inflation in the markets in which we operate;

•	the timing and amount of expenditures that we may incur to develop, commercialize or acquire additional products and services or expand our facilities or enter into different geographies;

•	seasonal spending patterns of our customers;

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•	any new laws and regulations that become applicable to us;

•	future accounting pronouncements or changes in our accounting policies;

•	the outcome of any future litigation or governmental investigations involving us, our industry or both;

•	the impact of the COVID-19 pandemic and other force majeure events, including international wars, on the economy, investment in the health and wellness industry, our business operations, and resources and operations of our customers, suppliers and distributors;

•	supply chain delays and shortages, inflation and decreased financial liquidity; and

•	general industry, economic and market conditions, including inflation, and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

The cumulative effects of the factors discussed above could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Investors should not rely on our past results as an indication of our future performance.

An economic downturn, economic uncertainty or inflation may adversely affect customer discretionary spending and demand for our products and services. Some customers may consider our products and services to be discretionary. Factors affecting the level of consumer spending for such discretionary items include current economic conditions, including inflation, customer confidence in future economic conditions, fears of recession, the availability and cost of customer credit, levels of unemployment and tax rates. In recent years, the United States and other significant economic markets have experienced cyclical downturns and worldwide economic conditions remain uncertain. As global economic conditions continue to be volatile or economic uncertainty remains, trends in customer discretionary spending also remain unpredictable and subject to reductions. To date, our business has operated almost exclusively in a relatively strong economic environment or in the COVID-19 pandemic where healthcare has been a priority. As a result, we cannot be sure the extent to which we may be affected by recessionary conditions without a pandemic. Unfavorable economic conditions may lead customers to delay or reduce purchases of our products and services and customer demand for our products and services may not grow as we expect. Sensitivity to economic cycles and any related fluctuation in customer demand for our products and services could have an adverse effect on our business, financial condition and operating results.

Unfavorable U.S. or global economic conditions as a result of the COVID-19 pandemic, international conflicts, or otherwise, could adversely affect our ability to raise capital and our business, results of operations and financial condition. While the potential economic impact brought by, and the duration of, the COVID-19 pandemic and the war in the Ukraine are difficult to assess or predict, these conditions have resulted in, and may continue to result in, extreme volatility and disruptions in the capital and credit markets, reducing our ability to raise additional capital through equity, equity-linked or debt financings, which could negatively impact our short-term and long-term liquidity and our ability to operate in accordance with our business strategy, or at all. Additionally, the results of our operations could be adversely affected by general conditions in the global economy and financial markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our products and services and our ability to raise additional capital when needed on favorable terms, if at all. Additionally, inflation, rising wages and surging oil and gas prices could increase our cost of production. While we would attempt to offset any increases in production costs through cost savings measures within our business and price increases to our customers, our ability and success in doing so is uncertain. Any of the foregoing could harm our business, and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our ability to raise capital, as well as our business, results of operations and financial condition.

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Changes in our business strategy or the restructuring of our businesses may increase our costs or otherwise affect the profitability of our businesses. As changes in our business environment occur, we may adjust our business strategies to meet these changes or we may otherwise decide to restructure our operations or businesses or assets. In addition, external events including changing technology, changing consumer patterns and changes in macroeconomic conditions may impair the value of our assets. When these changes or events occur, we may incur costs to change our business strategy and may need to write down the value of assets. In any of these events, our costs may increase, we may have significant charges associated with the write-down of assets or returns on new investments may be lower than prior to the change in strategy or restructuring. For example, we may not be successful in developing sales of new products or the expansion of sales of existing products into new markets, and our sales may decrease despite us incurring increased costs related to marketing such products.

The success of our products is linked to the size and growth rate of the dietary supplement market and an adverse change in the size or growth rate of that market could have a material adverse effect on us. An adverse change in the size or growth rate of the market for nutraceuticals or dietary supplements could have a material adverse effect on our business. Underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors that are beyond our control, including media attention and scientific research, which may be positive or negative.

Our future success largely depends on sales of our Cellgevity® product. We generate a significant percentage, typically as much as 60%, of our revenue from sales of our Cellgevity® product. As a result, the continued market acceptance of Cellgevity® is critical to our success, and if we are unable to receive market acceptance of Cellgevity®, our business, results of operations, financial condition, liquidity and growth prospects would be materially adversely affected.

The future growth and profitability of our business will depend in large part upon the effectiveness and efficiency of our marketing efforts and our ability to select effective markets and media in which to market and advertise. Our business’s success depends on our ability to attract and retain customers, which significantly depends on our marketing practices. Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our marketing efforts, including our ability to:

•	create greater awareness of our brand;

•	identify the most effective and efficient levels of spending in each market, including each avenue of promotion (such as media advertisements, business to business marketing, social media and influencer promotions, etc.) and specific forms such promotions might take;

•	determine the appropriate creative messages and media mix for advertising, marketing and promotional expenditures;

•	effectively manage marketing costs (including creative and promotional costs) to maintain acceptable customer acquisition costs;

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•	acquire cost-effective advertising;

•	select the most effective markets, media and other promotional opportunities and specific media or promotional vehicles in which to market and advertise; and

•	convert consumer inquiries into actual orders.

Our business depends on the effectiveness of our advertising and marketing programs, including the strength of our social media presence, to attract and retain customers and independent, third-party sales associates (“Sales Associates”). Our business success depends on our ability to attract and retain customers and Sales Associates who market our products. Our ability to attract and retain customers and Sales Associates depends significantly on the effectiveness of our advertising and marketing practices. From time-to-time, we use or expect to use the success stories of our customers, and utilize Sales Associates, brand ambassadors, spokespersons and social media influencers, including in some cases celebrities, in our advertising and marketing programs to communicate on a personal level with consumers. Any actions taken by these individuals that harm their personal reputation or image, or their decision to stop using our products and services, could have an adverse impact on the advertising and marketing campaigns in which they are featured. We and our Sales Associates, brand ambassadors, spokespersons and social media influencers also use social media channels as a means of communicating with customers. Unauthorized or inappropriate use of these channels could result in harmful publicity or negative consumer experiences, which could have an adverse impact on the effectiveness of our marketing in these channels. In addition, substantial negative commentary by others on social media platforms could have an adverse impact on our brand, reputation and ability to attract and maintain ongoing relationships with customers, Sales Associates, brand ambassadors, spokespersons and social media influencers. If our advertising and marketing campaigns do not generate a sufficient number of customers, our business, financial condition and results of operations will be adversely affected.

If we are unable to anticipate the preferences of consumers and of sales through Sales Associates and healthcare professionals who assist in marketing our products and to successfully develop new and innovative products and services in a timely manner or effectively manage the introduction of new or enhanced products and services, then our business may be adversely affected. Part of our success is our ability to innovate and introduce new products focused on the preferences and demands of consumers and of our Sales Associates and the healthcare professionals through whom our products are often marketed. To maintain our success and increase our customer base, we must continue to develop products and services and anticipate and react to changing consumer, Sales Associate, and healthcare professional demands in a timely manner. Our products and services are subject to changing preferences that cannot be predicted with certainty. If we are unable to introduce new or enhanced products in a timely manner, or our new or enhanced products are not accepted by our customers, as well as the Sales Associates and those associated healthcare professionals, then our competitors may introduce competitive products faster than us, which could negatively affect our rate of growth. Moreover, our new products may not receive acceptance among customers or among existing or potential Sales Associates or such healthcare professionals because preferences could shift rapidly to alternative nutritional supplements, and our future success depends in part on our ability to anticipate and respond to these changes. Failure to anticipate and respond in a timely manner to such changing preferences could lead to, among other things, lower sales and subscriptions, pricing pressure, lower gross margins, and excess inventory. Even if we are successful in anticipating changes in those preferences, our ability to adequately react to and address them will partially depend upon our continued ability to develop and introduce innovative, high-quality product and services offerings. Development of new or enhanced products and services may require significant time and financial investment, which could result in increased costs and a reduction in our profit margins.

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We face significant competition, including changes in pricing. The markets for our products and services are both competitive and price sensitive. Competitors could develop new technologies that compete with our products and services or even render our products obsolete. If a competitor develops superior technology or cost-effective alternatives to our products and services, our business could be seriously harmed.

The markets for some of our products are also subject to specific competitive risks because these markets are highly price competitive. Our competitors have competed in the past by lowering prices on certain products. If they do so again, we may be forced to respond by lowering our prices. This would reduce sales revenues and increase losses. Failure to anticipate and respond to price competition may also impact sales and aggravate losses. We believe that customers in our markets display a significant amount of loyalty to their supplier of a particular product. To the extent we are not the first to develop, offer and/or supply new products, customers may buy from our competitors or make materials themselves, causing our competitive position to suffer.

Many of our competitors are larger and have greater financial and other resources than we do. Many of our competitors have significant financial, operations, sales and marketing resources and experience in research and development. In addition, our products compete and will compete with other similar products produced by our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distributional, personnel and other resources than we possess. Using these resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors and enter into new markets more rapidly to introduce new products. In certain instances, competitors with greater financial resources also may be able to enter a market in direct competition with us, offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that consumers may find attractive.

Litigation may harm our business. Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes on terms favorable to us.

Increases in ingredient costs, long lead times, supply shortages and supply changes could disrupt our supply chain and have an adverse effect on our business, financial condition and operating results.

Increases in our ingredient costs could have a material impact on our gross margins. Meeting customer demand substantially depends on our ability to obtain timely and adequate delivery of ingredients for our nutritional supplement products. Certain ingredients that get incorporated into our nutritional supplement products are sourced from a limited number of third-party suppliers, and some of these ingredients are provided by a single supplier. These suppliers may breach or otherwise terminate our supply agreements, or their capabilities to deliver adequate ingredients to us may be affected by other factors such as fluctuations in the market, supply chain issues, litigation or regulatory issues or force majeure events, including the COVID-19 pandemic and international conflicts such as those affecting the Ukraine, and in any of the cases, the sourcing and commercialization of our products can be adversely affected. In addition, the lead times associated with certain ingredients are lengthy and preclude rapid changes in quantities and delivery schedules. We have experienced supply shortages and resulting longer lead-times in the past and may in the future experience ingredient shortages, and the predictability of the availability of these ingredients may be limited. In the event of an ingredient shortage or a supply interruption from suppliers of these ingredients, we may not be able to develop alternate sources of supply in a timely manner. Developing alternate sources of supply for these ingredients may be time-consuming, difficult and costly and we may not be able to source these ingredients on terms that are acceptable to us, or at all, which may undermine our ability to fill our orders in a timely manner. Any interruption or delay in the supply of any of these ingredients, or the inability to obtain these ingredients from alternate sources at acceptable prices and within a reasonable amount of time, would harm our ability to meet our scheduled product deliveries to our customers. The loss of a significant supplier, an increase in ingredient costs, or delays or disruptions in the delivery of ingredients, could adversely impact our ability to generate future revenue and earnings and have an adverse effect on our business, financial condition and operating results.

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We plan to expand into international markets further, which will expose us to significant risks. We are currently expanding our operations or relaunching our operations into other countries, some of which were delayed due to COVID-19. Such expansion, particularly in developing countries, requires significant resources and management attention and subjects us to regulatory, economic, and political risks in addition to those we already face in our primary markets of the United States, Canada, Central America, South America, Africa, Australia, and Asia.

There are significant risks and costs inherent in doing business in international markets, including: (a) difficulty establishing and managing international operations and the increased operations, travel, infrastructure, including establishment of local delivery service and customer service operations and legal compliance costs associated with locations in different countries or regions; (b) the need to vary pricing and margins to effectively compete in international markets; (c) the need and associated costs incurred to maintain adequate inventory for each separate market; (d) marketing and brand recognition costs; (e) the need to adapt and localize products for specific countries, including obtaining rights to third-party intellectual property used in each country; (f) increased competition from local providers of similar products and services; (g) the ability to protect and enforce intellectual property rights abroad; (h) the need to offer customer support in various languages; (i) the challenges of negotiating with foreign distributors; (j) difficulties in understanding and complying with local laws, regulations and customs in other jurisdictions; (k) compliance with anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act (“FCPA”), the Canadian Corruption of Finance Public Officials Act, and the U.K. Bribery Act 2010 (“U.K. Bribery Act”), by us, our employees and our business partners; (l) complexity and other risks associated with current and future legal requirements in other countries, including legal requirements related to consumer protection, consumer product safety and data privacy and data protection frameworks, such as the E.U. General Data Protection Regulation (“GDPR”); (m) tariffs and other non-tariff barriers, such as quotas and local content rules, as well as tax consequences; (n) fluctuations in currency exchange rates and the requirements of currency control regulations, which might restrict or prohibit conversion of other currencies into U.S. dollars; and (o) political or social unrest or economic instability in a specific country or region in which we operate.

We may not be able to penetrate or successfully operate in the markets we choose to enter. In addition, we may incur significant expenses as a result of our international expansion, and we may not be successful. We may face limited brand recognition in certain parts of the world that could lead to non-acceptance or delayed acceptance of our products and services by customers in new markets. We may also face challenges to acceptance of our health and wellness content in new markets. Our failure to successfully manage these risks could harm our international operations and have an adverse effect on our business, financial condition and operating results.

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Failure to comply with anti-corruption and anti-money laundering laws, including the FCPA and similar laws associated with our activities outside of the United States, could subject us to penalties and other adverse consequences. We operate a global business and may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We are subject to the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the U.K. Bribery Act, the Canadian Corruption of Finance Public Officials Act and possibly other anti-corruption and anti-money laundering laws in countries in which we conduct activities. The FCPA prohibits providing, offering, promising, or authorizing, directly or indirectly, anything of value to government officials, political parties, or political candidates for the purposes of obtaining or retaining business or securing any improper business advantage. The provisions of the U.K. Bribery Act and similar laws in effect in countries where we may operate may further extend beyond bribery of government officials and create offenses in relation to commercial bribery including private sector recipients. The provisions of the U.K. Bribery Act and similar laws also create offenses for accepting bribes in addition to bribing another person. In addition, U.S. public companies are required to maintain records that accurately and fairly represent their transactions and have an adequate system of internal accounting controls. In many foreign countries, including countries in which we may conduct business, it may be a local custom that businesses engage in practices that are prohibited by the FCPA, U.K. Bribery Act, or other applicable laws and regulations. We face significant risks if we or any of our directors, officers, employees, contractors, agents or other partners or representatives fail to comply with these laws and governmental authorities in the United States and elsewhere could seek to impose substantial civil and/or criminal fines and penalties which could have a material adverse effect on our business, reputation, operating results, prospects and financial condition.

We have an anti-corruption compliance program and policies, procedures and training designed to foster compliance with these laws, including the FCPA, the U.K. Bribery Act, the Canadian Corruption of Finance Public Officials Act, and others. However, our directors, officers, employees, contractors, agents, and other partners to which we outsource certain of our business operations, may take actions in violation of our policies or applicable law. Any such violation could have an adverse effect on our reputation, business, operating results, prospects and financial conditions.

Any violation of the FCPA, U.K. Bribery Act, the Canadian Corruption of Finance Public Officials Act other applicable anti-corruption laws, or anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, severe criminal or civil sanctions and, in the case of the FCPA, suspension or debarment from U.S. government contracts, any of which could have a materially adverse effect on our reputation, business, operating results, prospects and financial condition. In addition, responding to any enforcement action or internal investigation related to alleged misconduct may result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees. Further, the enforcement of these laws may put the company in an adverse position, which would adversely affect the management of the company.

A substantial portion of our sales are through Sales Associates and healthcare professionals, and we do not have direct control over the efforts these Sales Associates and healthcare professionals may use to sell our products. If our relationships with these Sales Associates or healthcare professionals deteriorate, or if these Sales Associates or healthcare professionals fail to sell our products or engage in activities that harm our reputation, or fail to adhere to applicable regulations, our financial results may be adversely affected. Our sales model depends on our ability to sell our products through Sales Associates and healthcare professionals. We can provide no assurance that these Sales Associates and healthcare professionals will continue to recommend our products at their current levels, or at all. Additionally, we may be unable to continue to grow our network of Sales Associates and associated healthcare professionals and therefore may not continue to achieve revenue growth through this channel.

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A significant portion of our sales in the United States and internationally are through our Sales Associates. We believe that our reliance on these Sales Associates improves the economics of our business, as we do not carry the high fixed costs of a direct sales force in any of the countries in which our products are sold. It is part of our strategy to partner with local distributors in foreign countries, such as Australia, New Zealand, Kenya, Ghana, the Philippines, Costa Rica, among many others, to resell our products as those distributors are most familiar with the local market and regulations.

If we are unable to maintain or enter into such distribution arrangements on acceptable terms, or at all, we may not be able to successfully commercialize our products in certain countries. Furthermore, distributors can choose the level of effort that they apply to selling our products relative to others in their portfolio. The selection, training and compensation of employees of our distributors are within their control rather than our own and may vary significantly in quality from distributor to distributor.

In addition, although our contract terms require our distributors to comply with all applicable laws regarding the sale of our products, including anti-competition, anti-money laundering, sanctions laws and FDA regulations, we may not be able to ensure proper compliance. If our distributors fail to effectively market and sell our products to our expectations or in full compliance with applicable laws, our results of operations and business may suffer.

Our business depends on network and mobile infrastructure and our ability to maintain and scale our technology. Any significant interruptions or delays in service on our apps or websites or any undetected errors or design faults, including flaws in security design, could result in limited capacity, reduced demand, processing delays and loss of customers. A key element of our strategy is to generate a significant number of visitors to, and increase their use of, our apps and websites. Our reputation and ability to acquire, retain and serve our customer are dependent upon the reliable performance of our apps and websites and the underlying network infrastructure. As our base of customers and the amount of information shared on our apps and websites continue to grow, we will need an increasing amount of network capacity and computing power. We have spent and expect to continue to spend substantial amounts on computing, including cloud computing and the related infrastructure, to handle the traffic on our apps and websites. The operation of these systems is complex and could result in operational failures. In the event that the traffic of our consumers exceeds the capacity of our current network infrastructure or in the event that our base of consumers or the amount of traffic on our apps and websites grows more quickly than anticipated, we may be required to incur significant additional costs to enhance the underlying network infrastructure. Interruptions or delays in these systems, whether due to system failures, computer viruses, physical or electronic break-ins, undetected errors, design faults or other unexpected events or causes, could affect the security or availability of our apps and websites and prevent our consumers from accessing our apps and websites. If sustained or repeated, these performance issues could reduce the attractiveness of our product and service offerings. In addition, the costs and complexities involved in expanding and upgrading our systems may prevent us from doing so in a timely manner and may prevent us from adequately meeting the demand placed on our systems.

Any internet or mobile platform interruption or inadequacy that causes performance issues or interruptions in the availability of our apps or websites could reduce customer satisfaction and result in a reduction in the number of customers using our offerings.

We depend on the development and maintenance of the internet and mobile infrastructure. This includes maintenance of reliable internet and mobile infrastructure with the necessary speed, data capacity and security, as well as timely development of complementary offerings, for providing reliable internet and mobile access. Our business, financial condition and results of operations could be materially and adversely affected if for any reason the reliability of our internet and mobile infrastructure is compromised.

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We currently rely upon third-party data storage providers. Nearly all of our data storage and analytics are conducted on, and the data and content we create associated with sales on our apps and websites are processed through servers hosted by these providers. We also rely on email service providers, bandwidth providers, internet service providers and mobile networks to deliver email and “push” communications to customers and to allow consumers to access our websites. If our third-party vendors are unable or unwilling to provide the services necessary to support our business, or if our agreements with such vendors are terminated, our operations could be significantly disrupted. Some of our vendor agreements may be unilaterally terminated by the licensor for convenience, and if such agreements are terminated, we may not be able to enter into similar relationships in the future on reasonable terms or at all.

Any damage to, or failure of, our systems or the systems of our third-party data centers or our other third-party providers could result in interruptions to the availability or functionality of our apps and websites. As a result, we could lose consumer data and miss opportunities to acquire and retain consumers, which could result in decreased revenue. If for any reason our arrangements with our data centers or third-party providers are terminated or interrupted, such termination or interruption could adversely affect our business, financial condition and results of operations. We exercise little control over these providers, which increases our vulnerability to problems with the services they provide. We could experience additional expense in arranging for new facilities, technology, services and support. In addition, the failure of our third-party data centers or any other third-party providers to meet our capacity requirements could result in interruption in the availability or functionality of our apps and websites.

The satisfactory performance, reliability and availability of our apps, websites, transaction processing systems and technology infrastructure are critical to our reputation and our ability to acquire and retain customers, as well as to maintain adequate customer service levels. If the interface on our app is not considered user friendly by our customers or our app does not function correctly our customers may become frustrated and not order our products. Our revenue depends in part on the number of customers that visit and use our apps and websites in fulfilling their health and wellness needs. The unavailability of our apps or websites could materially and adversely affect consumer perception of our brand.

The occurrence of a natural disaster, power loss, telecommunications failure, data loss, computer virus, an act of terrorism, cyberattack, vandalism or sabotage, act of war or any similar event, or a decision to close our third-party data centers on which we normally operate or the facilities of any other third-party provider without adequate notice or other unanticipated problems at these facilities could result in lengthy interruptions in the availability of our apps and websites. Cloud computing, in particular, is dependent upon having access to an internet connection in order to retrieve data. If a natural disaster, blackout or other unforeseen event were to occur that disrupted the ability to obtain an internet connection, we may experience a slowdown or delay in our operations. While we have disaster recovery arrangements in place, our preparations may not be adequate to account for disasters or similar events that may occur in the future and may not effectively permit us to continue operating in the event of any problems with respect to our systems or those of our third-party data centers or any other third-party facilities. Our disaster recovery and data redundancy plans may be inadequate, and our business interruption insurance may not be sufficient to compensate us for the losses that could occur. If any such event were to occur to our business, our operations could be impaired and our business, financial condition and results of operations may be materially and adversely affected.

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We are subject to payment processing risk. Our customers pay for our products and services using a variety of different payment methods, including credit and debit cards, gift cards and online wallets. We rely on internal systems as well as those of third parties to process payment. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are disruptions in our payment processing systems, increases in payment processing fees, material changes in the payment ecosystem, such as large re-issuances of payment cards, delays in receiving payments from payment processors, or changes to rules or regulations concerning payment processing, our revenue, operating expenses and results of operation could be adversely impacted. Compliance with the Payment Card Industry Data Security Standard and implementing related procedures, technology and information security measures requires significant resources and ongoing attention, and any security incident involving cardholder data could subject us to significant penalties and liability. We leverage our third party payment processors to bill customers on our behalf. If these third parties become unwilling or unable to continue processing payments on our behalf, we have identified alternative methods of collecting payments, to mitigate any adverse impact on customer acquisition and retention; provided, however, our failure to do so would adversely impact customer acquisition and retention. In addition, from time to time, we encounter fraudulent use of payment methods, which impacts the results of our operations and if not adequately controlled and managed could create negative customer perceptions of our service.

Risks Related to our Operations

We depend on key personnel, the loss of any of which could negatively affect our business. We depend greatly on the collective services of Joseph Voyticky and James Stevralia, who are our Chairman of the Board and Chief Executive Officer, and Director and President of our company, respectively. We also depend greatly on other key employees. In addition, some of our manufacturing, quality control, safety and compliance, information technology, sales and e-commerce related activities are highly technical as well. We face intense competition for experienced professionals from our competitors, customers, marketing partners and other companies throughout the industries in which we compete. Our success will depend, in part, upon our ability to attract and retain additional skilled personnel, which will require substantial additional funds. There can be no assurance that we will be able to find and attract additional qualified employees or retain any such personnel. Our inability to hire qualified personnel, the loss of services of our key personnel, or the loss of services of executive officers or key employees that may be hired in the future may have a material and adverse effect on our business.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control. We are subject to the following factors, among others, that may negatively affect our operating results: (a) the announcement or introduction of new products by our competitors; (b) our ability to upgrade and develop our systems and infrastructure to accommodate growth; (c) the decision by significant customers to reduce purchases; (d) disputes and litigation with competitors; (e) our ability to attract and retain key personnel in a timely and cost-effective manner; (f) technical difficulties; (g) the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure; (h) regulation by federal, state or local governments; and (i) general economic conditions as well as economic conditions specific to the nutritional supplement industry.

As a result of the nature of the markets in which we compete, it is extremely difficult for us to make accurate forecasts. We have based our current and future expense levels largely on our investment plans and estimates of future events although certain of our expense levels are, to a large extent, fixed. Assuming our products reach the market, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Accordingly, any significant shortfall in revenues relative to our planned expenditures would have an adverse effect on our business, results of operations and financial condition. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions that could have a material and adverse effect on our business, results of operations and financial condition. Due to the foregoing factors, our revenues and operating results are and will remain difficult to forecast.

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We may need to increase the size of our organization, and we can provide no assurance that we will successfully expand operations or manage growth effectively. Our significant increase in the scope and the scale of our product launches, including the hiring of additional personnel, has resulted in significantly higher operating expenses. As a result, we anticipate that our operating expenses will continue to increase. Expansion of our operations may also cause a significant demand on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our attempts to expand our marketing, sales, manufacturing and customer support efforts will be successful or will result in additional sales or profitability in any future period. As a result of the expansion of our operations and the anticipated increase in our operating expenses, as well as the difficulty in forecasting revenue levels, we expect to continue to experience significant fluctuations in the results of our operations.

The insurance industry has become more selective in offering some types of coverage and we may not be able to obtain insurance coverage in the future. The insurance industry has become more selective in offering some types of insurance, such as product liability, product recall, property and directors’ and officers’ liability insurance. Our current insurance program is consistent with both our past level of coverage and our risk management policies. However, we cannot assure you that we will be able to obtain comparable insurance coverage on favorable terms, or at all, in the future. Certain of our customers as well as prospective customers require that we maintain minimum levels of coverage for our products. Lack of coverage or coverage below these minimum required levels could cause these customers to materially change business terms or to cease doing business with us entirely.

We may not be successful in acquiring complementary businesses or products on favorable terms. As part of our business strategy, we intend to consider acquisitions of similar or complementary businesses or products. No assurance can be given that we will be successful in identifying attractive acquisition candidates or completing acquisitions on favorable terms. In addition, any future acquisitions will be accompanied by the risks commonly associated with acquisitions. These risks include potential exposure to unknown liabilities of acquired companies or to acquisition costs and expenses, the difficulty and expense of integrating the operations and personnel of the acquired companies, the potential disruption to the business of the combined company and potential diversion of our management's time and attention, the impairment of relationships with and the possible loss of key employees and clients as a result of the changes in management, the incurrence of amortization expenses and write-downs and dilution to the stockholders of the combined company if the acquisition is made for stock of the combined company. In addition, successful completion of an acquisition may depend on consents from third parties, including regulatory authorities and private parties, which consents are beyond our control. There can be no assurance that products, technologies or businesses of acquired companies will be effectively assimilated into the business or product offerings of the combined company or will have a positive effect on the combined company's revenues or earnings. Further, the combined company may incur significant expense to complete acquisitions and to support the acquired products and businesses. Any such acquisitions may be funded with cash, debt or equity, which could have the effect of diluting or otherwise adversely affecting the holdings or the rights of our existing stockholders.

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If we experience a significant disruption in our information technology systems or if we fail to implement new systems and software successfully, our business could be adversely affected. We depend on information systems throughout our company to control our manufacturing processes, process orders, manage inventory, process and bill shipments and collect cash from our customers, respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment, and record and pay amounts due vendors and other creditors. If we were to experience a prolonged disruption in our information systems that involve interactions amongst customers and suppliers, it could result in the loss of sales and customers and/or increased costs, which could adversely affect our overall business operation.

If we are unable to maintain sales, marketing and distribution capabilities or maintain arrangements with third parties to sell, market and distribute our products, our business may be harmed. To achieve commercial success for our products, we must sell our product lines and/or technologies at favorable prices. In addition to being expensive, maintaining such a sales force is time-consuming. Qualified direct sales personnel with experience in the natural products industry are in high demand, and there can be no assurance that we will be able to hire or retain an effective direct sales team. Similarly, qualified independent sales representatives both within and outside the United States are in high demand, and we may not be able to build an effective network for the distribution of our product through such representatives. There can be no assurance that we will be able to enter into contracts with representatives on terms acceptable to us. Furthermore, there can be no assurance that we will be able to build an alternate distribution framework should we attempt to do so.

We may also need to contract with third parties in order to market our products. To the extent that we enter into arrangements with third parties to perform marketing and distribution services, our product revenue could be lower and our costs higher than if we directly marketed our products. Furthermore, to the extent that we enter into co-promotion or other marketing and sales arrangements with other companies, any revenue received will depend on the skills and efforts of others, and we do not know whether these efforts will be successful. If we are unable to establish and maintain adequate sales, marketing and distribution capabilities, independently or with others, we will not be able to generate product revenue, and may not become profitable.

Our business could be negatively impacted by cyber security threats, including without limitation a material interruption to our operations including our clinical trials, harm to our reputation, significant fines, penalties and liabilities, breach or triggering of data protection laws, privacy policies and data protection obligations, or a loss of customers or sales. In the ordinary course of our business, we may collect, process, store and transmit proprietary, confidential and sensitive information, including personal information (including health information), intellectual property, trade secrets, and proprietary business information owned or controlled by ourselves or other parties. We use our data centers and our networks, and those of third parties, to store and access our proprietary business and other sensitive information. We and the third parties upon which we relay may face various cyber security threats, which are prevalent and continue to increase, including cyber security attacks to our information technology infrastructure and attempts by others to gain access to our proprietary or sensitive information. Information security risks have significantly increased in recent years in part due to the proliferation of new technologies and the increased sophistication and activities of organized crime, hackers, data and related privacy breaches, terrorists and other external parties, including foreign private parties and state and state-sponsored actors. Any of the previously identified or similar threats could cause a security incident or other interruption. A security incident or other interruption could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of, or access to data. A security incident or other interruption could disrupt our ability (and that of third parties upon whom we rely) to provide our products and services.

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Despite the implementation of preventative and detective security measures designed to protect against security incidents, there can be no assurance that these measures will be effective and our internal computer systems and those of our current and any future contractors, consultants, collaborators and third-party service providers, are vulnerable to damage or interruption from a variety of sources, including malicious code (such as computer viruses and worms) software bugs, personnel misconduct or error, other unauthorized access, software or hardware failures, server malfunctions, accidental acts or omissions by those with authorized access, natural disasters, terrorism, war, telecommunication and electrical failure, and cybersecurity threats (including the deployment of harmful malware, ransomware, denial-of-service attacks (such as credential stuffing), supply chain attacks, social engineering, and other means to affect service reliability and threaten the confidentiality, integrity, and availability of information). Ransomware attacks, including those from organized criminal threat actors, nation-states and nation-state supported actors, are becoming increasingly prevalent and severe and can lead to significant interruptions, delays, or outages in our operations, disruption of clinical trials, loss of data (including data related to clinical trials), loss of income, significant extra expenses to restore data or systems, reputational loss and the diversion of funds. To alleviate the financial, operational and reputational impact of a ransomware attack it may be preferable to make extortion payments, but we may be unwilling or unable to do so (including, for example, if applicable laws or regulations prohibit such payments).

The procedures and controls we use to monitor these threats and mitigate our exposure may not be sufficient to prevent all security incidents. These incidents could result in disrupted operations, including suspension of our clinical trial activities, lost opportunities, misstated financial data, liability for stolen assets or information, theft of our intellectual property, loss of data and other personally identifiable or sensitive information, increased costs arising from the implementation of additional security protective measures, litigation and reputational damage. We may expend significant resources, fundamentally change our business activities and practices, or modify our operations, including our clinical trial activities, or information technology in an effort to protect against security incidents and to mitigate, detect, and remediate actual and potential vulnerabilities.

An actual or perceived security incident suffered by us or by a third party upon whom we rely may result in: government enforcement actions that could include investigations, fines, penalties, audits and inspections; additional reporting requirements and/or oversight; temporary or permanent bans on all or some processing of personal data (which could impact our clinical trials); or orders to destroy or not use personal data. Further, individuals, clinical trial participants or other relevant stakeholders could sue us for our actual or perceived failure to comply with our security obligations, including, without limitation, in class action litigation. These proceedings could force us to spend money in defense or settlement, divert management’s time and attention, increase our costs of doing business, adversely affect our reputation or otherwise adversely affect our business. Security incidents could also result in indemnity obligations, negative publicity and financial loss. Security incidents and vulnerabilities may cause some of our customers and users to stop using our services and our failure, or perceived failure, to meet expectations with regard to the security, integrity, availability and confidentiality of our network systems and sensitive data could damage our reputation and affect our ability to retain customers, attract new customers and grow our business. Moreover, security incidents can result in the diversion of funds and interruptions, delays, or outages in our operations and services, including due to ransomware attacks and denial-of-service attacks. Failures or significant downtime of our information technology or telecommunication systems or those used by our third-party service providers could cause significant interruptions in our operations and adversely impact the confidentiality, integrity and availability of sensitive or confidential information, including preventing us from conducting clinical trials, tests or research and development activities and preventing us from managing the administrative aspects of our business.

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Any remedial costs or other liabilities related to security incidents may not be fully insured or indemnified by other means. Additionally, some applicable federal, state and foreign laws may require companies to notify individuals of security breaches involving particular personally identifiable information, which could result from breaches experienced by us or by our vendors, contractors, or organizations with which we have relationships. Notifications and follow-up actions related to a security breach are costly, and the disclosures or the failure to comply with such requirements could lead to adverse consequences and could impact our reputation or cause us to incur significant costs, including legal expenses and remediation costs.

There are greater intellectual property litigation risks than are common for producers of other consumer products, which could adversely affect our ability to source necessary ingredients. There is considerable patent and other intellectual property development activity in the health and wellness products industry, and litigation, based on allegations of infringement or other violations of intellectual property, is frequent in this industry. If our suppliers are sued, their capabilities to deliver adequate ingredients to us may be adversely affected. We are therefore subject to the risk of shortages and long lead times in the supply of these ingredients and the risk that our suppliers discontinue or modify ingredients critical to our product formulations as they currently exist.

Risks Related to Our Products

Unfavorable publicity or consumer perception of our products and any similar products distributed by other companies could have a material adverse effect on our business. We believe the nutritional supplement market is highly dependent upon consumer perception regarding the safety, efficacy and quality of nutritional supplements generally, as well as of products distributed specifically by us. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention and other publicity regarding the consumption of nutritional supplements. We cannot assure you that future scientific research, findings, regulatory proceedings, litigation, media attention or other favorable research findings or publicity will be favorable to the nutritional supplement market or any product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, such earlier research reports, findings or publicity could have a material adverse effect on the demand for our products and consequently on our business, results of operations, financial condition and cash flows.

Our dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, if accurate or with merit, could have a material adverse effect on the demand for our products, the availability and pricing of our ingredients, and our business, results of operations, financial condition and cash flows. Further, adverse public reports or other media attention regarding the safety, efficacy and quality of nutritional supplements in general, or our products specifically, or associating the consumption of nutritional supplements with illness, could have such a material adverse effect. Any such adverse public reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed and the content of such public reports and other media attention may be beyond our control.

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We may incur material product liability claims, which could increase our costs and adversely affect our reputation, revenues and operating income. As a seller of nutritional supplements, we market and manufacture products designed for human and animal consumption. We are subject to product liability claims if the use of our products is alleged to have resulted in injury. Our products consist of ingredients classified as dietary supplements, or natural health products, and, in most cases, are not subject to pre-market regulatory approval in the United States. Some of our products contain innovative ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. In addition, the products we sell are produced by third-party manufacturers. As a marketer of products manufactured by third parties, we also may be liable for various product liability claims for products we do not manufacture. We may, in the future, be subject to various product liability claims, including, among others, that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. A product liability claim against us could result in increased costs and could adversely affect our reputation with our customers, which, in turn, could have a materially adverse effect on our business, results of operations, financial condition and cash flows.

We utilize ingredients and components for our products from foreign suppliers and may be negatively affected by the risks associated with international trade and importation issues. We utilize ingredients and components for a number of our products from suppliers outside of the United States. Accordingly, the acquisition of these ingredients is subject to the risks generally associated with importing raw materials, including, among other factors, delays in shipments, changes in economic and political conditions, quality assurance, health epidemics affecting the region of such suppliers, nonconformity to specifications or laws and regulations, tariffs, trade and/or labor disputes and foreign currency fluctuations. While we have a supplier certification program and audit and inspect our suppliers’ facilities as necessary both in the United States and internationally, we cannot assure you that raw materials received from suppliers outside of the United States will conform to all specifications, laws and regulations. There have in the past been quality and safety issues in our industry with certain items imported from overseas. We may incur additional expenses and experience shipment delays due to preventative measures adopted by the U.S. governments, our suppliers and our company.

If we fail to maintain adequate quality standards for our products and services, our business may be adversely affected and our reputation harmed. Dietary supplement, nutraceutical, food and beverage, functional food, analytical laboratories, pharmaceutical and cosmetic customers are often subject to rigorous quality standards to obtain and maintain regulatory approval of their products and the manufacturing processes that generate them. A failure to maintain, or, in some instances, upgrade our quality standards to meet our customers’ needs, could cause damage to our reputation and potentially result in substantial sales losses.

If we experience product recalls, we may incur significant and unexpected costs, and our business reputation could be adversely affected. We may be exposed to product recalls and adverse public relations if our products are alleged to be mislabeled or to cause injury or illness, or if we are alleged to have violated governmental regulations. A product recall could result in substantial and unexpected expenditures, which would reduce operating profit and cash flow. In addition, a product recall may require significant management attention. Product recalls may hurt the value of our brands and lead to decreased demand for our products. Product recalls also may lead to increased scrutiny by federal, state or international regulatory agencies of our operations and increased litigation and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We rely on single or a limited number of third-party suppliers for the raw materials required to produce our products. Our dependence on a limited number of third-party suppliers or on a single supplier, and the challenges we may face in obtaining adequate supplies of raw materials, involve several risks, including limited control over pricing, availability, health epidemics affecting the region of such suppliers (including the coronavirus), quality and delivery schedules. We cannot be certain that our current suppliers will continue to provide us with the quantities of these raw materials that we require or satisfy our anticipated specifications and quality requirements. Due to COVID-19, there may be delays in shipments from our suppliers. Any supply interruption in limited or sole sourced raw materials could materially harm our ability to manufacture our products until a new source of supply, if any, could be identified and qualified. We may be unable to find a sufficient alternative supply channel in a reasonable time or on commercially reasonable terms. Any performance failure on the part of our suppliers could delay the development and commercialization of our products, or interrupt production of then existing products that are already marketed, which would have a material adverse effect on our business.

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Risks Related to our Intellectual Property

Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain and may be inadequate, which would have a material and adverse effect on us. Our success depends significantly on our ability to protect our proprietary rights to the technologies used in our products. We rely on patent protection, as well as a combination of copyright, trade secret and trademark laws and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology, including our licensed technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. Competitors may be able to design around our patents or develop products which provide outcomes which are comparable or even superior to ours. Steps that we have taken to protect our intellectual property and proprietary technology, including entering into confidentiality agreements and intellectual property assignment agreements with some of our officers, employees, consultants and advisors, may not provide us with meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States.

In the event a competitor infringes our licensed or pending patent or other intellectual property rights, enforcing those rights may be costly, uncertain, difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert our management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patent rights against a challenge. The failure to obtain patents and/or protect our intellectual property rights could have a material and adverse effect on our business, results of operations and financial condition.

Our patents and other intellectual property may be subject to challenge on validity grounds, and any future patent applications we file may be rejected. We rely on our patents and other intellectual property rights to give us a competitive advantage and we may file patent applications or seek to license new intellectual property in the future as new developments arise. Whether a patent is valid, or whether a patent application should be granted, is a complex matter of science and law, and therefore we cannot be certain that, if challenged, our patents, patent applications and/or other intellectual property rights would be upheld nor can we be certain we will prevail in an appeal. If one or more of those patents, patent applications, licenses and other intellectual property rights are invalidated, rejected or found unenforceable and we are unable to reverse that finding through an appeal, that could reduce or eliminate any competitive advantage we might otherwise have had.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages. Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for use related to the use or manufacture of our products, and our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

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Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from manufacturing or selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement, which could materially impact our revenue. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected. We rely on trademarks and tradenames to build brand recognition and to promote and market our products. Our current or future trademarks or trade names may be challenged, opposed, infringed, circumvented or declared generic or descriptive, determined to be not entitled to registration, or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names or may be forced to stop using these names, which we need for name recognition by potential partners or customers in our markets of interest. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively, and our business may be adversely affected. Trademark litigation can be expensive and the outcome can be highly uncertain. Furthermore, in many countries, owning and maintaining a trademark registration may not provide an adequate defense against a subsequent infringement claim asserted by the owner of a senior trademark. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. If we assert trademark infringement claims, a court may determine that the marks we have asserted are invalid or unenforceable, or that the party against whom we have asserted trademark infringement has superior rights to the marks in question. In this case, we could ultimately be forced to cease the use of such trademarks.

We may not be able to protect our intellectual property rights throughout the world. The laws of some foreign countries do not protect intellectual property rights in the same manner and to the same extent as laws in the United States. Consequently, competitors may use our technologies in jurisdictions where we have no meaningful intellectual property protection to develop their own products. These products may compete with our products in these jurisdictions. Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, trademarks, and other intellectual property protection, particularly those relating to nutritional supplement products, which could make it difficult for us to enforce our proprietary rights generally. Proceedings to enforce our trade secret rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business or could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

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We may not be able to partner with others for technological capabilities and new products and services. Our ability to remain competitive may depend, in part, on our ability to seek partners that can offer technological improvements and improve existing products and services offered to our customers. We are committed to attempting to keep pace with changes in the nutritional supplement and health and wellness industries, and to stay abreast of technology changes and to look for partners that will develop new products and services for our customer base. We cannot assure prospective investors that we will be successful in finding partners or be able to continue to incorporate new developments in technology, to improve existing products and services, or to develop successful new products and services. We also cannot be certain that newly developed products and services will perform satisfactorily or be widely accepted in the marketplace or that the costs involved in these efforts will not be substantial.

Our use of “open source” software could subject our proprietary software to general release, adversely affect our ability to sell our products, and subject us to possible litigation. A portion of our proprietary software that we use to perform services as part of our product offering incorporates so-called “open source” software and we may incorporate open source software into other products or technologies in the future. Such open source software is generally licensed by its authors or other third parties under open source licenses. Some open source licenses contain requirements that we disclose source code for modifications we make to the open source software and that we license such modifications to third parties at no cost. In some circumstances, distribution of our software in connection with open source software could require that we disclose and license some or all of our proprietary code in that software as well as distribute our products that use particular open source software at no cost to the user. We monitor our use of open source software in an effort to avoid uses in a manner that would require us to disclose or grant licenses under our proprietary source code, however, there can be no assurance that such efforts will be successful. Open source license terms are often ambiguous and such use could inadvertently occur. There is little legal precedent governing the interpretation of many of the terms of certain of these licenses, and the potential impact of these terms on our business may result in unanticipated obligations regarding our products and technologies. Companies that incorporate open source software into their products have, in the past, faced claims seeking enforcement of open source license provisions and claims asserting ownership of open source software incorporated into their product. If an author or other third party that distributes such open source software were to allege that we had not complied with the conditions of an open source license, we could incur significant legal costs defending ourselves against such allegations. In the event such claims were successful, we could be subject to significant damages or be enjoined from the distribution of our products. In addition, if we combine our proprietary software with open source software in certain ways, under some open source licenses we could be required to release the source code of our proprietary software, which could substantially help our competitors develop products that are similar to or better than ours and otherwise have a material adverse effect on our business.

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Risks Related to Regulatory Approval of Our Products and Other Government Regulations

We are subject to regulation by various federal, state and foreign agencies that require us to comply with a wide variety of regulations, including those regarding the manufacture of products, advertising and product label claims, the distribution of our products and environmental matters. Failure to comply with these regulations could subject us to fines, penalties and additional costs. Some of our operations are subject to regulation by various United States federal agencies and similar state and international agencies, including the Department of Commerce, the FDA, the FTC, the Department of Transportation and the Department of Agriculture. These regulations govern a wide variety of product activities, from design and development to labeling, manufacturing, handling, sales and distribution of products. If we fail to comply with any of these regulations, we may be subject to fines or penalties, have to recall products and/or cease their manufacture and distribution, which would increase our costs and reduce our sales.

We are also subject to various federal, state, local and international laws and regulations that govern the handling, transportation, manufacture, use and sale of substances that are or could be classified as toxic or hazardous substances. Some risk of environmental damage is inherent in our operations and the products we manufacture, sell, or distribute. Any failure by us to comply with the applicable government regulations could also result in product recalls or impositions of fines and restrictions on our ability to carry on with or expand in a portion or possibly all of our operations. If we fail to comply with any or all of these regulations, we may be subject to fines or penalties, have to recall products and/or cease their manufacture and distribution, which would increase our costs and reduce our sales.

Government regulation of our Sales Associates’ businesses or those of healthcare providers who market our products can be extensive and is constantly changing. Changes in these regulations can significantly affect our relationships with our Sales Associates or with healthcare providers and could adversely affect our ability to market our products in certain jurisdictions. The process by which the Sales Associates and healthcare providers through whom we market our products are regulated to varying degrees by government agencies in the jurisdictions in which we operate. Depending on the market, the regulations can be very complex, uncertain and expensive and time consuming to navigate. Changes in regulations or the enforcement practices of current regulations could have a negative impact on our Sales Associates and the healthcare providers who do business with us and, in turn, our ability to market our products to such Sales Associates and healthcare provider, and ultimately to end-users of our products. These uncertainties may have a material impact on our results of operations, as lack of enforcement or an interpretation of the regulations that lessens the burden of compliance for the dietary supplement marketplace may cause a reduced demand for our products and services.

Government regulation of our Sales Associates’ businesses or those of healthcare providers who market our products may lead to sanctions and penalties being imposed on the company. Regulatory authorities in the U.S. and elsewhere take adverse actions against the company for impermissible claims and business activities of our Sales Associates and healthcare providers who market our product. While the company monitors product claims being made by those associates and providers, the number of Sales Associates and healthcare providers working with the company, the number of jurisdictions and languages involved, and the increasing large number of venues and websites on which these agents may offer our products for sale, make it impossible to comprehensively review every potential product claim being made or ensure strict adherence to the company’s policies regarding product claims. The company may, for that reason, be subject to regulatory sanctions as a result of the actions of these third-party agents.

Changes in government regulation or in practices relating to the pharmaceutical, dietary supplement, food and cosmetic industry could decrease the need for the services we provide. Governmental agencies throughout the world, including in the United States, strictly regulate the pharmaceutical, dietary supplement, food and cosmetic industries. Changes in regulation, such as a relaxation in regulatory requirements or the introduction of simplified drug approval procedures, or an increase in regulatory requirements that we have difficulty satisfying or that make our services less competitive, could eliminate or substantially reduce the demand for our services.

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If we should in the future become required to obtain regulatory approval to market and sell our goods, we will not be able to generate any revenues until such approval is received. The pharmaceutical industry is subject to stringent regulation by a wide range of authorities. While we believe that, given our present business, we are not currently required to obtain regulatory approval to market our goods because, among other things, we do not (i) produce or market any clinical devices or other products, or (ii) sell any medical products or services to the customer, we cannot predict whether regulatory clearance will be required in the future and, if so, whether such clearance will at such time be obtained for any products that we are developing or may attempt to develop. Should such regulatory approval in the future be required, our goods may be suspended or may not be able to be marketed and sold in the United States until we have completed the regulatory clearance process as and if implemented by the FDA. Satisfaction of regulatory requirements typically takes many years, is dependent upon the type, complexity and novelty of the product or service and would require the expenditure of substantial resources.

If regulatory clearance of a good that we propose to market and sell is granted, this clearance may be limited to those particular states and conditions for which the good is demonstrated to be safe and effective, which would limit our ability to generate revenue. We cannot ensure that any good that we develop will meet all of the applicable regulatory requirements needed to receive marketing clearance. Failure to obtain regulatory approval will prevent commercialization of our goods where such clearance is necessary. There can be no assurance that we will obtain regulatory approval of our proposed goods that may require it.

Compliance with stringent and changing global privacy and data security laws and regulations could result in additional costs and liabilities to us or inhibit our ability to collect and, if applicable, process data globally, and the failure or perceived failure to comply with such laws and regulations could have a material adverse effect on our business, financial condition or results of operations. We collect, receive, store, process, use, generate, transfer, disclose, make accessible, protect and share personal information and other sensitive information, including but not limited to proprietary and confidential business information, trade secrets, intellectual property, information we collect about patients in connection with clinical trials, and sensitive third-party information necessary to operate our business, for legal and marketing purposes. Accordingly, we are, or may become, subject to numerous federal, state, local, and foreign data privacy and security laws, regulations, guidance and industry standards as well as external and internal privacy and security policies, contracts and other obligations that apply to the processing of personal data by us and on our behalf. The legal framework for the collection, use, safeguarding, sharing, transfer and other processing of information worldwide is rapidly evolving and may remain unsettled for the foreseeable future.

Outside the United States, an increasing number of laws, regulations, and industry standards apply to data privacy and security. For example, the European Union’s GDPR, where applicable, imposes strict obligations on the processing of personal data, including, without limitation, personal health data, and the free movement of such data. The GDPR imposes data protection obligations on processors and controllers of personal data, including, for example, obligations relating to: processing health and other sensitive data; obtaining consent of individuals; providing notice to individuals regarding data processing activities, and responding to data subject requests. Under the GDPR, government regulators may impose temporary or definitive bans on data processing, as well as fines of up to 20 million euros or 4% of annual global revenue, whichever is greater. Further, individuals may initiate litigation related to our processing of their personal data.

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Certain jurisdictions have enacted data localization laws and cross-border personal data transfer laws. For example, absent appropriate safeguards or other circumstances, the GDPR generally restricts the transfer of personal data to countries outside of the EEA, such as the United States, which the European Commission does not consider to provide an adequate level of data privacy and security. The European Commission released a set of “Standard Contractual Clauses” that are designed to be a valid mechanism by which entities can transfer personal data out of the EEA to jurisdictions that the European Commission has not found to provide an adequate level of protection. Currently, these Standard Contractual Clauses are a valid mechanism to transfer personal data outside of the EEA. The Standard Contractual Clauses, however, require parties that rely upon that legal mechanism to comply with additional obligations, such as conducting transfer impact assessments to determine whether additional security measures are necessary to protect the at-issue personal data. Moreover, due to potential legal challenges, there exists some uncertainty regarding whether the Standard Contractual Clauses will remain a valid mechanism for transfers of personal data outside of the EEA. In addition, laws in Switzerland and the UK similarly restrict transfers of personal data outside of those jurisdictions to countries such as the United States that do not provide an adequate level of personal data protection.

If we cannot implement a valid compliance mechanism for cross-border data transfers, we may face increased exposure to regulatory actions, substantial fines, and injunctions against processing or transferring personal data from foreign markets. While we do not consider the business we currently conduct in Europe to pose a substantial risk at this time, other jurisdictions in which we do conduct a material amount of business could adopt regulations that are similarly restrictive or our sales in Europe or certain countries within Europe could increase to material levels on the future. The inability to import personal data to the United States could significantly and negatively impact our business operations, including by limiting our ability to conduct future clinical trial activities in Europe and elsewhere; limiting our ability to collaborate with parties that are subject to European and other data privacy and security laws; or requiring us to increase our personal data processing capabilities and infrastructure in Europe and/or elsewhere at significant expense.

Additionally, in the United States, federal, state, and local governments have enacted numerous data privacy and security laws, including data breach notification laws, personal data privacy laws, and consumer protection laws. The California Consumer Privacy Act of 2018 (CCPA) imposes obligations on businesses to which it applies. These obligations include, but are not limited to, providing specific disclosures in privacy notices and affording California residents certain rights related to their personal data. The CCPA allows for statutory fines for noncompliance (up to $7,500 per violation). In addition, it is anticipated that the California Privacy Rights Act of 2020 (CPRA), effective January 1, 2023, will expand the CCPA. For example, the CPRA establishes a new California Privacy Protection Agency to implement and enforce the CPRA, which could increase the risk of an enforcement action. Other states have enacted data privacy laws. For example, Virginia passed the Consumer Data Protection Act, and Colorado passed the Colorado Privacy Act, both of which differ from the CPRA and become effective in 2023. If we become subject to new data privacy laws, at the state level, the risk of enforcement action against us could increase because we may become subject to additional obligations, and the number of individuals or entities that can initiate actions against us may increase (including individuals, via a private right of action, and state actors). In addition, data privacy and security laws have been proposed at the federal, state, and local levels in recent years, which could further complicate compliance efforts.

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Our obligations related to data privacy and security are quickly changing in an increasingly stringent fashion, creating some uncertainty as to the effective future legal framework. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or in conflict among jurisdictions. Preparing for and complying with these obligations requires us to devote significant resources (including, without limitation, financial and time-related resources). These obligations may necessitate changes to our information technologies, systems, and practices and to those of any third parties that process personal data on our behalf. In addition, these obligations may require us to change our business model. Collectively, these laws may increase our compliance costs and potential liability. Although we endeavor to comply with our published policies, other documentation, and all applicable privacy and security laws, we may at times fail to do so or may be perceived to have failed to do so. Moreover, despite our efforts, our personnel or third parties upon whom we rely may fail to comply with such obligations, which could negatively impact our business operations and compliance posture. For example, any failure by a third-party processor to comply with applicable law, regulations, or contractual obligations could result in adverse effects, including inability to operate our business and proceedings against us by governmental entities or others. If we fail, or are perceived to have failed, to address or comply with obligations related to data privacy and security, we could face government enforcement actions that could include investigations, fines, penalties, audits and inspections; additional reporting requirements and/or oversight; temporary or permanent bans on all or some processing of personal data; orders to destroy or not use personal data; and imprisonment of company officials. Further, individuals or other relevant stakeholders could sue us for our actual or perceived failure to comply with our data privacy and security obligations, including, without limitation, in class action litigation. Any of these events could have a material adverse effect on our reputation, business, or financial condition, and could lead to a loss of actual or prospective customers, collaborators or partners; interrupt or stop clinical trials; result in an inability to process personal data or to operate in certain jurisdictions; limit our ability to develop or commercialize our products; or require us to revise or restructure our operations. Moreover, such suits, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business or have other material adverse effects. Additionally, we expect that there will continue to be new proposed laws and regulations concerning data privacy and security, and we cannot yet determine the impact such future laws, regulations and standards may have on our business.

Risks Related to the Securities Markets and Ownership of our Equity Securities

Kevin McFarlane will continue to beneficially own a significant percentage of the voting power of our common stock and will be able to exert significant control over matters subject to shareholder approval.

Kevin McFarlane beneficially owns approximately 70% of our total voting power by virtue of his beneficial ownership of Class B Common Stock. This share ownership permits Mr. McFarlane to exert control over the outcome of stockholder votes, including votes concerning the election of directors, by-law amendments, possible mergers, corporate control contests and other significant corporate transactions. The interests of Mr. McFarlane may not always coincide with our corporate interests or the interests of other shareholders, and he may act in a manner with which you may not agree or that may not be in the best interests of our other shareholders. So long as Mr. McFarlane continues to beneficially own a significant amount of our equity collectively and beneficially, he will continue to be able to strongly influence or effectively control our decisions.

V3M Irrevocable Trust, of which Kevin McFarlane, our controlling shareholder, is the Trustee, has been granted Marketing Licenses to manufacture, market and sell privately labelled versions of Max’s products and new product formulations, as well as Max Products that will compete with the Company.

We have granted Marketing Licenses to V3M Irrevocable Trust under the Trust Term Sheet (as defined below) to manufacture, market and sell privately labelled versions of Max’s products and new product formulations independently developed by the Trust incorporating RiboCeine™ and GlutathioCeine™ (the “Trust Private Label Products”) through (i) a recognized medical professional spokesperson acceptable to the company; (ii) long-form (10 minutes or longer) infomercials, (iii) online sales and (iv) Channel Marketing (as defined below). Some of these Marketing Licenses are on an exclusive basis. In connection with the Marketing Licenses, order fulfilment will generally be handled by the company. Under the Trust Term Sheet, the company is entitled to receive a payment equal to 125% of the company’s costs of fulfilling such orders, plus 10% of the Trust’s net profits on sales of Trust Private Label Products or Max-branded products sold by the Trust. Unless there is a change of control at the company, the Marketing Licenses will have a term of 10 years from the date the Trust Note (defined below) is repaid in full or converted into the company’s Class A Common Stock. (see, “Interest in Management and Others in Certain Transactions”). The company will have the right to oversee the content of commercials and infomercials to be aired and approval rights with respect to certain marketing channels, but the company cannot guarantee that the Trust’s marketing efforts will not affect the reputation of the company or the company’s products. Sales by the V3M Irrevocable Trust may, in some cases, be competing directly or indirectly with sales of the company’s products, which could have a material and adverse effect on those sales figures reported by the company in our historical sales channels, in markets where we currently operate, or in markets where we may operate in the future. If that were to occur, it could, in turn, materially and adversely effect on our business, results of operations and financial condition and on your investment.

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We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock. We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the common stock price appreciates.

Stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses. If future operations or acquisitions are financed through the issuance of additional equity securities, stockholders could experience significant dilution. Securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. In addition, the issuance of shares of our common stock upon the exercise of outstanding options or warrants may result in dilution to our stockholders.

The Offering price for the Shares has been determined by the company rather than any of the investors. The price of the Shares was determined by the company. The price of the Shares and the terms of the Shares do not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets. Rather, the price of the Shares was derived based upon various factors including prevailing market conditions, our future prospects and our capital structure. This price does not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares.

Investors may not realize a return on their investment and could lose their entire investment. Investing in the Shares is highly speculative and involves a high degree of risk. There can be no assurance that investors will realize any return on their investment. Investors should not invest in the Shares unless they are prepared to lose all or part of their investment.

Subsequent offerings or potential recapitalizations of the company’s capital stock below the price or on terms better than the Shares may adversely affect the market price of the company’s capital stock and may make it difficult for the company to continue to sell Shares or securities. If the company makes one or more subsequent offerings or recapitalizations of its capital stock at a price below the price or on terms otherwise better than those awarded to the Shares, it could potentially create a benchmark price below the price and could proportionately reduce the relative attractiveness of the Shares to investors or could otherwise adversely impact the ability of the company to sell the Shares or other equity securities. This may in turn impact on the rights of the securities and could adversely affect the market price of the company’s capital stock, and may make it difficult for the company to continue to sell Shares or other equity securities.

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The company may apply the proceeds of this to uses for which you may disagree. We will have broad discretion as to how to spend the proceeds from this and may spend these proceeds in ways in which you may not agree. We currently intend to use the proceeds of this offering as described in “Use of Proceeds”. While we expect to use the proceeds of this offering as described in this memorandum, we may use our remaining cash for other purposes. There can be no assurance that any investment of the proceeds will yield a favorable return, or any return at all.

Investors in this Offering will be required to hold their securities in a custodial account and enter into a custody account agreement under which the company will incur an annual account fee. The company will not close on an investment and issue shares to any investor that fails to establish a custody account. Investors in this Offering will be required to establish a custody account with North Capital Private Securities Corporation (the “Custodian”). Documentation related to the opening of such an account and the terms and conditions of each investor’s account (the “Custodial Account Documents”) will be presented to, and executed simultaneously with, an investor’s execution and submission of that investor’s subscription agreement for this Offering. Provided its subscription for Class A Common Stock is accepted by the company, the Custodian will contact each investor to provide login credentials by which such investor may view and manage its custodial account. If an investor fails to approve the account opening documents, then such investment will be rejected by the company and such investor’s funds will be returned. See “Plan of Distribution – Process of Subscribing” for more information. By agreeing to and entering into the Custodial Account Documents, an investor agrees that all Class A Common Stock of the company acquired by such investor in the Offering will be held in that investor’s account with the Custodian and that the Custodian will be recognized on the company’s stock register as the holder of record of such securities. Investors will be recorded on the Custodian’s books as “beneficial owners” of the securities. Those beneficial owners will need to issue instructions to the Custodian to transfer, buy, sell, or make any elections with respect to any of their securities held in the custody account. In the event an investor makes changes to its custodial account, including but not limited to transfers, purchases or sales of the securities held in that account, the investor may be required to pay certain transaction fees to the Custodian, as indicated in the Custodial Account Documents.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Utah, regardless of convenience or cost to you, the investor. In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state courts located in the State of Utah located in Salt Lake County, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

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DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

The following table compares the price that new investors are paying for their Shares with the effective cash price paid, or to be paid, by existing stockholders and option-holders. The table presents shares and pricing as issued and reflect all transactions since inception. Our Predecessor was converted from a limited liability company into a corporation as of February 16, 2023. The share numbers and amounts in this table reflect the instruments issued subsequent to the conversion into a corporation, and assumes (a) that the company sells the total maximum number of Shares in the Offering, (b) the issuance and full conversion of (i) the Promotional and Sales Warrants, and (ii) the Marketing Consultant Warrants, and (c) full conversion of all outstanding Class B Common Stock, Series A Preferred Stock and Series B Preferred Stock and other instruments into Class A Common Stock (convertible preferred stock, warrants and convertible notes) as of the date of this Offering Circular.

As of the date of this Offering Circular, there are no shares of Class A Common Stock issued or outstanding, and we further assume that the shares of Class A Common Stock sold in this Offering will be sold at $8.333380 per share.

	Dates Issued	Issued Shares	Potential Shares	Total Issued and Potential Shares	Effective Cash Price per Share at Issuance or Potential Conversion
Class B Common Stock (1)	2006-2011	5,999,982		5,999,982	$6.67
Series A Preferred Stock (3)	2023	1,633,770		1,633,770	$8.33
Series B Preferred Stock (3)	2023	232,400		232,400	$8.33
Promotional and Sales Warrants (4)	2023		199,998	199,998	$0.833
UX Health Warrant (5)	2023		66,666	66,666	$8.33
Marketing Consultant Warrants (6)	2023		314,880	314,880	$6.67

Total Class A Common Stock Equivalents (7)		7,866,153	581,544	8,447,697	$6.91
Investors in this offering, assuming $30 million raised from sales of Class A Common Stock in this offering		3,599,980		3,599,980	$8.33
Total after inclusion of this offering (7)		11,466,133	581,544	12,047,677	$7.34

(1)	The Class B Common Stock is convertible, on a 1:1 basis, into shares of Class A Common Stock, though no such conversions have yet occurred as of the date of this Offering Circular. For purposes of calculating the Effective Cash Price per Share at Issuance or Potential Conversion, this table assumes the Class B Common Stock was valued at its issuance, when the Predecessor of the company converted into a corporation and such shares were issued to the Predecessor’s former members, using an estimated valuation of the company, its business and its assets of $40.0 million as of such date.

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(2)	Dates reflect the dates on which membership interests in the Predecessor were issued, prior to the conversion of the Predecessor to a corporation. All membership interests in the Predecessor were converted into the company’s Class B Common Stock as of February 16, 2023, the time the Predecessor converted to a corporation.

(3)	Assumes conversion of the outstanding Series A Preferred Stock and Series B Preferred Stock into Class A Common Stock at a price equal to the Offering price for the Shares as of the date of this Offering Circular. By the terms of Series A Preferred Stock and Series B Preferred Stock, they may be converted into fully paid and non-assessable shares of Class A Common Stock at the option of the holder. By their terms this conversion may only be elected after the conclusion of the Offering, though we have included them here to give a better picture of dilution based on the current capitalization of the company. The number of shares of Class A Common Stock into which each share of Series A Preferred Stock and Series B Preferred Stock shall convert is determined by dividing a “reference value” for each such share (equal to $10 per share, plus the amount of accrued but unpaid dividends on such share) by the lowest offering price at which shares of Class A Common Stock have been offered under this Offering or any similar offering under Regulation A. As of the date of this Offering Circular, there were 1,361,483 shares of Series A Preferred Stock and 193,668 shares of Series B Preferred Stock outstanding, which would be convertible into 1,633,770 and 232,400 shares of Class A Common Stock, respectively. For purposes of the table, we have assumed there will be no other offerings of Class A Common Stock under Regulation A. Also, as the numbers in the table reflect conversion as of the date of this Offering Circular, we have not included any dividends in the calculation of the share numbers issuable upon conversion of the preferred stock. A discussion of the potential impact of future dividends on such preferred stock is included below under the heading “Dilutive effects of future dividends payable on the company’s preferred stock”.

(4)	The table assumes that Promotional and Sales Warrants (as defined below in “Securities Being Offered – Warrants”) shall fully vest and are fully exercised into Class A Common Stock and that the Offering price for the Shares in this Offering will be the lowest price at which Class A Common Stock shares will be offered, now or in the future.

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(5)	The table assumes the UX Health Warrant (as defined below in “Securities Being Offered – Warrants”) will be fully exercised into Class A Common Stock and that, where such Warrant represents interests that are still subject to vesting, that such Warrants will be fully vested.

(6)	The table assumes Marketing Consultant Warrants (as defined below in “Securities Being Offered – Warrants”) are fully exercised into Class A Common Stock and that, where such Warrants represent interests that are still subject to vesting, that such Warrants will be fully vested.

(7)	This price represents a weighted average of the share prices listed above.

Dilutive effects of future dividends payable on the company’s preferred stock

The table above does not reflect the future impact of dividends that will be payable upon the conversion of the company’s outstanding preferred stock may have on the holders of Class A Common Stock. In effect, the table is a pro forma calculation made as of the date of this Offering Circular and as of such date no dividends have in fact accumulated. We note that the company’s outstanding preferred stock will not be convertible until after the conclusion of this Offering. As of the date of this Offering Circular, there are 1,361,483 shares of Series A Preferred Stock and 193,668 shares of Series B Preferred Stock outstanding.

Each share of Series A Preferred Stock and Series B Preferred Stock accumulate dividends at a rate of $1.00 per year and $1.50 per year, respectively, which may be paid either in cash or by issuing additional shares of that series of preferred stock to the holder. Both series of preferred stock may, following the conclusion of the Offering, be converted into a number of shares of Class A Common Stock equal to, per share, (i) $10.00 plus the accumulated but unpaid dividends on that share, divided by (ii) the lowest price at which Class A Common Stock has been offered for sale in an offering under Regulation A under the Securities Act.

The company does not expect there to be other such offerings of Class A Common Stock under Regulation A other than this Offering and, at present, does not anticipate a need to continue the current Offering beyond the end of 2024. On that basis, assuming the Offering terminates as of December 31, 2024, then the outstanding Series A Preferred Stock and Series B Preferred Stock will have accumulated dividends in the amount of approximately $1,833,690 and $716,962, respectively, through that date. When the Series A Preferred Stock and Series B Preferred Stock become convertible into Class A Common Stock (and assuming that the price of the Class A Common Stock in this Offering is the lowest price at which such shares are sold by the company under Regulation A), those dividend amounts would be convertible into an additional 220,042 shares of Class A Common Stock for the holders of the outstanding Series A Preferred Stock and 86,035 shares of Class A Common Stock for the holders of Class B Preferred Stock, in each case as of December 31, 2024, over and above the share numbers indicated in the table above.

The holders of the outstanding preferred stock may also elect to not convert the preferred stock into Class A Common Stock at that time, in which case additional accumulated dividends will accrue and add to the number of shares such holders may receive if they later elect to convert.

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Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares in the future. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and the company’s board of directors believes it is unlikely to offer dividends, preferring to invest any earnings into the company) until the company has achieved sustained profitability.

The type of dilution that could hurt investors in the current offering most would occur when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

•	In June 2023 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

•	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

•	In June 2024 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. The company currently has no convertible notes outstanding but has used such instruments previously. Typically, the terms of convertible notes issued by companies in a position similar to the company’s provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of any such convertible notes may get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it is important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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PLAN OF DISTRIBUTION

We are offering a maximum of 3,599,980 shares of Class A Common Stock to the public on a “best efforts” basis as described in this Offering Circular to investors for cash at a per share price of $8.333380.

There is no minimum investment in this Offering.

Share certificates will not be issued for Class A Common Stock purchased in this Offering.

The Offering Circular will be furnished to prospective investors in this via download 24 hours a day, 7 days a week on the company’s website www.livemax.com, which will then link each investor to an online investment application (the “Platform”) operated by Issuance, Inc. Prospective investors may subscribe for the Shares in this Offering only through the Platform. In order to subscribe to purchase Shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one filed as an exhibit to the Offering Statement, of which this Offering Circular is part, and provide funds for its subscription amount in accordance with the instructions provided therein. Each investor will, simultaneously with the execution of the subscription agreement, execute Custodial Account Documents between the investor and the Custodian, establishing a custody account in the name of the investor.

At the time the subscription agreement and Custodial Account Documents are executed, each investor will also make the purchase price for the Shares being acquired available through the Platform, by credit card payment, by wire, or by ACH transfer. Such amounts will be held pending completion of AML and KYC checks. The company will notify potential investors when such checks have been completed and whether or not their investments have been accepted or rejected.

We reserve the right to reject any investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction. The subscriptions are irrevocable by the investor, unless otherwise agreed in writing to by the company and such investor.

After each closing, funds tendered by investors whose investments have been accepted by the company will be available to the company for its use.

This Offering will terminate at the earlier of the date on which the maximum offering amount has been sold or the date at which the Offering is earlier terminated by the company at its sole discretion.

The company may undertake one or more closings on an ongoing basis. After the initial closing of this Offering, the company expects to hold closings on at least a monthly basis.

The company has engaged Dalmore, a broker-dealer registered with the Commission and a member of FINRA, to perform the following broker-dealer, administrative and technology related functions in connection with this Offering, and as broker-dealer of record, but not for underwriting or placement agent services:

•	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept investor as a customer.

•	Review each investor’s subscription agreement to confirm such investor’s participation in the Offering, and provide a determination to the company whether or not to accept the use of the subscription agreement for the investor’s participation.

•	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor.

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•	Provide the company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g., for underage or AML reasons) subscriptions.

•	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g., as needed for AML and background checks).

•	Coordinate with third party providers to ensure adequate review and compliance.
•	Provide, or coordinate the provision by a third party, of an “invest now” payment processing mechanism, which in the present Offering will take the form of coordinating the company’s use of the Platform as operated by Issuance, Inc.
•	Where required, serve as registered agent for state blue sky requirements, provided that in no circumstance will Dalmore solicit a securities transaction, recommend the company’s securities or provide investment advice to any prospective investor.
•	Comply with, or assist the company in complying with, any FINRA filing requirements, including but not limited to all FINRA 5110 filings and updates.

•	Review, approve, and make such filings with the Advertising Regulation Department of FINRA with respect to the “Going Public” video streaming series intended to appear on the web at www.goingpublic.com, operated by Crush Capital, Inc., in which the company will appear to market itself and this Offering (the “Going Public Show”), as Dalmore deems appropriate or necessary.

•	Provide such other services as may be necessary or customarily provided by a broker-dealer in connection with an offering under Regulation A, Tier 2.

As compensation for the services listed above, the company has agreed to pay Dalmore fees consisting of the following:

•	$5,000 advance payment for out of pocket expenses.
•	$20,000 consulting fee due and payable immediately after FINRA issues a no objection letter.

In addition, the company will pay Dalmore a commission equal to 7% of the amount raised in the Offering to support the once the Commission has qualified the Offering Statement and the Offering commences. Assuming that the Offering raises the maximum amount, the company estimates that fees due to Dalmore pursuant to the 7% commission would be $2.1 million. Finally, the total fees that the company estimates that it will pay Dalmore, pursuant to a fully subscribed Offering would be $2.125 million. These assumptions were used in estimating the fees due in the “Use of Proceeds” section of this Offering Circular.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT BENEFIT PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

Process for Subscribing

You will be required to complete a subscription agreement and the Custodial Account Documents in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an "accredited investor" as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

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Each investor will need to establish a custody account with North Capital Private Securities Corporation, the Custodian, by executing and agreeing to the Custodial Account Documents. By establishing a custody account, an investor agrees that all Class A Common Stock of the company acquired by that investor will be shown on the company’s stock registers as held in by the Custodian as the holder of record, and the investors will be recorded on the books of the Custodian as the beneficial owners of those securities. Holders of the Class A Common Stock will need to issue instructions to the Custodian to transfer, buy, sell, or make any elections with respect to any of their securities held in the custody account. Although the company will be responsible for any payments associated with the opening of the custodial accounts and any ongoing annual fees related thereto, if appliable, in the event an investor makes changes to its custodial account, including but not limited to transfers, purchases or sales of the securities held in that account, the investor may be required to pay certain transaction fees to the Custodian, as indicated in the Custodial Account Documents.

Provided its subscription for Shares is accepted by the company, the Custodian will contact each investor to provide login credentials by which such investor may view and manage its custodial account.

If you decide to subscribe for the shares of Class A Common Stock this Offering, you should complete the following steps:

1.	Go to www.livemax.com/Offering and follow the instructions that will link you to the Platform
2.	Complete the online investment form and electronically review, execute and deliver to us a subscription agreement and the Custodial Account Documents.
3.	Deliver funds directly by wire, debit card, credit card, or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt.

Once funds and the required documentation are received, an automated AML and KYC check will be performed to verify the identity and status of the investor. Following the completion of those AML and KYC checks, the company will review and decide whether to accept or reject proposed investments from each investor. If accepted, the Platform will automatically provide each investor with a link to access and download that investor’s executed subscription agreement and Custodial Account Documents and the Custodian will separately contact that investor to provide login credentials allowing the investor to oversee its custody account and Shares acquired.

Any potential investor will have ample time to review the subscription agreement and the Custodial Account Documents, along with their counsel, prior to making any final investment decision. Dalmore will review all subscription agreements completed by the investor. After Dalmore has completed its review of a subscription agreement for an investment in the company and an investor has provided executed the Custodial Account Documents, the funds may be released from the Platform to the company. Forms of the subscription agreement and the Custodial Account Documents are filed as exhibits to the Offering Statement of which this Offering Circular forms a part.

If the subscription agreement and/or the Custodial Account Documents are not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information. In the case of a debit card payment or credit card payment, provided the payment is approved, Dalmore will have up to three days to ensure all the documentation is complete. If an investor fails to complete the subscription process, that investor’s funds will be returned by Issuance, Inc. as operator of the Platform.

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All funds tendered (by check, wire, debit card, credit card, or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt) by investors will be collected and processed by Issuance, Inc. as operator of the Platform. Upon closing, funds tendered by investors whose investments have been accepted will be made available to the company for its use. The company estimates that approximately 70% of the gross proceeds raised in this Offering will be paid via credit card. This assumption was used in estimating the payment processing fees included in the total offering expenses set forth in the "Use of Proceeds" section of this Offering Circular.

All funds received by wire transfer will be made available immediately while funds transferred by ACH will be restricted for a minimum of three days to clear the banking system prior to the company making its decision to accept or reject the related investment. The company estimates that processing fees for credit card subscriptions will be approximately 4.0% of total funds invested per transaction. The company intends to pay these fees on behalf of investors. Investors should note that processing of checks and credit cards by financial institutions has been impacted by restrictions on businesses due to the coronavirus pandemic. Delays in the processing and closing of subscriptions paid by check may occur, and credit card processing fees may fluctuate.

The company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event this Offering is oversubscribed in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, there is no maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or check will be returned to subscribers within 30 days of such rejection without deduction or interest. Upon acceptance of a subscription, the company will send a confirmation of such acceptance to the subscriber.

Upon confirmation that an investor’s funds have cleared, the company will instruct the Transfer Agent to issue shares to the Custodian on behalf of an investor. The Custodian will notify an investor when shares are ready to be issued or transferred and the Custodian has set up an account for the investor.

Transfer Agent

The company has also engaged VStock Transfer, LLC (the “Transfer Agent”), a registered transfer agent with the Commission, who will serve as transfer agent and registrar to maintain stockholder information on a book-entry basis for the company. The Transfer Agent will charge the company initial fees of approximately $3,500 in connection with the closing of the Offering and their commencement of work and then monthly maintenance fees based on the number of stockholders the company has, which monthly fee is expected to be and will be no more than $799 per month over the next three years. In addition to these fees, there will be de minimis fees payable by the company or, in some cases, by stockholders for different transactions. Shares acquired by investors in the Offering will be held by and in the name of the Custodian on behalf of each investor, and so transactions in the nature of transfers of Shares should not require any payment of fees to the Transfer Agent so long as those Shares continue to be held in the name of the Custodian.

Custodian

We have engaged North Capital Private Securities Corporation to serve as the Custodian for the securities in this Offering. The form of Custodial Account Documentation can be found in Exhibit 3.1 to the Offering Statement of which this Offering Circular forms a part and will be made available to each investor, together with the subscription agreement for the Offering, at the time of investment.

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Provisions of Note in Our Subscription Agreement

Forum Selection Provision

The subscription agreement that investors will execute in connection with the Offering includes a forum selection provision that requires any claims against the company based on the subscription agreement to be brought in a state court of competent jurisdiction in the State of Utah, in Salt Lake County (or if such courts do not have jurisdiction, the U.S. District Court for the District of Utah located in Salt Lake City), for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Although we believe the provision benefits us by providing increased consistency in the application of Utah law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

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USE OF PROCEEDS

The company estimates that if it sells the maximum amount of $30 million from the sale of Class A Common Stock, the net proceeds to the issuer in this Offering will be approximately $26.0 million after deducting the payment of offering costs (including legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the offering). Our estimated costs related to the Offering of $4.0 million include a deduction of 7% of the total gross proceeds for commissions payable to Dalmore on all the Shares being offered. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ.

The following table represents management’s best estimate of the uses of the net proceeds, assuming the sale of, respectively, 25%, 50%, 75% and 100% of the shares offered for sale in this Offering.

	Percentage of Offering Sold
	100%	%	75%	%	50%	%	25%	%
Amount Raised	$30,000,000		$22,500,000		$15,000,000		$7,500,000
Dalmore Commissions and Fees	2,125,000	7.00%	1,600,000	7.00%	1,075,000	7.00%	550,000	7.00%
Audit, Legal, state filings and EDGARization fees	150,000	0.50%	150,000	0.67%	150,000	1.00%	150,000	2.00%
Credit Card Fees	750,000	2.50%	562,500	2.50%	375,000	2.50%	187,500	2.50%
Marketing Fees and Commissions	1,000,000	3.33%	750,000	3.33%	600,000	4.00%	300,000	4.00%
Subtotal of the Preceding Offering Expenses (1)	4,025,000	13.33%	3,062,500	13.50%	2,200,000	14.50%	1,187,500	15.50%
Net Proceeds of Offering Available	$25,975,000		$19,437,500		$12,800,000		$6,312,500
Enhancement of Internet Presence (2)	4,000,000	15.4%	2,750,000	14.2%	1,750,000	13.7%	500,000	7.9%
Inventory (3)	6,500,000	25.0%	4,750,000	24.4%	2,500,000	19.5%	1,300,000	20.6%
Research & Development (4)	2,000,000	7.7%	1,800,000	9.3%	1,000,000	7.8%	500,000	7.9%
Reduction of Outstanding Debt (5)	5,000,000	19.3%	5,000,000	25.7%	5,000,000	39.1%	3,500,000	55.5%
Strategic Investments (6)	4,500,000	17.3%	3,500,000	18.0%	1,500,000	11.7%	-	0.0%
General Corporate Purposes	3,975,000	15.3%	1,637,500	8.4%	1,050,000	8.1%	102,500	8.0%
Total	25,965,000	100.0%	19,427,500	100.0%	12,790,000	100.0%	6,302,500	100.0%

(1)	Includes fees and commission payable to Dalmore based on amount raised plus audit, legal, printer, and state filing fees, expected credit card fees and marketing fees and commissions associated with the Offering.

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(2)	Includes digital advertising, website development, expansion of our e-commerce platform, search engine optimization, growing our social media presence, and hiring related personnel.

(3)	The company intends to build its inventory in advance of its anticipated growth.

(4)	Research and development costs related to (i) clinical trials to demonstrate the efficacy of the company's products to raise glutathione levels and impact key biomarkers in humans; and (ii) continuing independent research and studies to demonstrate the effectiveness of RiboCeine™ and GlutathioCeine in animals.

(5)	The company currently owes $3.75 million in debt under the EWB Loan Facility described in further detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Credit Facilities and Replacement Debt,” but may prior to the launch of the Offering seek a bridge financing, in the form of a Convertible Note Offering and/or an Alternate Bank Financing to replace that loan facility, among other uses, as also described below. In that case, the company would expect to use the proceeds of the Offering to repay the bridge facility, rather than the EWB Loan Facility.

(6)	The company may identify a number of potential candidates for strategic investments, or acquisitions, to expand the portfolio of products offered and/or joint marketing opportunities that could assist the company in diversifying its distribution channels. As of the date of this Offering Circular, no binding agreements exist with any potential targets or opportunities and, at this time, there can be no assurances the company will be able to successfully negotiate and close an acquisition of any or all of them on terms that would be acceptable to the company.

The company reserves the right to change the use of proceeds at management’s discretion.

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering and reserves the right to change the estimated allocation of net proceeds set forth above.

We believe that if we raise the maximum amount in this Offering, that, together with revenues generated from sales, we will have sufficient capital to finance our operations indefinitely without the need to raise further funds from investors. However, if we were to sell less than 25% of that maximum amount, then the company expects that it will be necessary to change its planned business strategy and scale back its operations in foreign markets unless alternate sources of capital can be found. In addition, the amount of investment needed to fully implement the company’s business plans could be adversely affected by higher than expected operating and development costs or a prolonged downturn in the global macroeconomic environment.

Pending our use of the net proceeds from this Offering, we may invest the net proceeds in a variety of capital preservation investments, including without limitation short-term, investment grade, interest bearing instruments and United States government securities and including investments in related parties. We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses or assets, although we have no present commitments or agreements for any specific acquisitions or investments.

Because the Offering is a “best efforts” offering, we may close the offering without sufficient funds for all the intended purposes set out above.

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THE COMPANY’S BUSINESS

Overview

Our Predecessor was founded on September 25, 2006 as Max International, LLC, a Utah limited liability company. In February 2007, the Predecessor commenced operations in the glutathione nutraceutical market. The primary products that Max International sells are nutritional and weight loss supplements. The company also sells a line of beauty products which the company expects will be discontinued by the end of 2023. On or about October 27, 2021, Venerable Holdings, LLC, a California limited liability company (“Venerable Holdings”), indirectly acquired from a former equity owner a 73.33% membership interest in To the Max Investment, LLC, a Delaware limited liability company (“To the Max”). To the Max, directly held, as of February 15, 2023, approximately 95.49% of the membership interests in the Predecessor, giving Venerable Holdings, indirectly, a 70.03% controlling interest in the Predecessor.

The company believes its portfolio of patented technologies and its market position as a recognized front-runner in glutathione research, development and distribution has enabled it to offer effective and cost-efficient glutathione boosting supplements. The company’s nutraceutical products focus on supporting naturally occurring cellular function and communications, which are the primary indicators of overall health and vitality. Max International’s product line is sold and distributed through: (i) direct-to-consumer (“DTC”) via e-commerce; (ii) healthcare professionals; (iii) affiliate sales (influencers); (iv) retail sales; and (v) Sales Associates.

On February 16, 2023, we converted the Predecessor into a Utah corporation and changed our name to Max International, Inc., which is now our operating company. As a result, the Predecessor’s audited financial statements for the fiscal years ended December 31, 2022 and December 31, 2021 have been included in this Offering Circular, and the discussions regarding the company’s business and financial condition are based on the Predecessor’s operations and financial statements.

The company is a minority-owned business, having been certified as a Minority Business Enterprise (“MBE”) by the Southern California Minority Supplier Development Council, one of 23 regional affiliates of the National Minority Supplier Development Council. The company expects that its MBE certification will not change as a result of the Offering. At the local, state, and federal level, a growing number of companies seek to engage with minority-owned businesses. As an MBE certified entity, Max International intends to seek out opportunities that its minority-owned status may afford it.

Principal Products and Services

Max International handles all aspects of research, development, marketing and distribution of our products, and relies on third parties to manufacture our products. Our primary products are: (i) Cellgevity, (ii) MaxOne, (iii) MaxGXL, (iv) MaxATP, (v) MaxN-Fuze, (vi) Switch, and (vii) Max357.

Product Overview

The Max International product line is primarily comprised of seven nutritional products developed to enhance the production of glutathione or to support the functions of glutathione which aids in removing harmful toxins from the body while also rejuvenating and replenishing cellular production of glutathione and other molecules vital to the functioning of the cells. Max International’s products are aimed to appeal to anyone who is managing oxidative stress. The company’s customers range from professional athletes and those seeking better performance and recovery, to people who desire to maintain their health and feeling of well-being as they age. The company believes glutathione production is essential to the health of everyone, thus giving Max International’s products broad appeal throughout the world.

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Cellgevity

Max International’s flagship product, Cellgevity, features its patented RiboCeine™ technology that supports the superior function of cells through the natural production of glutathione. In addition, Cellgevity includes 12 other nutrients that support glutathione’s functions. Glutathione is known as an antioxidant which neutralizes many different types of free radicals, a detoxifier of environmental toxins and is critical for immune health.

MaxOne

MaxOne supports the body’s natural production of glutathione. This product is the company’s RiboCeine™ formula in its purest form, containing only one ingredient that enhances the natural production of glutathione and which efficiently aids in the detoxification of cells for optimal performance and function. We believe that this product is particularly effective for customers who may not be looking for a multi-nutritional nutraceutical or who have sensitivities to the added nutrients in Cellgevity.

MaxGXL

MaxGXL, the company’s first product offering, is a proprietary N-acetyl-cysteine (NAC) based formula that supports glutathione production for detoxification of cells and good health. We believe that MaxGXL is a top-quality NAC based product, and while not as effective in raising glutathione levels as RiboCeine™ and GlutathioCeine™, provides an option for consumers familiar with the benefits of NAC.

MaxATP

MaxATP harnesses the power of RiboCeine™ to support the natural cellular production of adenosine triphosphate (ATP), the body’s natural energy source. In addition, MaxATP provides nutrients to help maintain proper muscle function and metabolize carbohydrates. MaxATP is a stimulant-free product intended to help the body product more ATP which may be particularly effective when used after physical exercise as a means of improving recovery.

MaxN-Fuze

MaxN-Fuze delivers a blend of bioavailable antioxidants, nutrients, and vitamins that are capable of readily being absorbed and utilized by the cell. MaxN-Fuze is specifically designed to help support glutathione’s function in defending cells against free radicals, chemical toxins, and heavy metals.

Max357

Max357 is an exclusive blend of essential omega oils 3, 5, and 7 that complements the company’s RiboCeine™ based products and provides the well documented benefits of omega oils such as:

•	Promoting healthy heart and vascular function;

•	Supporting healthy metabolic breakdown of lipids;

•	Sustaining healthy brain, nerve and eye function; and

•	Providing anti-aging benefits for skin, hair and nails.

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Switch

Switch is designed to turn on a healthy metabolism to convert food into fuel and help individuals reach their weight loss goals. Switch utilizes a proprietary mix of nutrients to promote healthy weight management by activating the AMPK pathway. Designed to support the metabolism of carbohydrates, proteins and fats. Switch also contains RiboCeine™ to assist with glutathione production.

These seven nutritional supplements account for more than 95% of all sales.

Future GlutathioCeine Products

Max International also holds a patent over the next generation of technology to raise glutathione levels, GlutathioCeine™  (US Patent No. 9,173,917 issued Nov. 3, 2015). GlutathioCeine™ delivers both exogenous glutathione and cysteine in a bioavailable form which management believes makes GlutathioCeine™ the only nutritional supplement in the world capable of making this claim. Although Max International does not currently include GlutathioCeine™ in its product line, the company is working with its manufacturers to develop new products around this breakthrough molecule.  Management believes that GlutathioCeine™ will be a key component in its multi-product, multi-channel strategy that caters to the different needs of its diverse customer base worldwide.  The company is presently evaluating the best means to optimize this ground-breaking asset within the context of its overall product portfolio.

The Health and Wellness Industry

The three largest sectors in the health and wellness industry are, respectively, personal care & beauty at approximately $955 billion, healthy eating, nutrition & weight loss at approximately $946 billion, and physical activity at $738 billion.

For the next three years, the global wellness economy is expected to grow at a robust rate of 9.9% annually, surpassing projections for global economic growth, and is expected to reach nearly $7.0 trillion in revenues by the end of 2025. In 2020, Asia-Pacific had the largest regional wellness market ($1.5 trillion), followed by North America ($1.3 trillion) and Europe ($1.1 trillion). Together, these three regions account for 90% of the entire global wellness economy. The United States is the largest wellness economy in the world, with $1.2 trillion in revenues in 2020 and accounting for 28% of the entire global wellness economy. The United States’ market dominance can be attributed to the widespread adoption of health and wellness services. The continued growth in this market is due to the growing incidence of chronic diseases that customers attempt to self-manage, as well as the increasing number of domestic product launches that are expected to drive revenue. As of 2020, the Sub-Saharan African wellness economy is estimated at $73.7 billion, and expected to experience significant growth fueled by wellness tourism and the African Millennial who has gained access to wellness information and healthcare through increased mobile telephone and internet coverage.

The wellness industry is often perceived to be accessible exclusively to wealthy individuals in developed nations. This is unfortunately largely true due to the high cost of products and services and remains a key restraining factor for the growth of the industry. The recent COVID-19 global pandemic has highlighted the importance and necessity of facilitating the manner in which wellness can be made more accessible and reach a broader cross-section of socio-economic communities around the world. The chart below depicts the composition of the wellness economy as of 2020, comparing the wellness economies in a selection of high-income countries in Europe and Asia to a selection of large, low-income countries in Africa. Among the wealthier countries, spending in wellness is distributed across various segments of the wellness economy, whereas in the lower-income African countries, wellness tends to be dominated by healthy eating & nutrition, personal care & beauty and physical activity.

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Figure 1: Composition of the Wellness Economy

Dietary Supplements Market

Dietary supplements help individuals lead a healthier life by providing the essential nutrients needed for a healthy body. Some supplements may help reduce the risk of disease, while others ensure that the individual is receiving enough of a vital ingredient so that their body can properly function. Dietary supplements comprise a broad list of products including vitamins, minerals, herbal products and other supplements and are typically taken in pill form. The global dietary supplements market was $163.9 billion in 2022 and industry analysts expect it to grow at a CAGR of 8.9% to $327.4 billion by 2030. Increasing consumer awareness toward personal health and wellbeing is expected to be a key driving factor for dietary supplements over the forecast period. The U.S. emerged as a leading market for dietary supplements in North America, which accounted for over 34.8% of the market share in 2021 and is projected to grow at a CAGR of 5.6% over the forecast period. Increasing awareness about the consumption of supplement products in Mexico due to new product launches is also expected to drive the demand for dietary supplements. The fastest growing region is Asia Pacific, which is expected to be the largest market for dietary supplements by 2030. Key trends in the dietary supplement market contributing to revenue growth include an aging population, the lingering effects of the recent healthcare crisis, and increased clinical research which results in additional media attention.

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Vitamins were the most popular dietary supplement in 2021 and accounted for 30.8% of total market share. High demand from working professionals and sports athletes for energy and weight management continue to drive this supplement category. Dietary supplements are often taken for a variety of different reasons. The most common application type in 2021 was for energy and weight management, which accounted for 30.6% of the market. Over the counter (OTC) distribution remained the dominant distribution channel with 75.7% of supplements being sold through these channels.

Max International’s Market

Max International has a large global customer base and currently exports products to 20 countries. Max International has had approximately 35,000 customers world-wide in the past year, employs approximately 130 individuals, and has over 16,000 active Sales Associates in its historical business. Currently, Max International markets its products through: (i) DTC via e-commerce; (ii) distribution through healthcare professionals; (iii) affiliate sales (influencers); (iv) retail sales; and (v) sales through its Sales Associates.

Figure 2: Global Footprint of Max International

Max has a diversified means of distribution for its products depending upon market acceptance and the cost in the applicable country.

Distribution through: E-Commerce, Affiliate Marketing, Healthcare Professionals, and Retail Channels

In the United States, Canada, Australia, New Zealand, Singapore, Nigeria, and Dubai markets, Max has refocused its efforts on doing business in a variety of ways, including: (1) e-commerce (online sales), (2) affiliate marketing by online influencers (outside our network of Sales Associates, (discussed below) on or through social media platforms (“Influencers”), (3) selling directly to private offices of medical professionals through a wholesale retail relationship, and (4) establishing sales channels through traditional brick and mortar retail outlets.

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During 2022, Max International invested in expanding and diversifying the channels in these markets by further developing its online and Influencer sales platform through Livemax.com, and by contracting to utilize platforms such as ICON Source, an online platform for college and professional athletes to promote products and services by utilizing their name, image and likeness on various social media channels. Max International has also contracted with Awin Inc., an online affiliate network provider (“Awin”), to promote Max International’s products through Awin’s affiliate network.

As part of Max International’s efforts to educate and inform healthcare professionals about the research supporting Max International’s products, Max International has developed an informational website, ribosecysteine.com to provide healthcare professionals with information about RiboCeine™, GlutathioCeine™, and glutathione’s health effects generally.

Our brick-and-mortar strategy includes developing relationships with a variety of stores that are a good fit with our product lines. These span the spectrum from large pharmacy chains to specialty retailers focused on nutritional supplements, healthy lifestyles, and/or baby boomers. In particular, the company has entered into a strategic partnership with UX Health Bio Tech LLC (“UX Health”), a health and wellness focused consulting firm to assist in the execution of its strategy. UX Health is led by Anthony Zolezzi, a serial entrepreneur and former CEO of Twinlab Consolidated Holdings, Inc., a publicly traded nutraceutical company. More specifically, UX Health intends to leverage its existing relationships with senior care centers, fitness centers and large pharmacies and retailers to accelerate Max International’s penetration of these key markets targeted at baby-boomer consumers.

In addition, Max International has contracted with former professional basketball player Christopher Mullin who will be appearing as a company spokesperson in future commercial advertising, and online advertising that Max International may choose to produce.

Sales through Independent Sales Associates

Max International has 14 countries that will continue to focus on distribution through its independent third-party Sales Associates. We differentiate Sales Associates from Influencers in this context by noting that Influencers are generally approached by Max International and come to us with an independent online following of potential customers to whom they would recommend Max International’s products, whereas Sales Associates generally choose to sign up with Max International independently and usually do not have a commercial social media presence. Sales Associates also generally focus more heavily on direct person-to-person sales marketing than Influencers.

The countries where Max International will employ Sales Associates as a principal distribution strategy will include: Ghana, Cameroon, Kenya, Cote d’Ivoire, El Salvador, Costa Rica, Guatemala, the Dominican Republic, Ecuador, Columbia, Mexico, the Philippines, and Malaysia. Max International will continue to focus on the recruitment of medical professionals as independent sales leaders in these markets as well as explore opportunities to distribute products through select retail outlets where possible.

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Competition

Currently, the company’s main competition is from other companies that claim to have an effective method of raising glutathione bioavailability in the body. Directly competing products that are on the market currently primarily consist of NAC based products, as a mechanism for delivering cysteine to cells where glutathione can be produced. NAC is a well-established and non-patentable substance that provides the amino acid cysteine to the body, where it can be used to create glutathione. While we believe there is no dominant brand of NAC-based supplements, there are a number of companies, such as: eSupplements, LLC (dba Nutricost), Thorne HealthTech, Inc., Nui Nutra LLC, Nootropics Depot LLC, and Doctor’s Best, Inc., that produce and offer NAC-based supplements. However, we believe that NAC based products are an inferior technology to our proprietary RiboCeine™- and GlutathioCeine™-based technology. In addition, the marketing of any nutritional supplement is, to some extent, competition for Max International’s products.

Typically, the primary issue with glutathione supplements is that the body will break down glutathione before it can be available to the body or block the precursors needed for the body to form the glutathione molecule itself. The company’s patented technology, RiboCeine™ and GlutathioCeine™, use novel methods to take advantage of the body’s chemistry to deliver precursors (and, in the case of GlutathioCeine™, the glutathione molecule itself) without significant break down and bypassing the natural obstacles that may limit their uptake into the cells of the body.

Our indirect competitors, those that use a marketing strategy that similarly focuses on the scientific support undergirding their products, include ChromaDex Corp., which licenses patents supporting its flagship product Tru Niagen, which increases the body’s production of nicotinamide adenine dinucleotide (NAD). ChromaDex asserts that diminishing levels of NAD leads to a wide range of chronic diseases associated with aging. Elysium Health, Inc. also offers a similar NAD based product, Basis, promoting similar benefits to Tru Niagen. While these products do not directly compete with the company’s in the glutathione market, both their products and Max International’s are health and wellness related with a heavy reliance on clinical research as support for the claims made with respect to those respective products.

The company believes that there are no companies that currently provide the quality of its glutathione-focused products across the breadth of its geographic markets and that its compounds are in a stronger competitive position in the glutathione market than are those of ChromaDex and Elysium in the market for NAD.

In the company’s primary African markets, there is very little direct product competition. There are, however, companies that pursue a DTC selling strategy similar to that of our own. These include Forever Living.com L.L.C., Superlife World Sdn. Bhd., and MyDailyChoice Inc. While these companies do from time to time attract some of the company’s Sales Associates and healthcare professionals, the company’s focus on its HCP Model is an important tool in retaining thought and opinion leaders in these key markets.

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Raw Materials/Suppliers

Product manufacturing is done through two leading US-based manufacturers. The company’s products are primarily manufactured by Cornerstone Research & Development, Inc. (dba Capstone Nutrition) ("Capstone”) in Ogden, Utah. The pricing for product manufacturing is set according to a schedule that is periodically updated when manufacturing costs (including the cost of raw materials, packaging, labor and overhead) increases by more than 2% over the most recently established pricing schedule. The company has worked with Capstone, its manufacturing partner, since 2007. Capstone provides manufacturing for Cellgevity, MaxGXL, MaxOne, MaxATP, and MaxN-Fuze. Capstone ensures that all required raw materials, other than our proprietary ingredient RiboCeine™, are available to complete scheduled purchase orders. In addition, Capstone coordinates the necessary batch testing for Banned Substances Control Group (“BSCG”) certification of our products to ensure they do not contain substances banned for use in sports based on the World Anti-Doping Agency’s list. The second key production vendor is Elevate Health Sciences, LLC (“Elevate”), founded in 2015. This vendor operates a facility where it manufactures Cellgevity, MaxOne, MaxGXL, Max357, and Switch for the company. Purchase orders for our products are submitted to Elevate and prices are periodically set by Elevate and the company in an agreed upon pricing schedule. Other than with respect to RiboCeine™, Elevate handles raw material acquisition and ensures that all required raw materials are available to complete scheduled purchase orders. The manufacturing of our proprietary ingredient, RiboCeine™, is managed by the company’s research and development team, operating through Max R&D, LLC, that coordinates the production and delivery of RiboCeine™ with our operations team.

We use these contract manufacturers to enable the company to maintain high-quality products, quickly adjust production capacity based on demand, and focus on development, marketing and distribution as its core competencies, all while minimizing overhead and capital requirements. The company’s outsourced model also enables Max International to rapidly increase production of new products and minimize time-to-market.

Using alternative ingredient suppliers could be challenging and would have many considerations.

RiboCeine™ Manufacturing Considerations:

1.	A requirement for the starting materials used in the manufacturing of RiboCeine™ is that the cysteine needs to be non-animal based. The most common form of cysteine, which is also the most inexpensive, is derived from duck feathers. Max International requires the cysteine to be naturally fermented which is higher in quality but significantly more expensive. Very few manufacturers sell cysteine made through a fermentation process.

2.	Due to RiboCeine™ being manufactured under specialized pharmaceutical conditions, our manufacturers must “qualify” the ingredients which involves a technical analysis, manufacturing analysis and final equivalency analysis. This can be a very expensive process. The company estimates that the cost to qualify a different source of cysteine would be around $60,000.

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Contract Manufacturing (blending ingredients to produce the final product) Considerations:

1.	Many ingredients have a “potency” requirement set by Max International that not all manufacturers may be able to meet. For example, in broccoli seed extract, the active component is glucoraphanin and Max’s standard is that the ingredient must contain at least 13% glucoraphanin. Many broccoli seed manufacturers do not meet this requirement.

2.	Certain ingredients can also come from a variety of sources. For example, Vitamin C can come as ascorbic acid or calcium ascorbate. Changing the source of a particular ingredient may, in some cases, require changes to the manufacturing process that need to be considered.

When an ingredient (or the source we typically use for an ingredient) is unavailable, the relevant product manufacturer makes alternative recommendations based on the above items.  The manufacturer will provide alternate ingredient specifications and Max R&D will qualify the ingredient to make sure it has the same specifications as the original ingredient.  Max R&D also ensures the active component meets the potency requirements or other standards set by Max International, such as Halal certification, form, etc.   The product manufacturer will provide a “Deviation Request” which Max International will review and approve after ensuring that those standards are met.

Research and Development

The company’s research and development since inception has been focused on RiboCeine™ and GlutathioCeine™. RiboCeine™ is a patented molecule that delivers cysteine to cells that enables cells to produce glutathione and which efficiently aids in the detoxification of cells. GlutathioCeine™, to be introduced in future products, also patented by the company, delivers preformed glutathione (as well as L-cysteine, the rate limiting amino acid required for cellular production of glutathione) to the body in a manner that protects the glutathione from premature oxidation and degradation in the intestine and allows delivery directly to the cells. We believe that the company’s patented molecules, RiboCeine™ and GlutathioCeine™, represent the “holy grail” of nutraceutical technology with respect to glutathione. Our products enhance endogenous production of glutathione and deliver exogenous glutathione to the cell. In the years ended December 31, 2021 and 2022, the company spent $1.05 million and $0.48 million, respectively, on research and development.

Max International’s research and development is conducted under the terms of a consulting agreement (the “R&D Agreement”) between Max International and Max R&D, LLC (“Max R&D”), a limited liability company principally owned and run by certain of Max’s shareholders. The owners of Max R&D were the inventors with respect to the patents for RiboCeine™ and GlutathioCeine™ prior to the acquisition of the rights to those patents by the company under an asset purchase agreement entered into in 2009. Under the R&D Agreement, the company pays Max R&D a monthly fee of $37,500 and Max R&D is, among other matters, responsible for:

•	overseeing the production and integration of RiboCeine™ into the company’s products (and, in the future, if the agreement remains in place, will do the same for GlutathioCeine™ when products containing it have been developed) as well as obtaining any needed manufacturing certifications;

•	overseeing the safety of the RiboCeine™ and GlutathioCeine™ produced;

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•	preparing articles and documents that describe and support the claimed functions of RiboCeine™ and GlutathioCeine™, including on their structure/function claims, safety, efficacy, clinical support and clinical design;

•	overseeing matters needed to carry out clinical trials that the company may elect to conduct to otherwise validate the safety, efficacy and use of the company’s products;

•	preparing information and materials needed for domestic and international registrations of these technologies (for example, in filings related to their status as NDI, GRAS or food additives, or their inclusion in nutritional supplements, food products, skin care products, etc.);

•	assisting Max International in its review of existing product formulations and in the creation of future products

•	reviewing and making recommendations with respect to the company’s manufacturing protocols and product packaging;

•	overseeing customization of the company’s product formulations or the review of potential future raw materials that may be used in the company’s future products;

•	advising the company on domestic and international regulatory matters related to the technologies; and

•	additional marketing support that the company may need with respect to RiboCeine™ and GlutathioCeine™.

Employees

World-wide, the company maintains a team of approximately 1 part-time and 130 full-time employees. We anticipate acquiring more employees as we expand and relaunch our businesses in new jurisdictions.

Max International also engages Sales Associates that are part of the network marketing distribution channel run by the company and are not employees of Max International. Sales Associates are third-party, independent contractors who earn commissions by selling the company’s products. Max International does not require associates work any set or minimum number of hours, nor are they required to any employee of Max International. The company maintains certain general guidelines to ensure that sales practices and claims made regarding our product are permitted by applicable law. Sales Associates are compensated through Max’s prescribed commission structure, which is based upon the sales created by a Sales Associate or their sales team.

Regulation

Some of our operations are subject to regulation by various U.S. federal agencies and similar state and international agencies, including, but not limited to, the FDA, the Federal Trade Commission (FTC), the Department of Commerce, the Department of Transportation and the Department of Agriculture. These regulators govern a wide variety of production activities, from design and development to labeling, manufacturing, handling, selling and distributing of products. From time to time, federal, state and international legislation is enacted that may materially increase our cost of doing business or may limit or expand our permissible activities. We cannot predict whether or when potential legislation or regulations will be enacted, and, if enacted, the effect of such legislation, regulation, implementation, or any implemented regulations or supervisory policies would have on our financial condition or results of operations. In addition, the outcome of any litigation, investigations or enforcement actions initiated by state or federal authorities could result in required changes to our operations and increased compliance costs.

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U.S. FDA Regulation

In the United States, dietary supplements and food are subject to FDA regulations under the Federal Food, Drug and Cosmetic Act (FDCA). Areas addressed in these regulations include: (a) product safety; (b) product testing; (c) ingredient testing; (d) documentation process, batch records, specifications; (e) product labeling; (f) manufacturing facility registration;(g) product manufacturing and storage; (h) product claims, advertising and promotion; (i) product sales and distribution; and (j) product post-market surveillance.

The FDCA has been amended several times with respect to dietary supplements, most notably by the Dietary Supplement Health and Education Act of 1994 (DSHEA). DSHEA established a new framework for governing the composition and labeling of dietary supplements. Generally, under DSHEA, dietary ingredients that were marketed in the U.S. before October 15, 1994, may be used in dietary supplements without notifying the FDA. However, an NDI (a dietary ingredient that was not marketed in the U.S. before October 15, 1994) is subject to an NDI notification that must be submitted to the FDA unless the ingredient has previously been “present in the food supply as an article used for food” without being “chemically altered.” An NDI notification must provide the FDA with evidence of a “history of use or other evidence of safety” establishing that the use of the dietary ingredient “will reasonably be expected to be safe.” An NDI notification must be submitted to the FDA at least 75 days before the initial marketing of the NDI, which has been completed for both RiboCeine™ and GlutathioCeine™. There can be no assurance that the FDA will accept the evidence of safety for any NDIs that we may want to commercialize, and the FDA’s objection to such evidence could render products containing such dietary ingredients to be deemed adulterated. The FDA is in the process of finalizing guidance for the industry that will aim to clarify the agency’s interpretation of the NDI notification requirements, and this guidance may raise new and significant regulatory barriers for NDIs.

For any new ingredient developed by us to be used in conventional food or beverage products in the U.S., the product either must be approved by the FDA as a food additive pursuant to a food additive petition or be generally recognized as safe (GRAS). The FDA does not have to approve a company’s determination that an ingredient is GRAS. However, a company can voluntarily notify the FDA of its own self-determination. There can be no assurance that the FDA will approve any food additive petition for any ingredient that we may want to commercialize, or agree with our determination that an ingredient is GRAS, either of which could impact the marketing of such ingredient.

U.S. Advertising Regulations

In addition to FDA regulations, the FTC regulates the advertising of dietary supplements, foods, cosmetics, and over-the-counter drugs. In recent years, the FTC has instituted numerous enforcement actions against dietary supplement companies for failure to adequately substantiate claims made in advertising or for the use of false or misleading advertising claims. These enforcement actions have often resulted in consent decrees and the payment of civil penalties, restitution, or both, by the companies involved. We may be subject to regulation under various state and local laws that include provisions governing, among other things, the formulation, manufacturing, packaging, labeling, advertising and distribution of dietary supplements, foods, cosmetics and over-the-counter drugs.

Additionally, state attorney's general and private plaintiff attorneys also regulate the advertising of dietary supplements, foods, cosmetics, and over-the-counter drugs through enforcement of state consumer protection laws. State attorney’s general and, to a larger extent, private lawyers specializing in consumer class action litigation have instituted numerous enforcement actions against dietary supplement companies for failure to adequately substantiate claims made in advertising, for the use of false or misleading advertising claims, for underdosed products that don’t meet label claims and allegations related to product safety. These actions have often resulted in consent decrees and the payment of civil penalties, restitution, or both, by the companies involved. We are not aware of, or party to, any action by a state attorney general or consumer class action involving our products.

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Further, The National Advertising Division of the Council of Better Business Bureaus reviews national advertising for truthfulness and accuracy. The National Advertising Division of the Council of Better Business Bureaus uses a form of alternative dispute resolution, working closely with in-house counsel, marketing executives, research and development departments and outside consultants to decide whether claims have been substantiated.

International Regulations

Our international sales for the consumer products segment and ingredients segment are subject to foreign government regulations, which vary substantially from country to country. Most countries, in particular major markets, have established regulations for (a) authorizing the introduction of novel ingredients to market in the food and/or dietary/food/health supplement sectors and (b) for allowing finished goods to be placed on the market for consumer access. Typically, novel ingredients must go through an extensive safety review process (similar to the NDI notification process in the U.S.) by a regulatory or scientific authoritative body. Finished products typically must either be notified or registered (a limited approval process) with the relevant authorities. In some cases, new products can be brought to market without notifying the authorities.

The time required to obtain approval by a foreign country may be longer or shorter than that required for the FDA notification process, and the requirements may differ. We may be unable to obtain on a timely basis, if at all, any foreign government approvals necessary for the marketing of our products abroad. Regulation and approval of “novel foods” and related supplements in Europe is conducted by the European Food Safety Authority in the European Union, which regulates the combined market of each of its member states. Other countries, such as Switzerland, have voluntarily adopted laws and regulations that mirror those of the European Union with respect to novel foods or new dietary ingredients.

Regulation in other major and established markets, including Canada and Australia all maintain and enforce a clear regulatory framework for novel ingredients and dietary supplements (or their equivalent).

Intellectual Property

We currently protect our intellectual property through patents, trademarks, trade secrets, designs and copyrights on our products and services.

The following table sets forth our existing patents:

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Litigation

Except as set forth below, we know of no material pending legal proceeding involving the company, other than routine litigation incidental to its business.

Max International, LLC v. Hanson, et al. (Case No. 210903117, filed in Third Judicial District Court, Salt Lake County, Utah)

In June 2021, the company filed a complaint in the Third Judicial District Court, Salt Lake County, Utah alleging claims against its former Chief Technology Officer, Jeff Hanson and his brother, Charles Hanson, and the entity owned by Charles Hanson, SVG Sys. Inc. (“SVG”). The company, as plaintiff, alleges that Jeff Hanson breached his fiduciary duty to the company, misappropriated and wrongfully converted funds of the company to SVG and engaged in a civil conspiracy. The company claims that this was accomplished by Jeff Hanson entering a software development contract with SVG without disclosing that SVG is not a software development company and that it is owned by his brother Charles. SVG then hired a software development company in India to perform the company’s work and charged the company double what it paid to Indian entity. The company is seeking to recover over $1,000,000 in damages. This lawsuit is in its early stages.

In May of 2019 the company filed a complaint against Steve Scott, a founder of the Predecessor, his son Ryan Scott and family trusts, as well as former company Sales Associates, Alex Monterrosa and Dr. Gordon Crozier. The company, as plaintiff, alleges that Steve Scott breached the non-compete and non-solicitation clauses of his buyout agreement when he left the company. The company also brought claims for breach of contract and misappropriation of trade secrets against all of the defendants. The amount of damages is still to be determined and the litigation is ongoing.

Company’s Property

The company currently leases its premises in the United States and in other countries in which it operates and owns no significant plant or equipment. The company’s nearly 4,787 square feet square foot office in Salt Lake City, Utah serves as its headquarters.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The company was founded on September 25, 2006 as Max International, LLC, the Predecessor, a Utah limited liability company. In February 2007, we commenced operations in the glutathione nutraceutical market. The primary products that the company sells are nutritional and weight loss supplements.

The company believes its portfolio of patented technologies and its market position for its products gives Max International an advantage over that of competitors which produce and market similar glutathione supplements. The company’s nutraceutical products focus on supporting naturally occurring cellular function and communications, which are the primary indicators of overall health and vitality. Max International’s product line is sold and distributed primarily through (i) DTC via e-commerce; (ii) healthcare professionals; (iii) affiliate sales (influencers); (iv) retail sales; and (v) Sales Associates. These distribution channels are specifically focused on its core consumers, which management believes to be baby boomers who are broadly focused on healthier lifestyles.

On February 16, 2023, we converted the Predecessor into a Utah corporation and changed our name to Max International, Inc., which is now our operating company. As a result, the Predecessor’s audited financial statements for the fiscal years ended December 31, 2022 and 2021, have been included in this Offering Circular, and the discussions regarding the company’s business and financial condition are based on the Predecessor’s operations and financial statements.

Components of Results of Operations

Revenue

Our revenues for the periods presented consisted primarily of product sales. Product sales are recognized when products are shipped, which is when title passes to independent distributors who are the company’s wholesale customers. Shipping and handling fees and subscription fees charged to distributors are included in total revenue. Sales tax and other transaction related taxes are excluded from revenue.

Cost of Sales

Our cost of sales for our products primarily consisted of the materials that comprise our supplements, the mixing and preparation of our products and the packaging in which they are delivered. Cost of sales also includes fulfillment costs such as merchant fees, duties, and shipping and freight expenses. During the past two years, Cost of Sales were on average approximately 27% of revenue equating to $6.39 million in 2022, and $10.73 million in 2021. During the six months ended June 30, 2023, Cost of Sales was approximately 25% of revenue, or $2.2 million.

Operating Expenses

We classify our operating expenses as distributor incentives, general and administrative expenses and research and development. The company classifies selling discounts and rebates as a reduction of revenue at the time a sale is recorded. Distributor incentives include commission payments made under the company’s global sales compensation plan to the company’s Sales Associates. Distributors earn commissions by arranging or facilitating a sale of commissionable product, with the ability to earn additional incentives for reaching volume objectives. General and administrative expenses include the cost of labor as well as expenses for meetings, events, occupancy, professional services and other costs required to operate the company. Research and development costs are those incurred to establish new products, expand the efficacy or extend the life of existing products and explore market viability to enhance or broaden the company’s global footprint.

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Other Income (Expense)

We classify our other income (expense) as interest and other income (principally related to a prior year income adjustment resulting from an audit in the Philippines in 2021 and inventory adjustments made in the Canadian subsidiary in 2022), depreciation, amortization, gain on forgiveness of notes payable that was related to the company’s recapitalization, loss on foreign exchange, gain (loss) on disposal of property and equipment, interest, and other miscellaneous expenses.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

Results of Operations

The following tables set forth selected statements of operations data for the fiscal year ended December 31, 2022, compared against the fiscal year ended December 31, 2021. The historical results presented below are not necessarily indicative of the results that may be expected for any future period:

	Year ended December 31,
	2022	2021
Revenue	$25,464,199	$37,090,582
Cost of Sales	$6,394,965	$10,727,026
Gross Profit	$19,069,234	$26,363,556

Operating Expenses:
Distributor incentives	$9,414,819	$13,441,302
General and administrative	$13,725,360	$17,956,931
Research and development	$480,450	$1,045,800
Total operating expenses	$23,620,629	$32,444,033
Operating Income (Loss)	$(4,551,395)	$(6,080,477)

Other Income (Expense):
Interest and other income	$913,092	$1,387,451
Gain on forgiveness of notes payable	$-	$1,603,480
Other expense	$(1,125,975)	$(3,906)
Loss on foreign exchange	$(1,297,017)	$(1,625,970)
Gain (loss) on disposal of assets	$599,990	$(3,988)
Interest expense	$(890,513)	$(646,515)
Total other income (expense)	$(1,800,423)	$(710,552)

Net Gain (Loss) before Income Taxes	$(6,351,818)	$(5,369,925)
Income Tax Expense	$(15,642)	$227,679
Net Gain (Loss)	$(6,336,176)	$(5,597,604)

Other Comprehensive Gain (Loss):
Foreign currency translation adjustment	$2,292,467	$(290,564)
Comprehensive Gain (Loss)	$(4,043,709)	$(5,888,168)

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Revenues

The company’s revenues for 2022 were $25.46 million. The company’s revenues were primarily derived from product sales. The company’s revenues are split between US and international sales 54% and 46% respectively. Preferred customers are those that typically use the products for their own consumption and comprise approximately 25% of total revenue. Preferred customers, who are located primarily, although not exclusively, in the U.S., comprise approximately 45% of sales.

Revenues for 2022 decreased by $11.63 million from $37.09 million for the year ended December 31, 2021, or by 31.3%. The decrease in revenue was due primarily to the company’s strategic shift to focusing on its US business principally through e-commerce, brick and mortar stores and other business-to-consumer channels, such as through gyms and medical practices and offices. Results were also significantly affected by the inflationary environment that existed in many of its key markets which also presented unfavorable foreign exchange conditions that affected the value of the products being sold and the cash received upon sale. Supply chain disruptions in 2021 also had an adverse downstream impact on operations in 2022.

Cost of Sales

Cost of sales for the year ended December 31, 2022 was $6.39 million, compared to $10.73 million for the year ended December 31, 2021, a decrease of 40.4%. The decrease in cost of sales was principally driven by reduced product and distribution costs stemming from lower sales when compared to the prior year.

Gross Profit (Loss)

The revenue and cost of sales described above resulted in a gross profit for the year ended December 31, 2022 of $19.07 million compared to $26.36 million for the year ended December 31, 2021.

As the business expands in line with our strategy, management expects both gross profit and operating income to increase given the reduction of shipping costs associated with sending our products to international markets and the lower distribution costs associated with our DTC strategy. The company’s plans to broaden its distribution channels, particularly in the US, were accelerated out of necessity as COVID-19 lockdowns largely shut down person-to-person sales in its core international markets from March 2020 until March 2022. As a result, the company has begun the rapid deployment of its e-commerce and DTC delivery through the hiring of experienced personnel with established track records of marketing products within the US supplement market.

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Operating Expenses

Total operating expenses for the year ended December 31, 2022 were $23.62 million compared to $32.44 million for the year ended December 31, 2021. In 2022, distributor incentives decreased from $13.44 million in 2021 to $9.41 million, or 29.9%, as a result of lower sales leading to reduced commissions. In addition, general and administrative expenses decreased significantly from $17.96 million in 2021 to $13.73 million in 2022, a 23.5% decrease from the prior year as the company executed on its planned contraction of its global physical footprint, including moving the company’s headquarters to a smaller office more conducive to the post-pandemic norms of increased remote working. The company also experienced lower technology and consulting expenses. Research and development expense decreased from $1.05 million in 2021 to $0.48 million in 2022 as the company was focused on transitioning the distribution models in each country and limiting its expenses as sales contracted. In 2022, commissions and incentives comprised 36.9% of revenues, an increase of 0.7% from the prior year which was primarily driven by lower revenue due to global macroeconomic conditions.

Operating Income

As a result of the aforementioned, for the year ended December 31, 2022, Max International had an operating loss of $4.55 million compared to the operating loss of $6.08 million for the year ended December 31, 2021.

Other Income/(Expense), Net

	Year ended December 31,
	2022	2021
Interest and other income	$913,092	$1,387,451
Gain on forgiveness of notes payable	-	$1,603,480
Other expense	$(1,125,975)	$(3,906)
Loss on foreign exchange	$(1,297,017)	$(1,625,970)
Gain (loss) on disposal of assets	$599,990	$(3,988)
Interest expense	$(890,513)	$(646,515)
Total other income (expense)	$(1,800,423)	$710,552

Total net other income/expense increased by $2.51 million for the year ended December 31, 2022 as compared to the prior year. The composition of other expense includes principal and interest payments on the bank credit facility that was only in place for two months in 2021, the significant impact of foreign exchange losses, primarily driven by currency fluctuation in Nigeria, and one-time non-capitalized costs related to investment activity. These expenses were partially offset by the gain on the disposal of assets during 2022.

Net Income (Loss)

As a result of the foregoing, prior to adjustment for foreign currency translations, the company experienced a net loss of $6.34 million in 2022, compared to a net loss of $5.59 million in 2021.

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Member Payables

Member payables consist of loans made to the Predecessor by individuals or entities who directly or indirectly held an ownership interest in the Predecessor (and, following the Predecessor’s conversion to a corporation, now hold Class B Common Stock in the company). The loans had varying inception dates, principal amounts, interest rates and maturities and principal balances of $9.67 million and $8.44 million as of December 31, 2022 and December 31, 2021, respectively. These member payables include the Converted Member Payables in addition to other amounts owed to those members. The other member payables not being converted to equity are described below. The accrued interest on the amounts owed on those loans was $4.91 million and $4.04 million as of December 31, 2022 and December 31, 2021, respectively. As of the date of this Offering Circular, the company converted the Converted Member Payables to Series A Preferred Stock. The Converted Member Payables collectively represented $8.6 million of the principal balances of the member payables otherwise outstanding immediately prior to the conversion, with such amounts no longer owing or outstanding following the conversion. The conversion of these amounts is described in more detail under “Interest of Management and Others in Certain Transactions”.

The other outstanding amounts owed to members which are not being converted into equity consist of the following loans made in 2022: (i) $0.32 million in loans made to the company made by Mully’s Max Mob, LLC, an affiliate of the company’s controlling member, Kevin McFarlane, and (ii) $0.74 million in loans made to the company by Joseph Voyticky, the company’s CEO and a director (the “Specified 2022 Payables”). The Specified 2022 Payables were assigned by Mr. Voyticky to the V3M Irrevocable Trust as of July 3, 2023. Kevin McFarlane is the trustee of the V3M Irrevocable Trust, and, together with Mr. McFarlane’s other interests in the company, he holds beneficial ownership of and control over approximately 70.0% of the voting equity interests in the company as of the date of this Offering Circular. The V3M Irrevocable Trust has also, in anticipation of the transactions contemplated by the Trust Term Sheet (as defined the “Interest of Management and Others in Certain Transactions,” section of this Offering Circular), extended loans directly to the company in the amount of approximately $0.77 million in various installments between May and July of 2023 (the “Specified 2023 Payables”) which have also been recorded by the company as Member Payables in those months. Pursuant to the Trust Term Sheet, in exchange for the binding agreements specified in the Trust Term Sheet, the company has agreed in principle, among other matters, to roll the Specified 2022 Payables and Specified 2023 Payables and accrued interest payable with respect to each, into a new note bearing interest at a rate of 15% per annum and otherwise on the same terms that would be issued under a Convertible Note Offering. We anticipate this note will reduce the amount to be issued under the Convertible Note Offering. The terms of the Trust Term Sheet are described in more detail in “Interest of Management and Others in Certain Transactions”.

Effect of Conversion of the Converted Member Payables

As a key component of this Offering and a demonstration of the company’s owners’ continued commitment to the financial success of Max International, the company has converted approximately $8.6 million of its outstanding member payables plus accrued interest to Series A Preferred Stock. For more details on these Member Payables and the Conversion, see “Interest Of Management And Others In Certain Transactions” section of this Offering Circular.

As a result of this conversion of debt to equity, the company’s debt to asset ratio improved from 2.72 to 0.87 and the total debt as a percentage of total liabilities is reduced from 84% to 62.7% immediately prior to the Offering.

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Discussion and Analysis of the Six Months Ended June 30, 2023 Compared to Six Months Ended June 30, 2022

Results of Operations

The following tables set forth selected statements of operations data for the six-month period ended June 30, 2023, compared against the six-month period ended June 30, 2022. The historical results presented below are not necessarily indicative of the results that may be expected for any future period:

	Six month ended June 30,
	2023	2022
Revenue	$8,769,219	$14,085,000
Cost of Sales	$2,165,681	$3,516,904
Gross Profit	$6,603,538	$10,568,096
	75.3%	75.0%
Operating Expenses:
Distributor incentives	$2,575,893	$4,742,317
General and administrative	$4,701,778	$5,781,254
Research and development	$112,500	$240,225
Total operating expenses	$7,390,171	$10,763,795
Operating Income (Loss)	$(786,633)	$(195,700)

Other Income (Expense):
Interest and other income	$(20)	$417
Gain on forgiveness of notes payable	$-	$-
Other expense	$(308,910)	$(700,329)
Loss on foreign exchange	$(334,216)	$(786,546)
Gain (loss) on disposal of assets	$(53,858)	-
Interest expense	$(227,496)	$(179,830)
Total other income (expense)	$(924,500)	$(1,666,288)

Net Gain (Loss) before Income Taxes	$(1,711,134)	$(1,861,988)
Income Tax Expense	$-	$-
Net Gain (Loss)	$(1,711,134)	$(1,861,988)

Other Comprehensive Gain (Loss):
Foreign currency translation adjustment	$2,101,138	$1,317,515
Comprehensive Gain (Loss)	$390,005	$(544,472)

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Revenues

The company generated revenues of $8.8 million for the six months ended June 30, 2023 (“Interim 2023”), a decrease of 37.7% compared to $14.1 million in revenues for the six months ended June 30, 2022 (“Interim 2022”). The significant decrease in revenues during Interim 2023 is largely the result of lower product sales compared to the prior period principally driven by the company’s continued focus on minimum profitability targets in each of its international markets and the repositioning of key human and financial resources to its launching of its direct-to-consumer business in the United States. Additionally, sales were negatively impacted by continued global inflation and a strong US dollar relative to other international currencies, the combination of which has decreased the ability of customers to purchase our products as well as the ability of the company to repatriate dollars to the United States on favorable terms. These global macroeconomic forces prompted management to accelerate its strategy of converting its Nigerian operations from a Max wholly owned subsidiary to a model owned and operated by the Nigerian management team and Sales Associates with significant positions. These changes have partially eliminated the financial impact on revenues and profitability from a market that once generated over $31.0 million in annual revenue as recently as 2019 and most recently contributed $9.6 million in annual revenue in 2022. Management believes that sales in Nigeria under the new model will begin in the fourth quarter of 2023 resulting in increased revenue and margins at significantly reduced risk.

Cost of Sales

The company’s cost of sales for Interim 2023, was $2.2 million compared to $3.5 million for Interim 2022, a decrease of 38.4%. Our cost of sales for our products primarily consisted of the materials that comprise our supplements, the mixing and preparation of our products and the packaging in which they are delivered. Cost of sales also includes fulfilment costs such as merchant fees, duties, and shipping and freight expenses. The cost of sales decreased during Interim 2023, compared to the prior year-to-date period as a result of decreased sales orders during the first half of the calendar year as described above.

Gross Profit

The revenue and cost of sales described above resulted in a gross profit for Interim 2023 of $6.6 million compared to $10.6 million for Interim 2022. The corresponding gross margin remained flat, increasing slightly to 75.3% from 75.0% in the prior period.

Operating Expenses

The company incurred $7.4 million in operating expenses for Interim 2023 – a decrease from $10.8 million in operating expenses for Interim 2022. The largest component of operating expenses for each of Interim 2023 and Interim 2022 were general and administrative expenses, which were $4.7 million and $5.8 million, respectively, during these periods, and were comprised primarily of the cost of labor as well as expenses for meetings, events, occupancy, professional services and other activities required to operate the company. The second largest component of operating expenses were distributor incentives, which were $2.6 million and $4.7 million for Interim 2023 and Interim 2022, respectively, and include commission payments made under the company’s global sales compensation plan to the company’s Sales Associates. Overall, operating expenses decreased by 31.4% during Interim 2023 compared to Interim 2022 as a result of cost reduction efforts by our company as a whole – notably instituting the need to achieve minimum profitability requirements in each country.

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Net Operating Loss

As a result of the foregoing, the company generated a net operating loss of $0.8 million for Interim 2023 – a significant increase of more than $0.6 million compared to a net operating loss of $0.2 million for Interim 2022.

Other Income/(Expense), Net

Total net other income/expense decreased by $0.94 million during Interim 2023 when compared to Interim 2022. The decrease in these expenses were principally driven by lower foreign exchange losses of $0.3 million resulting from lower global sales and less frequent cash repatriation and other expenses, such as interest expense and one-time non-capitalized costs related to investment activity totaling $0.4 million.

Net Loss

As a result of the foregoing, the company had a net loss of $1.71 million for Interim 2023 – a significant decrease compared to a net loss of $1.86 million for Interim 2022.

Members Payables and Loans from Beneficial Owners

The Predecessor has in the past funded its operations in part by obtaining loans from its members (as described above in “Management’s Discussion and Analysis of Financial Condition and Results of Operations = Member Payables”). Upon the Predecessor’s conversion to a corporation, as of February 16, 2023, this practice continued, although through loans from beneficial owners of stock in the company.

The loans had varying inception dates, principal amounts, interest rates, maturities and principal balances of $10.57 million and $9.01 million as of June 30, 2023 and June 30, 2022, respectively. As of those dates, these loans included the Converted Member Payables, which were only converted after June 30, 2023. The accrued interest on the amounts owed on those loans as a whole was $5.40 million and $4.29 million as of June 30, 2023 and June 30 2022, respectively. As noted above, as of the date of this Offering Circular, the company converted the Converted Member Payables to Series A Preferred Stock. The Converted Member Payables collectively represented $8.6 million of the principal balances of these loans from members and other beneficial owners otherwise outstanding immediately prior to the conversion, with such amounts no longer owing or outstanding following the conversion. The conversion of these amounts is described in more detail under “Interest of Management and Others in Certain Transactions”.

The other outstanding amounts owed to members that are not being converted into equity consist of the following loans: (i) prior to June 30, 2022, $0.32 million in loans made to the company by Mully’s Max Mob, LLC and $0.25 million of the Specified 2022 Payables and (ii) prior to June 30, 2023, an additional $0.49 million of the Specified 2022 Payables (made available to the company in December 2022) and $0.77 million of the Specified 2023 Payables. For additional details on the Specified 2022 Payables and Specified 2023 Payables, see the description above under “Management’s Discussion and Analysis of Financial Condition and Results of Operations = Member Payables.”

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For more details on the effects of the conversion of the Converted Member Payables to equity, please see the discussion above under “Management’s Discussion and Analysis of Financial Condition and Results of Operations = Effect of Conversion of the Converted Member Payables.”

Liquidity and Capital Resources

As of June 30, 2023, and December 31, 2022, the company had $1.3 million and $2.8 million, respectively, of cash and cash equivalents. As of June 30, 2023, the company also had an accumulated deficit of approximately $30.6 million and stockholders’ deficit of $19.7 million.

To date, the company’s operations have been principally financed from proceeds from the issuance of members’ equity, member payables, bank credit facilities and cash generated from product sales. If the Company does increase the revenues from sales of its products as a result of new marketing efforts or exposure through the company’s appearance on the Going Public Show, or if it does not raise additional capital through this Offering, the Alternate Bank Facility or the Convertible Note Offering, or some combination of these, then the company will need to obtain additional funding, most likely through private or public equity or debt offerings. If the company raises funds by issuing equity securities, dilution to stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of our common and preferred stock. If additional funding is required, we cannot assure you that additional funds will be available to us on acceptable terms on a timely basis, if at all, or that we will generate sufficient cash from operations to adequately fund our operating needs.  If the company is unable to obtain sufficient capital to continue to advance its programs, the company may be forced to significantly reduce its operations, including closing its operations in several countries and limiting its focus to a few primary distribution channels and markets in developed countries, as well as delay, reduce, or eliminate its research and development programs and any future commercialization efforts. Accordingly, substantial doubt is deemed to exist about the company’s ability to continue as a going concern within one year after the date of this report.  The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of the uncertainties described above.

Notwithstanding the foregoing, the company estimates that if it raises the maximum amount sought in this Offering, it could continue at its current state of operations through at least December 31, 2028 without needing to raise additional capital, assuming all other revenue and expense factors remaining constant.

Cash Flows

The table below, for the periods indicated, provides selected cash flow information:

	Six Months ended June 30,		Year ended December 31,
	2023	2022	2022	2021
Net cash used in operating activities	$294,734	$(1,226,861)	$(6,061,479)	$(7,209,332)
Net cash provided (used) in investing activities	$(332,484)	$(1,286,748)	$1,065,640	$(260,477)
Net cash provided by financing activities	$129,144	$2,614,397	$584,434	$7,822,022
Net change in cash and cash equivalents	$91,394	$100,788	$(1,698,883)	$200,119

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Net Cash Used by Operating Activities

Cash provided by operating activities was significantly impacted by accrued expenses, prepaid expenses and the gain on the sale of an intangible asset. The change in accrued expenses of $0.74 million for fiscal year 2022 as compared to 2021 is related to interest incurred on debt, an increase in sales commissions earned and not yet paid, and typical withholdings for personnel and sales related taxes. Prepaid expenses decreased by $0.34 million principally composed of payments for insurance, inventory, taxes, event fees, and other deposits that will be received, consumed or used in a future period. The gain on the sale of the intangible asset is related to the domain name max.com which is consistent with the company’s overall rebranding strategy as it moves to e-commerce in the United States. Inventory spending is a significant use of cash for the company. Inventories consist primarily of nutritional products held for resale and are stated at the lower of cost or market, using the first-in, first-out method.

Net cash used in operating activities was approximately $6.06 million for the year ended December 31, 2022. Net cash used in operating activities resulted in a net loss of $6.34 million in 2022, including changes in depreciation and amortization relating to intellectual property, software and fixed assets and prepaid expenses and other current assets. The company has made prepayments for insurance, inventory, taxes, event fees, and other deposits that will be received, consumed or used in a future period. Fixed assets such as property and equipment are recorded at cost and depreciated using the straight-line method over the following estimated useful lives Depreciation and amortization of property and equipment totaled $0.39 million and $0.43 million as of December 31, 2022 and 2021, respectively. For the year ended December 31, 2022, the amount is comprised of depreciation of $0.35 million plus amortization of $0.04 million.

Net Cash Used in Investing Activities

Our primary investing activities have been in furtherance of opening new markets in Kenya, Mexico, and Dubai during the most recent year. In addition, the proceeds from the sale of the max.com domain name were a significant contributor to cash from investing activities. For Interim 2023, investing activity was limited to the net cash used to continue and strengthen the company’s presence in the new markets specified above, on which the company spent approximately $0.33 million, as compared to the $1.29 million of net cash spend on investing activities in Interim 2022.

Net cash provided by investing activities for the year ended December 31, 2022 was approximately $1.07 million compared to net cash used in the amount of $0.26 million in the prior year.

Net Cash Provided by Financing Activities

Our financing activities have consisted primarily of raising proceeds through note issuances, member payables, net of repayment of member payables, and member contributions.

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Net cash provided by financing activities was approximately $0.13 million and $2.61 million for the six months ending June 30, 2023 and June 30, 2022, respectively, primarily driven by net proceeds from member payables, and net proceeds from the issuance of notes, and member contributions. Net cash provided by financing activities was approximately $0.58 million and $7.82 million for the years ended December 31, 2022 and December 31, 2021, respectively. The primary difference between the two years was the closing of the EWB Loan Facility by the company in 2021.

Credit Facilities and Replacement Debt

In December 2021, the company entered into an Amended and Restated Loan and Security Agreement with East West Bank, which allowed for advances to be drawn in amounts totaling up to $7.0 million (the “EWB Loan Facility”). To The Max Investment, LLC and Mully’s Max Mob LLC, as well as the company’s subsidiaries (excluding its foreign subsidiaries), act as guarantors under the EWB Loan Facility.

In connection with the EWB Loan Facility, Max Contract Acquisition Corp, and To The Max Investment, LLC, entered into a Subordination Agreement dated October 29, 2021, subordinating the debts held by Max Contract Acquisition Corp. and To The Max Investment, LLC to the obligations of Max International under the EWB Loan Facility. As a condition of the EWB Loan Facility, Venerable Holdings, our majority stockholder, contributed $2.0 million of cash to Max International’s balance sheet. The company was also required to pledge certain of its intellectual property as security.

Each advance bore interest at a rate equal to the greater of (i) 3.50% above the prime rate and (ii) 6.50% as most recently announced by East West Bank. As of December 31, 2022, the outstanding principal amount under the EWB Loan Facility was $3.75 million. Although the EWB Loan Facility matured on June 30, 2023, the company did not pay off the outstanding principal balance on that date and the company was late in delivering its 2022 annual audit to East West Bank in the time frame required. While the company has not received a waiver from East West Bank of its defaults, we are in discussions with them to receive an extension on the maturity date and East West Bank has not sent a notice of default nor taken action to limit the company’s access to its bank accounts held with East West Bank or otherwise enforce remedies against the company. Nonetheless, East West Bank has the right to pursue remedies against the company, including enforcing its liens on the company’s business assets (including the company’s primary operating bank account) at any time. See “Risk Factors – Risks Related to the company’s Existing Default under EWB Loan Facility.”

Management intends to replace the EWB Loan Facility with a new financing in the form of an alternate bank or institutional financing (the “Alternate Bank Facility”) and/or up to $7.0 million in convertible notes (the “Convertible Note Offering”) that will be used to repay the EWB Loan Facility, with any additional funds raised over and above the amounts needed to repay the EWB Loan Facility being used to pay suppliers for inventory and for other general corporate purposes. We refer to these possible methods of refinancing the EWB Loan Facility as the “Replacement Debt” in this Offering Circular.

Under the Alternate Bank Facility, the company has entered into a term sheet with MadisonOne CUSO, LLC. The term sheet assumes the loan will be structured to qualify under the U.S. Small Business Association’s “Section 7(a) International Trade Program,” which would allow the company to obtain the financing on superior terms than might be available otherwise to the company, at an expected interest rate of the prime rate in effect from time to time plus 3.00%. Under the provisions of the term sheet, the principal amount of the loan would be $3.7 million.

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If management decides to pursue the Convertible Note Offering, the terms of which would be negotiated, but with an interest rate no higher than 15% per annum. By terms approved by the company’s board of directors, the notes issued in the Convertible Note Offering would be convertible on and after July 1, 2026 into shares of Class B Common Stock at a conversion price equal to the lower of (i) of $4.166676 per share or (ii) any lower price at which the Class A Common Stock or Class B Common Stock is offered for sale in any offering. If issued, these notes would be unsecured, provided that if the EWB Loan Facility were paid off in full and no Alternate Bank Facility were to replace it, the holders of such notes would have the right to be granted and hold a security interest in the company’s assets over the same class of assets as presently secures the EWB Loan Facility. Otherwise, the convertible notes would be subordinated to the EWB Loan Facility or Alternate Bank Facility, as applicable.

Notes in the Convertible Note Offering will be convertible into Class B Common Stock. If the company raises the maximum amount of $7.0 million in the Convertible Note Offering and makes no payments with respect to those notes, assuming that each convertible note converts into Class B Common Stock at an exercise price of $4.166676 per share, the convertible notes would be convertible into approximately 2,373,167 shares of Class B Common Stock as of July 1, 2026, the date the Notes will first be convertible (for this purpose further assuming all such notes are issued bearing interest at 15% per annum and that all of them were issued on October 1, 2023 for purposes of calculating interest). If such notes are not immediately converted on that date, any additional interest accruing on such notes after that date may also be convertible on the same terms.

Small Business Administration’s “Paycheck Protection Program” (PPP)

During April 2020 the company received a loan in the amount of $0.8 million via the Small Business Administration’s (“SBA”) “Paycheck Protection Program” (“PPP”). During January 2021, the company received a second loan in the amount of $0.8 million. All the proceeds of the PPP Loans were used by the company to pay eligible payroll costs and the company maintained its headcount and otherwise complied with the terms of the PPP Loans. During 2021, the company received debt forgiveness of all principal and interest payments for the PPP loans totaling $1.6 million. No such PPP loans were taken out in 2022. The note payable with the Small Business Administration requires monthly principal and interest payments of $731, interest at 3.75%, and matures August 2050. The balance of the note payable was $0.15 million at December 31, 2022 and 2021.

Trend Information

In 2020, the health and wellness industry generated revenue of $4.4 trillion, despite a year marked by global disruptions in consumer spending and supply chain.1 The global wellness economy is projected to grow at a robust rate of 9.9% annually for the next five years with the dietary supplement segment projected to reach $327.4 billion by 2030. 2, 3 Industry growth is largely being driven by an aging population, increased consumer focus on living healthier lifestyles and effective marketing being carried out by clinical research and the subsequent media coverage.

1 Global Wellness Institute; The Global Wellness Economy: Looking Beyond COVID, December 2021

2 Global Wellness Institute; The Global Wellness Economy: Looking Beyond COVID, December 2021

3 https://www.grandviewresearch.com/industry-analysis/dietary-supplements-market

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One of our primary goals at Max International is to add customers in the United States through our recently relaunched website, Livemax.com, while supporting our Sales Associates internationally. There has been growth in the DTC business model due to the recent COVID-19 pandemic; as people in the United States were forced to stay home during the pandemic, more and more consumers became accustomed and open to the idea of purchasing products via the internet and through DTC companies. This trend may abate somewhat due to the opening of the economy, but changing consumer behavior that is open to online shopping may also be here to stay.

Max International’s plans to broaden its distribution channels, particularly in the U.S., were accelerated out of necessity as COVID-19 lockdowns largely shut down person-to-person sales in its core markets globally from March 2020 until March 2022. As a result, Max International began the rapid development of its e-commerce delivery while increasing its marketing to third-party affiliates with established track records of distributing to segments of the United States supplement market.

In addition to the e-commerce channel, Max International has also repositioned its business in the U.S. and in other developed markets to focus on healthcare practitioners and pharmacies. Pharmacies specifically are the largest gateway of the market and contribute to almost 40% of sales achieved, or $65 billion annually.4 However, driven by convenience factors, the popularity of e-commerce platforms as a nutritional product sales channel is growing rapidly. This distribution channel is projected to grow at an annual rate of 9.6% through 2032.5

Globally, there is a significant opportunity to address chronic health issues that are not being treated in the traditional healthcare system due to rising healthcare costs. These costs are rising faster than the GDP in the United States, for instance,6 and the World Health Organization (“WHO”) predicts a shortage of 18 million health workers by 20307 as the global health system continues to struggle to afford the professionals that are and will be required to provide the requisite care. We believe that most non-communicable diseases can be prevented through proper nutrition, exercise, and lifestyle habits which most people can manage on their own. At $4.4 trillion at last reporting, the health and wellness industry is more than half the size of all global spending on healthcare and will continue to grow as it fills in the gaps left by traditional healthcare.8,9

In the United States, one of the most significant drivers increasing the use of dietary supplements is the aging of the American population.10 Baby-boomers, Americans born between 1946 and 1964, are universally fighting the effects of aging. In 1996, the first wave of boomers turned 50 and by 2030 everyone in this generation will be over the age of 65. There are currently 73 million boomers making them the second largest age group after millennials, born from 1982 to 2000.11

4 https://www.futuremarketinsights.com/reports/dietary-supplements-market

5 https://www.futuremarketinsights.com/reports/dietary-supplements-market

6 Centers for Medicare and Medicaid Services, https://www.cms.gov/Research-Statistics-Data-and-Systems/Statistics-Trends-and-Reports/NationalHealthExpendData/NHE-Fact-Sheet

7 World Health Organization 2022, “Global Health and Care Worker Compact,” https://cdn.who.int/media/docs/default-source/health-workforce/global-health-care-worker-compact.pdf?sfvrsn=5547f5c7_3&download=true

8 Global Wellness Institute; The Global Wellness Economy: Looking Beyond COVID, December 2021

9 Lancet.com, “National Spending on Health by Source for 184 Countries between 2013 and 2040” June 18, 2016

10 https://www.grandviewresearch.com/industry-analysis/dietary-supplements-market

11 The United States Census Bureau, https://www.census.gov/library/stories/2019/12/by-2030-all-baby-boomers-will-be-age-65-or-older.html

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Although the current generation is aging, we believe they are aging very differently than previous generations. We believe that today’s retirees start businesses, complete triathlons and travel widely. We also believe they have the desire to stay in shape longer and this has fueled an interest in their health and how it can be maintained. This generation is responsible for 70% of all disposable income and are expected to increase their spending by 58% over the next 15 years.12 A significant amount of this spending is expected to focus on improving their health and quality of life. This trend is not unique to the United States as WHO predicts the 60+ population will nearly double globally by 2050 growing from 12 percent of the world’s population to 22 percent over that time period.13

With the rising costs of the U.S. healthcare system, which totaled approximately $3.8 trillion in 2019 or $11,582 per person,14 individuals are increasingly turning to preventative self-care measures. Self-care is the rising trend whereby consumers take control of their own health by utilizing OTC products, nutritional supplements, alternative care, and/or adopting healthier lifestyles. Education and income are driving the growth of this trend as there is a high correlation between these two factors and the use of self-care practices. Aging generations are also expected to adopt self-care measures as healthcare costs increase with age due to the frequency of disease.

Notwithstanding the positive macroeconomic trends driving our industry, the COVID-19 pandemic slowed purchasing on the demand side, and then worked its way through our supply chain. We scaled our workforce down to all but essential workers in an effort to conserve cash. Also, it was thought the pandemic would likely last through the summer of 2020, and it is still impacting the industry in the beginning of 2023. We have used the time to re-tool our management group and focused on increasing our customer base through our Livemax.com ecommerce site.

Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

12 Nielsen, “BoomAgers: A Thought Leadership Collaboration,” 2012

13 https://www.who.int/news-room/fact-sheets/detail/ageing-and-health

14 Lancet.com, “National Spending on Health by Source for 184 Countries between 2013 and 2040” June 18, 2016

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If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The company’s executive officers, directors and significant employees are as follows:

Name	Position	Age	Term of Office (if indefinite, give date appointed)*	Approximate hours per week (if part- time)/full-time
Executive Officers:
Joseph Voyticky	CEO	56	October 2009 to Present	Full-time
James Stevralia	President	74	February 2010 to Present	Full-time
Keenyn McFarlane	CFO	52	October 2021 to Present	30
Directors:
Joseph Voyticky	Chairman	55	February 2023 to Present
James Stevralia	Director	73	February 2023 to Present
Keenyn McFarlane	Director	52	February 2023 to Present
Significant Employees:
Michael Szczesny	VP Operations	39	February 2007 to Present	Full-time

* Date reflects time of service since inception of the Predecessor.

Joseph Voyticky – CEO and Chairman of the Board

Joe has served as the CEO and Chairman of the Board of the company since January 2012 and February 2023, respectively. Prior to joining Max International, Joe spent the majority of his career working in New York with internationally recognized firms as a corporate finance attorney. From 1995 to 1997, he was an associate at Hunton & Williams; from 1997 to 2002 he was an associate attorney at Mayer Brown; from 2002 to 2004, he was an associate attorney at Bingham McCutchen; from 2004-2007 he was Of Counsel at Allen & Overy and from 2007 to 2009, he was Of Counsel at Troutman Pepper. His former law practice encompassed structured finance, securitizations, leveraged lease finance, and mergers and acquisitions. While at Troutman Pepper (fka Pepper Hamilton) and prior to joining Max International, Joe worked as outside counsel to the company on several of its key 2009 initiatives including its acquisitions and its international expansion. Joe has managed Max International’s expansion and has spearheaded its focus on healthcare professionals. Since becoming CEO in January 2012, Joe has overseen the transformation of the company’s business and rebuilt its infrastructure. He is a graduate of Union College (B.A.) and Harvard Law School (J.D.).

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James “Jim” Stevralia – President and Director

Jim joined Max International as President and Director since January 2012 and February 2022, respectively. Prior to joining Max International, he was a partner in the law firm of Troutman Pepper from July 2007 to February 2010. From 1985 to 2007 he was a tax partner in Squadron, Ellenoff, Plesent & Sheinfeld, which became Hogan & Hartson in 2012. Over his career he has worked with major clients including Vivendi SA, News Corp. and Capgemini America Inc. Jim’s background and senior level relationships strategically assist the company in addressing challenges as well as enhance operational efficiencies and build high performing, cross-functional teams. Among his other responsibilities with the company, Jim oversees Max International’s relationships with foreign and domestic business regulators. Jim graduated from Villanova University in Pennsylvania with a Bachelor of Electrical Engineering, then received his law degree from Fordham University and an L.L.M. from NYU.

Keenyn McFarlane – Chief Financial Officer (“CFO) and Director

Mr. McFarlane has served as a CFO for several privately held companies, such as DomiDocs Inc. from 2020 to 2023 and non-profit organizations, including the YMCA in Brockton, MA from 2013 to 2016, as a senior executive in the US federal government from 2007 to 2010 within the Department of Homeland Security and the Department of Justice, and as a cabinet-level administrator in higher education with Brandeis University from 2010 to 2012. McFarlane is the CFO with Max International and is a dynamic and agile business leader with more than two decades of professionally developed leadership, strategic, financial, operations, and interpersonal skills. In several CFO roles, he has been responsible for the delivery of comprehensive finance, information technology, human resource management and facilities management functions. The breadth of his experience consists of traditional CFO responsibilities of accounting and audit, budgeting and resource planning, risk management and insurance, tax and compliance, asset management, treasury services and capital investment, and also includes program design and evaluation, facilities and construction management, security operations and business continuity planning, marketing, philanthropy and resource development and enterprise strategic planning. He has provided leadership to the full spectrum of financial management disciplines as well as to fundraising, human resources, information technology and facilities management, communications, marketing and public relations.

Mr. McFarlane has lectured in Economics and Management as a member of the adjunct faculty at Emmanuel College in Boston from 2005 to 2013. He served on the Board of the National Blood Foundation Research and Education Trust from 2015 to 2021 and was a Posse Foundation Career Coach from 2015 to 2019. He attended Brown University, and later earned a B.A. in Economics from the University of Massachusetts and an M.B.A from Bentley University.

Michael “Mike” Szczesny – Vice President of Operations.

With over 16 years in the network marketing industry, all of which has been with the company, Mike has served an integral role in all commission distributions at Max International. Mike works closely with international expansion, distribution, purchasing, manufacturing, distributor services and commissions to oversee all aspects of product manufacturing and delivery. Mike began working at Max International shortly before it began its commercial operations in September 2007 and has been with the company his entire career.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2022 we compensated our three highest-paid directors and executive officers as follows:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Jim Stevralia	President	$127,000	$0	$127,000
Joseph Voyticky	CEO	$127,000	$0	$127,000
Michael Szczesny	Vice President of Operations	$120,700	$0	$120,700

For the fiscal year ended December 31, 2022, we paid our directors as a group $0. There are 3 directors in this group.

With the exception of Keenyn McFarlane, our executive officers are employed on an “at will” basis and are not subject to written employment agreements as of September 15, 2023, though the company may enter into such agreements in the future. Keenyn McFarlane, our CFO, was engaged under a Professional Services Contract dated October 1, 2021, and then amended as of July 1, 2022 (the “McFarlane Agreement”). Under the McFarlane Agreement, Mr. McFarlane serves as interim CFO and works up to 30 hours a week, receiving compensation at a rate of $106.25 per hour. The contract is terminable upon a material breach or, by either party, upon 30 days’ written notice.

The company also has its 2023 Stock Plan under which employees, directors and consultants may receive awards of stock options, restricted stock awards, performance stock awards, and other stock awards at the discretion of the company’s board of directors. As of April 30, 2023, no awards have been made under the 2023 Stock Plan. For more details, our Equity Incentive Plan, filed as Exhibit 6.7 to the Offering Statement of which this Offering Circular forms a part.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, as of the date of this Offering Circular, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of our capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of our capital stock:

Name and address of beneficial owner (1)	Title of Class	Amount and nature of beneficial ownership	Percent of class
Kevin McFarlane (2)	Class B Common Stock	4,201,718 shares	70.0%
Venerable Holdings (3)	Class B Common Stock	4,201,718 shares	70.0%
Joseph Voyticky (4)	Class B Common Stock	763,949 shares	12.7%
James Stevralia (5)	Class B Common Stock	763,949 shares	12.7%
Directors and Officers as a Group (3 people)	Class B Common Stock	1,527,898 shares	25.5%

(1)	The address for all beneficial owners is the company’s address, 68 South Main Street, 9th Floor, Salt Lake City, Utah 84101.
(2)	Represents Kevin McFarlane’s beneficial and voting interest in Venerable Holdings. Venerable Holdings indirectly holds a 73.33% ownership interest in To the Max, which itself directly holds 5,729,616 shares of Class B Common Stock of the company and 256,931 shares of its Series A Preferred Stock. Venerable Holdings also indirectly holds another 1,114,659 shares of Series A Preferred Stock held by its wholly owned subsidiary Max Contract Acquisition Corp. Mr. McFarlane’s interests in and control over Venerable Holdings arise both from his directly held 50% membership interest in Venerable Holdings as well as his being the sole trustee of the V3M Irrevocable Trust, which holds the remaining 50% of the membership interests in Venerable Holdings. See “Risk Factors – Risks Related to the Securities Markets and Ownership of our Equity Securities.”

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(3)	Venerable Holdings indirectly holds a 73.33% ownership interest in To the Max, which itself directly holds 5,729,616 shares of Class B Common Stock of the company and 256,931 shares of its Series A Preferred Stock. Venerable Holdings also indirectly holds another 1,114,659 shares of Series A Preferred Stock held by its wholly owned subsidiary Max Contract Acquisition Corp. For the avoidance of doubt, these interests are the same as are listed as being held by Mr. Kevin McFarlane, who through his direct ownership of 50% of Venerable Holdings and his being the sole trustee of the V3M Irrevocable Trust (which owns the other 50% of Venerable Holdings) has sole voting control over these interests in Max International. See “Risk Factors – Risks Related to the Securities Markets and Ownership of our Equity Securities.”
(4)	Represents Mr. Voyticky’s 13.33% ownership of To the Max, which directly owns 5,729,616 shares of Class B Common Stock in Max International.
(5)	Represents Mr. Stevralia’s 13.33% ownership of To the Max, which directly owns 5,729,616 shares of Class B Common Stock in Max International.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Venerable Holdings indirectly owns 70% of Max International by virtue of its 73% ownership of To the Max, a Delaware limited liability company, which owns approximately 95.49% of Max International. Venerable Holdings provides consulting services related to business development and strategic planning for the company under an Advisory and Consulting Services Agreement, dated as of January 1, 2022, made with the company (the “Venerable Consulting Agreement”), filed as Exhibit 6.4 to the Offering Statement of which this Offering Circular forms a part. Under the Venerable Consulting Agreement, Venerable Holdings is entitled to a monthly fee of $40,000, which will increase to $75,000 per month in the event the company is successful in generating $500,000 in EBITDA per month. The agreement permits and Venerable Holdings has agreed to defer payments of this monthly fee, none of which payments have been made to date. As of June 30, 2023, the total amount of monthly fees accrued and unpaid was approximately 0.72 million.

As of the date of this Offering Circular, the CFO responsibilities at Max International have been outsourced to Keenyn McFarlane pursuant to a Professional Services Agreement, dated October 1, 2021, as amended. Keenyn McFarlane is the brother of Kevin McFarlane, the founder of Venerable Holdings. Mr. McFarlane is compensated in an amount equal to $13,812.50 per month.

During 2013, Mully’s Max Mob LLC, a Delaware limited liability company (“Mully’s Max Mob”), began acting as a Sales Associate of the company, meaning that Mully’s Max Mob is entitled to payments from the company of commissions and incentives related to sales of the company’s products and the introduction of new potential customers on substantially the same terms as are offered by the company to its Sales Associates pursuant to a compensation policy established and periodically updated by the company. At the time it became a Sales Associate and until October 2021, Mully’s Max Mob was 77.64% owned by the same former member (the “Prior Controlling Member”) of Max International from whom Venerable Holdings acquired its controlling interest, with minority ownership interests in Mully’s Max Mob of 11.18% being owned directly and indirectly by Joseph Voyticky and the remaining 11.18% owned indirectly by James Stevralia. In October 2021, at the same time it acquired its controlling interests in the company, Venerable Holdings indirectly acquired the Prior Controlling Member’s membership interests in Mully’s Max Mob. Commissions owed to Mully’s Max Mob for the years ended December 31, 2022 and 2021 were approximately $0.2 million and $0.7 million, respectively, but Mully’s Max Mob did not collect these payments from the company in order to allow the company to continue to have access to that cash. These amounts remain payable by the company to Mully’s Max Mob.

On and after October 27, 2021, Venerable Holdings agreed to make certain cash advances to the Predecessor, creating a member payable owed to Venerable Holdings, in an aggregate of approximately $2.5 million (the “Venerable Advances”). An initial $2.0 million of this was advanced immediately so that the Predecessor would be in compliance with a closing condition under the EWB Loan Facility requiring that the company have $2.5 million in cash in its accounts on the effective date of the loan facility. That amount and the balance of the Venerable Advances were then available to the company and used to pay for inventory acquisition and other general corporate purposes. In lieu of repayment of the Venerable Advances, the company later issued Series A Preferred Stock to Venerable Holdings, as described below, which terminated any obligation to repay the Venerable Advances to Venerable Holdings.

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As of the date of this Offering Circular, and with the approval of the company’s board of directors, the following member payables and outstanding convertible notes owing to members of the Predecessor and their affiliates were converted into Series A Preferred Stock (the “Converted Member Payables”), in the amounts indicated below:

•	the obligation of the company to repay to the Venerable Advances described above was converted into 214,082 shares of Series A Preferred Stock;

•	a Convertible Promissory Note, dated as of May 6, 2011, in favor of Max Contract Acquisition Corp. (“MCAC”), a wholly owned subsidiary of Venerable Holdings, with an initial principal amount of $1.8 million and accruing interest at a rate of 10% per annum was converted into 542,972 shares of Series A Preferred Stock;

•	a Convertible Promissory Note, dated as of October 27, 2021, in favor of MCAC, and with an initial principal amount of approximately $3.0 million and accruing interest at a rate of 5.25% per annum was converted into 389,493 shares of Series A Preferred Stock;

•	a Convertible Promissory Note, dated as of December 14, 2014, in favor of To the Max which is jointly 100% owned by Venerable Holdings, Joseph Voyticky and James Stevralia, and with an initial principal amount of approximately $20,000 and accruing interest at a rate of 10% per annum was converted into 3,344 shares of Series A Preferred Stock;

•	a Convertible Promissory Note, dated as of June 14, 2017, in favor of To the Max, having a $69,000 outstanding principal balance (which note was originally stated to have an initial principal amount of approximately $0.3 million) and accruing interest at a rate of 10% per annum was converted into 11,445 shares of Series A Preferred Stock; and

•	a Convertible Promissory Note, dated as of June 28, 2018, in favor of To the Max, and with an initial principal amount of approximately $1.2 million and accruing interest at a rate of 10% per annum was converted into 200,147 shares of Series A Preferred Stock.

Upon issuance of the related amounts of Series A Preferred Stock to the appropriate holders, all foregoing member payables and convertible notes ceased to be obligations of the company and the related notes were terminated by their terms.

The company has entered into a binding term sheet (the “Trust Term Sheet”) with V3M Irrevocable Trust, dated as of July 6, 2023. In anticipation of the transactions contemplated by the Trust Term Sheet (and described more fully below), V3M Irrevocable Trust directly loaned the Specified 2023 Payables to the company and independently acquired from Mr. Joseph Voyticky his interest in the Specified 2022 Payables as described above under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Members Payable.” Kevin McFarlane, in his individual capacity and as trustee of the V3M Irrevocable Trust has beneficial ownership interests and voting control over approximately 70% of the outstanding voting stock of the company as of the date of this Offering Circular. Under the terms of the Trust Term Sheet, the company has agreed with the V3M Irrevocable Trust as follows:

•	V3M Irrevocable Trust will continue to leave the Specified 2022 Payables and Specified 2023 Payables outstanding and the amounts payable by the company to V3M Irrevocable Trust with respect to such payables (with an aggregate principal amount of $1.52 million, plus accrued interest) shall be converted into a replacement promissory note (the “Trust Note”) to be issued as part of and with the same terms as the other notes issued under the Convertible Note Offering, with an interest rate of 15% per annum. For more details on the terms of the notes to be issued in the Convertible Note Offering, see the discussion of the Convertible Note Offering in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Credit Facilities and Replacement Debt”.

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•	V3M Irrevocable Trust (including any operating company it may establish to run the business as contemplated in the Trust Term Sheet, the “Trust”) has been granted the following licenses to use the company’s intellectual property (collectively, the “Marketing Licenses”):

o	The Trust has an exclusive license to manufacture, market and sell privately labelled versions of Max’s products and new product formulations independently developed by the Trust incorporating RiboCeine™ and GlutathioCeine™ (the “Trust Private Label Products”) through (i) a recognized medical professional spokesperson acceptable to the company; (ii) long-form (10 minutes or longer) infomercials and (iii) online sales.

o	The Trust has an exclusive license to manufacture, market and sell Max Products or Trust Private Label Products through the use of short-term commercials on television, radio and streaming programs agreed upon by the company and the Trust (“Channel Marketing”). The company will have the right to oversee the content of commercials and infomercials to be aired and approval rights with respect to certain marketing channels to ensure they do not affect the reputation of the company or the company’s products.

o	Subject to the Trust meeting certain performance targets, the Trust has an exclusive worldwide license to market Trust Private Label Products designed to be used, where permitted by applicable law, for skin care, pet care liver protection and detoxification protective of one’s health and well-being.

o	Subject the Trust meeting certain performance targets, the Trust has an exclusive license to market and sell Trust Private Label Products in China, India, Japan and South Korea, Kenya, Ethiopia and Uganda. The company has agreed not to grant a similar license to any other person or business, and, in the event the Trust’s sales of Trust Private Label Products in any such country exceed $5,000,000 in any given year, the company will be prohibited from entering each such country (excluding Kenya, which will remain non-exclusive) in the subsequent year.

o	The Trust also has a license, on a non-exclusive basis, to sell Trust Private Label Products in other markets, where permitted by applicable law, provided it abides by certain restrictions, including selling at prices no lower than those charged by the company for its own or comparable products.

•	In connection with the Marketing Licenses, order fulfilment will generally be handled by the company. Under the Trust Term Sheet, the company is entitled to receive a payment equal to 125% of the company’s costs of fulfilling such orders, plus a 10% of the Trust’s net profits on sales of Trust Private Label Products or Max-branded products sold by the Trust.

•	In the event the Trust handled the manufacture of any Trust Private Label Products itself, rather than through the company, the manufacture of will be subject to controls and oversight by the company to help ensure the protection of the company’s intellectual property. The Trust will be responsible for the costs and business operations related to the use of the Marketing Licenses, except where described above.

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•	The Marketing Licenses permit the Trust to use trademarks related to RiboCeine™ and GlutathioCeine™ when used in the Trust Private Label Products, however the manufacturing details would remain a trade secret held by the company.

•	With respect to each exclusive Marketing License, in each case, such exclusivity may be lost if the Trust fails to hit certain specified sales targets over the next five years.

•	Unless there is a change of control at the company, the Marketing Licenses will have a term of 10 years from the date the Trust Note is repaid in full or converted into the company’s Class A Common Stock, subject to renewal upon paying certain renewal fees of not less than $1 million. In the event the company were to experience a change of control without getting a waiver from the Trust, the licenses would become perpetual.

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SECURITIES BEING OFFERED

General

The company is offering up to 3,601,440 shares of Class A Common Stock at a price of $8.333380 per share. See “Plan of Distribution.” The following description summarizes important terms of the company’s Class A Common Stock and other classes of securities. This summary does not purport to be complete and is qualified in its entirety by the Articles of Incorporation, the Designation of Series A Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”), and the Designation of Series B 15% Convertible Redeemable Preferred Stock (the “Series B Preferred Stock”), copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of the company’s Class A Common Stock and other classes of securities, you should refer to the Articles of Incorporation, the Bylaws, the Subscription Agreement, and applicable provisions of the Utah Revised Business Corporation Act.

As of the date of this Offering Circular, the company’s authorized capital stock is 100,000,000 shares, comprising 75,000,000 shares of Class A Common Stock, 15,000,000 shares of Class B Common Stock, and 10,000,000 shares of Preferred Stock, each with a par value of $0.0001 per share (together the “Capital Stock”). The rights and preferences of the company’s Capital Stock are described below.

As of the date of this Offering Circular, the company has 5,999,982 shares of Class B Common Stock, 1,361,483 shares of Series A Preferred Stock, 193,668 shares of B Preferred Stock, 266,665 Promotional and Sales Warrants, and 314,880 Marketing Consultant Warrants issued and outstanding.

Class A Common Stock

Voting

Holders of Class A Common Stock shall be entitled to one (1) vote per share on any matters submitted to the company’s stockholders, except (a) as otherwise provided by Utah law, (b) that no share of Class A Common Stock shall grant the holder any right to vote on any amendment or alteration of the powers, preferences and rights, and the qualifications, limitations and restrictions granted or imposed on the Class B Common Stock and (c) that no share of Common Stock shall grant the holder any right to vote on any amendment or alteration of the powers, preferences and rights, and the qualifications, limitations and restrictions granted or imposed on the Preferred Stock.

Dividends

Holders of our Class A Common Stock are entitled to receive dividends in the same amount as our holders of Class B Common Stock on a pro rata basis.

Liquidation

Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company, holders of Class A Common Stock and Class B Common Stock shall be treated equally and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid by the board of directors shall not be entitled to distributions until after the company has paid its debts and liabilities and any accrued and unpaid dividends (whether or not earned, authorized or declared), out of assets legally available for distribution.

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Class B Common Stock

Voting

Holders of Class B Common Stock shall be entitled to two (2) votes per share on any matters submitted to the company’s stockholders, except (a) as otherwise provided by Utah, and (b) that no share of Common Stock shall grant the holder any right to vote on any amendment or alteration of the powers, preferences and rights, and the qualifications, limitations and restrictions granted or imposed on the Preferred Stock.

Dividends

Holders of our Class B Common Stock are entitled to receive dividends in the same amount as our holders of Class A Common Stock on a pro rata basis.

Liquidation Preference

Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company, holders of Class A Common Stock and Class B Common Stock shall be treated equally and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid by the board of directors and shall not be entitled to distributions until after the company has paid its debts and liabilities and any accrued and unpaid dividends (whether or not earned, authorized or declared), out of assets legally available for distribution.

Conversion

Beginning on the date which is 270 days following the initial issuance of Class A Common Stock, each share of Class B Common Stock shall be convertible, at the option of the holder thereof, from time to time, and without payment of additional consideration, on a one-for-one basis into fully paid and non-accessible shares of Class A Common Stock. Conversion of Class B Common Stock would effectively reduce the voting power of the holder of such a share, as holders of Class A Common Stock shall be entitled to one (1) vote per share rather the two (2) votes per share of Class B Common Stock.

Series A Convertible Preferred Stock (“Series A Preferred Stock”)

Voting

Shares of Series A Preferred Stock are generally non-voting interests, except that so long as any Series A Preferred Stock is outstanding, the company shall not, without the vote or written consent by the holders of at least a majority of the outstanding Series A Preferred Stock, voting together as a single class:

•	amend, modify, add, repeal or waive any the Series A Designation or otherwise take any action that adversely affects any powers, rights preferences, privileges or restrictions of the Series A Preferred Stock;

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•	redeem, purchase or otherwise acquire for value any shares of the Series A Preferred Stock, Parity Dividend Shares (any shares of the company’s capital stock which are equal to the Series A Preferred Stock with respect to the payment of dividends), Parity Liquidation Shares (any shares which are equal to the Series A Preferred Stock with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the company (or shares of Junior Stock (shares of capital stock of the company ranking junior to Series A Preferred Stock both as to the payment of dividends and as to rights in liquidation, dissolution or winding-up of the affairs of the Corporation, or options, warrants or rights to purchase such Junior Stock), subject to certain limitations;

•	authorize or issue, or obligate itself to issue, any debt security, or otherwise incur indebtedness for borrowed money (other than to (a) to a strategic investor, (b) pursuant to a commercial borrowing, secured lending or lease financing transactions approved by the board of directors, or (c) pursuant to an acquisition of another entity by consolidation, merger, purchase of all or substantially of the assets or other reorganization (collectively, “Permitted Debt”);

•	issue any securities ranking senior to the Series A Preferred Stock either as to payments of dividends or as to rights in liquidation, dissolution or winding up of the affairs of the company; provided that the company may issue Permitted Debt;

•	increase the authorized number of shares of the series; and

•	re-issue any Series A Preferred Stock which has been converted or redeemed.

Conversion

Following the conclusion of this Offering, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, from time to time, and without payment of additional consideration, into fully paid and non-assessable shares of Class A Common Stock. The number of shares of Class A Common Stock in to which each share of Series A Preferred Stock shall convert is determined by dividing a “reference value” for each share of Series A Preferred Stock (equal to $10 per share, plus the amount of accrued but unpaid dividends on such share) by the lowest offering price at which shares of Class A Common Stock have been offered for sale in an offering under Regulation A, of which this current Offering is the first and only such offering.

Dividends

The dividend rate on the Series A Preferred Stock shall be 10% of $10.00 per share per annum. Holders of Class B Preferred Stock are entitled to dividends, when and if declared by the board of directors, on a pro rata basis with holders of the of shares of that Series. The Series A Preferred Stock shall rank senior to the Common Stock, any additional class or Series of Preferred Stock designated as ranking junior to such Series A Preferred Stock.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company, holders of Series A Preferred Stock and Series B Preferred Stock are entitled, on a pari passu basis, to be paid an amount equal to any accrued and unpaid dividends (whether or not earned, authorized or declared), without interest, out of assets legally available for distribution after payment of the company’s debts and liabilities but prior to any distribution to holders of Preferred Stock junior to the Series A Preferred Stock, the Series B Preferred Stock, and the Common Stock.

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Series B 15% Convertible Preferred Stock (“Series B Preferred Stock”)

Voting

Each share of Series B Preferred Stock shall be entitled to one (1) vote per share. So long as any Series B Preferred Stock is outstanding, the company shall not, without the vote or written consent by the holders of at least a majority of the outstanding Series A Preferred Stock, voting together as a single class:

•	amend, modify, add, repeal or waive any the Series A Designation or otherwise take any action that adversely affects any powers, rights preferences, privileges or restrictions of the Series A Preferred Stock;

•	redeem, purchase or otherwise acquire for value any shares of the Series A Preferred Stock, Parity Dividend Shares (any shares of the company’s capital stock which are equal to the Series B Preferred Stock with respect to the payment of dividends) , Parity Liquidation Shares (any shares which are equal to the Series B Preferred Stock with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the company (or shares of Junior Stock (shares of capital stock of the company ranking junior to Series B Preferred Stock both as to the payment of dividends and as to rights in liquidation, dissolution or winding-up of the affairs of the Corporation, or options, warrants or rights to purchase such Junior Stock), subject to certain limitations;

•	authorize or issue, or obligate itself to issue, any debt security, or otherwise incur indebtedness for borrowed money (other than to (a) to a strategic investor, (b) pursuant to a commercial borrowing, secured lending or lease financing transactions approved by the board of directors, or (c) pursuant to an acquisition of another entity by consolidation, merger, purchase of all or substantially of the assets or other reorganization (collectively, “Permitted Debt”);

•	issue any securities ranking senior to the Series A Preferred Stock either as to payments of dividends or as to rights in liquidation, dissolution or winding up of the affairs of the company; provided that the company may issue Permitted Debt;

•	increase the authorized number of shares of the series; and

•	re-issue any Series A Preferred Stock which has been converted or redeemed.

Conversion

Following the conclusion of this Offering, each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, from time to time, and without payment of additional consideration, into fully paid and non-assessable shares of Class A Common Stock. The number of shares of Class A Common Stock in to which each share of Series B Preferred Stock shall convert is determined by dividing a “reference value” for each share of Series B Preferred Stock (equal to $10 per share, plus the amount of accrued but unpaid dividends on such share) by the lowest offering price at which shares of Class A Common Stock have been offered for sale in an offering under Regulation A, of which this current Offering is the first and only such offering.

Dividends

The dividend rate on the Series A Preferred Stock shall be 15% of $10.00 per share per annum. Holders of Class B Preferred Stock are entitled to dividends, when and if declared by the board of directors, on a pro rata basis with holders of the of shares of that Series. The Series A Preferred Stock shall rank senior to the Common Stock, any additional class or Series of Preferred Stock designated as ranking junior to such Series A Preferred Stock.

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Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company, holders of Series A Preferred Stock and Series B Preferred Stock are entitled, on a pari passu basis, to be paid an amount equal to any accrued and unpaid dividends (whether or not earned, authorized or declared), without interest, out of assets legally available for distribution after payment of the company’s debts and liabilities but prior to any distribution to holders of Preferred Stock junior to the Series A Preferred Stock, the Series B Preferred Stock, and the Common Stock.

Warrants

Promotional and Sales Warrants

The company has issued or is required to issue warrants or options (“Warrants”) that are convertible into Class A Common Stock to Crush Capital, Inc. and Christopher Mullin, in connection with services provided by each related to the promotion of the company and/or the company’s products (“Promotional and Sales Warrants”). By their terms, these Warrants may be exercised at 10% of the lowest price per share at which Class A Common Stock is offered for sale. Each Warrant may be exercised on a cashless basis.

UX Health Warrant

The company has issued or is required to issue Warrants that are convertible into Class A Common Stock to UX Health Bio Tech LLC (“UX Health”) in connection with services provided by UX Health related to the promotion of sales of the company’s products. By their terms these Warrants may be exercised at the lowest price at which the company’s Class A Common Stock is offered for sale. At the election of UH Health, its Warrant may be issued or transferred, in whole or in part, to certain individuals who perform specific services in connection the contractual obligations of UX Health to the company to promote and sell the company’s products.

Marketing Consultant Warrants

Warrants have been issued to our marketing consultants, Alexander Meyer and Juergen Kurz, in 2023 (the “Marketing Consultant Warrants”) that are exercisable into Class A Common Stock upon vesting. By their terms, the exercise price for each of these Warrants is $6.67 per share. These Warrants may be exercised on a cashless basis.

2023 Stock Plan

On February 28, 2023, company’s board of directors approved and recommended that the company’s stockholders approve an equity incentive plan (the “2023 Stock Plan”). The 2023 Stock Plan is administered by the company’s board of directors, under which officers, directors, employees, and consultants may receive restricted stock awards, performance stock awards, or awards of stock options of the company’s Class A Common Stock. Awards under this 2023 Stock Plan are intended to be compensation for service to the company. The controlling stockholder, representing approximately 95.49% of the outstanding voting stock in the company, approved the 2023 Stock Plan by written consent on that same date. As of the date of the Offering Circular, no awards have been made under the 2023 Stock Plan, but the board is authorized to issue awards relating to up to 5,000,000 shares of the company’s Class A Common Stock pursuant to that plan. For more details, our Equity Incentive Plan, filed as Exhibit 6.7 to the Offering Statement of which this Offering Circular forms a part.

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ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 stockholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

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FINANCIAL STATEMENTS

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MAX INTERNATIONAL, LLC
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2023 and 2022
(Unaudited)

MAX INTERNATIONAL, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

June 30, 2023 and 2022 (Unaudited)

	2023	2022
ASSETS

Current Assets:
Cash and cash equivalents	$1,257,018	$2,837,654
Accounts receivable, net	1,392,168	358,910
Inventories, net	2,134,606	3,648,545
Deferred tax asset	19,999	20,782
Prepaid expenses and other current assets	2,275,251	5,204,106
Total current assets	7,079,042	12,069,997

Property and Equipment, net	2,083,239	3,094,738

Other Assets:
Intangible assets, net	1,016,929	2,144,231
Right of use assets, net	65,996	-
Other assets	1,314,074	868,102
Total other assets	2,396,999	3,012,333
Total assets	$11,559,280	$18,177,068

LIABILITIES AND MEMBERS' DEFICIT

Current Liabilities:
Accounts payable	$3,401,188	$4,464,087
Accrued expenses	5,559,275	5,498,280
Deferred revenue	217,830	297,963
Line of credit	3,750,000	5,157,605
Member payables	10,565,813	9,005,774
Accrued interest on member payables	5,396,151	4,285,572
Current portion of operating lease liabilities	112,921	-
Total current liabilities	29,536,159	28,709,281

Long-Term Liabilities:
Note payable, net of current portion	150,000	150,000
Operating lease liabilities, net of current portion	351,413	-
Total long-term liabilities	501,413	150,000
Total liabilities	30,037,572	28,859,281

Members' Deficit	(19,664,341)	(10,682,213)
Total liabilities and members' deficit	$11,559,280	$18,177,068

The accompanying notes are an integral part of these consolidated financial statements.

MAX INTERNATIONAL, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the Six Months Ended June 30, 2023 and 2022 (Unaudited)

	2023	2022
Revenue	$8,769,219	$14,085,000

Cost of Sales	2,165,681	3,516,904
Gross Profit	6,603,538	10,568,096

Operating Expenses:
Distributor incentives	2,575,893	4,742,317
General and administrative	4,701,778	5,781,254
Research and development	112,500	240,225
Total operating expenses	7,390,171	10,763,795

Operating Loss	(786,633)	(195,700)

Other Income (Expense):
Interest and other income	(20)	417
Gain on forgiveness of notes payable		-
Other expense	(308,910)	(700,329)
Loss on foreign exchange	(334,216)	(786,546)
Loss on disposal of property and equipment	(53,858	-
Gain on sale of intangible asset	-	-
Interest expense	(227,496)	(179,830)
Total other income (expense)	(924,480)	1,861,988

Net Loss before Income Taxes	(1,711,134)	(1,861,988)
Income Tax Expense (Benefit)	-	-
Net Loss	(1,711,134)	(1,861,988)
Other Comprehensive Loss:
Foreign currency translation adjustment	2,101,138	(1,317,515)
Comprehensive Loss	$(390,005)	$(544,472)

The accompanying notes are an integral part of these consolidated financial statements.

MAX INTERNATIONAL, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF MEMBERS' DEFICIT
For the Six Months Ended June 30, 2023 and 2022 (Unaudited)

	Member Contributions	Accumulated Comprehensive Income (Loss)	SAFE Equity	Accumulated Deficit	Total Members' Deficit
Balance, June 30, 2022	$9,005,774	$(1,862,249)	$-	$(21,560,236)	$(10,682,213)
Foreign Currency Translation Adjustment		-	-	-	2,292,467
Net Loss	-	-	-		(6,336,176)
Balance, December 31, 2022	9,667,813	1,742,789	65,000	(25,116,066)	(17,588,362)
Foreign Currency Translation Adjustment	-	-	-	-	2,101,138
Issuance of SAFE Equity	-	-	-	-	-
Net Loss	-	-	-	-	(1,711,134)
Balance, June 30, 2023	$10,565,813	$390,004	-	$(30,620,158)	$(19,664,341)

The accompanying notes are an integral part of these consolidated financial statements.

MAX INTERNATIONAL, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2023 and 2022 (Unaudited)

	2023	2022
Cash Flows from Operating Activities:
Net loss	$(1,711,134)	$(1,862,249)
Adjustments to reconcile net loss to net cash used by operating activities:
Accounts receivable, net	(369,607)	170,615
Inventories, net	131,200	1,029,312
Prepaid expenses and other current assets	2,652,912	3,973,830
Accounts payable	576,604	2,022,887
Other current liabilities	985,242	1,386,404
Total adjustments	2,005,867	(635,388)
Net cash used by operating activities	294,734	(1,226,861)

Cash Flows from Investing Activities:
Fixed Asset	(245,868)	(820,163)
Other Asset	(86,617)	(466,585)
Net cash provided (used) by investing activities	(332,484)	(1,286,748)

Cash Flows from Financing Activities:
Long Term Liabilities	(250,000)	1,013,266
Other Equity	379,144	1,601,131
Net cash provided by financing activities	584,434	2,614,397

Effect of Rate Changes on Cash and Cash Equivalents	(717.97)	55,656
Net Change in Cash and Cash Equivalents	91,394	100,788
Cash and Cash Equivalents at Beginning of Year	1,146,505	2,574,950
Cash and Cash Equivalents at End of Year	$1,237,182	$2,731,394

The accompanying notes are an integral part of these consolidated financial statements.

MAX INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDING JUNE 30, 2022 and 2021

NOTE 1 — THE COMPANY

These consolidated financial statements include the accounts of Max International, Inc. (formerly known as Max International, LLC, as described below) and its wholly- owned subsidiaries: Max Living Company; Max Health and Living Intl., Inc.; Mully Import, Inc.; Max Health and Living International (New Zealand) Limited, LLC; Max Health and Living (AUST) PTY LTD; Max Health & Living International (Singapore) PTE LTD; Max Health Colombia; Max International, LTDA. de C.V.; Max International Sales, Inc; Max Health & Living Worldwide (Malaysia) SDN BHD; Max Health & Living International (HK) Limited; Max Health and Living International (Costa Rica) LLC, Limitada; Max Health and Living Products Nigeria LTD; Max International Cote de D'Ivoire; Max International Guatemala, Sociedad Anonim; Max Health & Living International DR, S.A.S. (Dominican Republic); Max Health and Living Products Cameroun SARL; and Max Health & Beauty Products Kenya Limited; Max Health & Living Mexico s.de r.l.de c.v.; Max International, Inc. (including its predecessor Max International, LLC) and Subsidiaries are collectively referred to as "the Company" in these consolidated financial statements.

Max International, LLC, the predecessor (Predecessor) to Max International, Inc., was a limited liability company formed under the laws of Utah. On February 16, 2023, the Predecessor was converted from a limited liability company to a corporation in accordance with Utah law and its name was changed to the current "Max International, Inc." (the "Corporate Conversion"). Upon the Corporate Conversion, all the members and non-member interest holders of the Predecessor were issued shares of Max USA's Class B Common Stock, the only class of Common stock outstanding as of June 30, 2023. Prior to the Corporate Conversion, Max's equity was divided between members, which had voting rights, and certain non-member interest holders which did not have voting rights. As if the date of the Corporate Conversion and at June 30, 2022, the non-member interest holders owned 2.26% of total equity. Upon the corporate conversion all of the members and non-member interest holders were issued identical shares of Max USA's Class B Common Stock, in accordance with their equity percentages in the Predecessor. All Class B Common Stock is voting equity, regardless of whether it was issued to a former member or a former non-member interest holder.

Max International, Inc. (Max USA) is a global direct selling company that markets nutritional products through a network of independent distributors. Max USA also distributes product to certain subsidiaries. The Predecessor was organized in the state of Utah on September 26, 2006, as a limited liability company with a 99-year life. Following the corporate conversion, Max USA has a perpetual existence.

Max Living Company (Max Canada) is a direct selling company incorporated in Nova Scotia, Canada on August 14, 2007, and began operations in January 2008.

Max Health and Living Intl., Inc. (Max Philippines) is a direct selling company incorporated in Metro Manila Philippines on August 1, 2008. In 2021, operations of Max Philippines began to shift to Mully Import, Inc. Mully Import, Inc. is a direct selling company incorporated in the Philippines on March 9, 2021. The numbers of Max Philippines represent consolidated operations of Max Health and Living Intl., Inc. and Mully Import, Inc. for the year ended December 31, 2021.

Max Health and Living International (New Zealand) Limited, LLC (Max New Zealand) is a direct selling company incorporated in the state of Delaware on December 19, 2012, operating a branch in Auckland, New Zealand, which began operations in January 2013. Prior to that entity the New Zealand operations of the Company ran through Max Health and Living International (NZ) Limited, which ended operations in December 2012.

MAX INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDING JUNE 30, 2022 and 2021

Max Health and Living (AUST) PTY LTD (Max Australia) is a direct selling company incorporated in Australia on August 2, 2010, which began operations in January 2011.

Max Health & Living International (Singapore) PTE LTD (Max Singapore) is a direct selling company incorporated in Singapore on December 1, 2010, which began operations in January 2011.

Max Health Colombia (Max Colombia) is a direct selling company incorporated in Colombia on June 23, 2011, and began operations in February 2012.

Max International, LTDA. de C.V. (Max El Salvador) is a direct selling company incorporated in El Salvador on July 11, 2011, which began operations in December 2012

Max International Sales, Inc (Max Sales) is a United States IC-DISC corporation created to promote U.S. exports incorporated in the state of Delaware on January 8, 2013.

Max Health & Living Worldwide (Malaysia) SDN BHD (Max Malaysia) is a direct selling company incorporated in Malaysia on February 9, 2012, which began operations in April 2013.

Max Health & Living International (HK) Limited (Max Hong Kong) is a direct selling company incorporated in Hong Kong on April 2, 2013, which began operations in November 2013.

Max International, Inc. registered a branch in Ghana (Max Ghana) on February 3, 2014, which began operations in March 2014.

Max Health and Living International Costa Rica LLC Limitada (Max Costa Rica) is a direct selling company incorporated in Costa Rica on August 28, 2014, which began operations in March 2015.

Max Health and Living Products Nigeria LTD (Max Nigeria) is a direct selling company incorporated in Nigeria on December 5, 2014, which began operations in March 2015.

Max International Cote D'Ivoire (Max Ivory Coast) is a direct selling company incorporated in Ivory Coast on May 25, 2016, which began operations in May 2016.

Max International Guatemala, Sociedad Anonima (Max Guatemala) is a direct selling company incorporated in Guatemala on March 16, 2016, which began operations in January 2017.

Max International, Inc. registered a branch in Ecuador (Max Ecuador) on January 22, 2018, which began operations in January 2019.

Max Health & Living International DR, S.A.S. (Max Dominican Republic) is a direct selling company incorporated in Dominican Republic on March 19, 2015, which began operations in December 2019.

Max Health and Living Products Cameroun SARL (Max Cameroon) is a direct selling company incorporated in Cameroon on February 22, 2021, which began operations in 2022.

Max Health & Beauty Products Kenya Limited (Max Kenya) is a direct selling company incorporated in Kenya on November 4, 2020, which began operation in 2022.

Max Health & Living Mexico s.de r.l.de c.v. (Max Mexico) is a direct selling company incorporated in Mexico on March 20, 2018, which began operation in February 2023.

MAX INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDING JUNE 30, 2022 and 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents

Accounts Receivable

Accounts receivable consists of renewal fees owed to the Company by associates. The balance due of $1.392 million as June 30, 2023, is shown without an allowance for potential uncollectible amounts which is recorded at the end of the calendar period.

Inventories

Inventories consist primarily of nutritional products held for resale and are stated at the lower of cost or market, using the first-in, first-out method. At June 30, 2023 and 2022, management has recorded a reserve for obsolete and slow-moving inventories of $2.507 million and $3.649 million, respectively.

Prepaid Expenses and Other Current Assets

The Company has made payments for insurance, inventory, taxes, event fees, and other deposits that will be received, consumed or used in a future period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These differences may be material.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the following estimated useful lives:

Leasehold improvements	2-5 years
Furniture and office equipment	5 years
Computer equipment and software	3 years
Vehicles	5 years

Maintenance and repairs are expensed as incurred. Depreciation and amortization of property and equipment totaled $0.159 million and $0.177 million as of June 30, 2023 and 2022, respectively.

MAX INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDING JUNE 30, 2022 and 2021

Intangible Assets

Intangible assets consist of internet domain names, patents, and software. Patents and software are being amortized over 20 years and the domain name is not amortized. Amortization of intangible assets totaled $1.017 million and $2.144 million for the years ended June 30, 2023 and 2022, respectively. Management evaluates the intangible assets for impairment at least annually.

Revenue Recognition

Product revenue is recognized when products are shipped, which is when title passes to independent distributors who are the Company's wholesale customers. Management evaluates product returns and records a reserve as needed based on historical experience. Products can be returned for a 100% refund within the first 30 days of when the order was placed. After 30 days any unopened product can be returned for a refund, net of a restocking fee. At June 30, 2023 and 2022, no reserve for product returns was deemed necessary. The Company generally requires cash or credit card payment at the point of sale. Amounts received prior to shipment and title passage to distributors are recorded as deferred revenue. At June 30, 2023 and 2022, the deferred revenue amount was $0.218 million and $0.298 million, respectively. The Company classifies selling discounts and rebates as a reduction of revenue at the time a sale is recorded. Shipping and handling fees charged to distributors are included in revenue, and shipping and handling costs paid by the Company are included in cost of sales in these consolidated financial statements. Sales and other transaction related taxes are excluded from revenue.

Distributor Incentives

Distributor incentives include commission payments made under the Company's global sales compensation plan. Distributors earn commissions by arranging or facilitating a sale of commissionable product, with the ability to earn additional incentives for reaching volume objectives. Also included are expenses for meetings, events, contests and other promotions for distributors outside of the global sales compensation plan to further incentivize distributors.

Comprehensive Income

The Company accounts for comprehensive income in accordance with FASB ASC 220, which establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. All items recognized under this statement of accounting standards as components of comprehensive income are required to be disclosed in the financial statements. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Comprehensive income is the total of net income and other comprehensive income which, for the Company, is comprised entirely of foreign currency translation adjustments.

Research and Development

Research and development costs are expense as incurred and totaled $0.18 million and $0.259 million for the years ended June 30, 2023 and 2022, respectively.

Advertising

Advertising costs are expensed as incurred and totaled $0.002 million and $0.027 million for the years ended June 30, 2023 and 2022, respectively.

MAX INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDING JUNE 30, 2022 and 2021

Foreign Currency Translation

A portion of the Company's sales and operations occur outside the United States. Each subsidiary's local currency is considered to be its functional currency. Since the Company reports its financial position and results of operations in U.S. dollars, it is necessary to translate each foreign subsidiary's financial position and results of operations into U.S. dollars prior to consolidation. Each foreign subsidiary's assets and liabilities are translated into U.S. dollars at exchange rates existing at the balance sheet dates. Revenue and expenses are translated at average exchange rates, and equity is recorded at historical exchange rates.

The resulting currency translation adjustments are recorded in comprehensive income (loss) and as a separate component of equity in the consolidated statements of members' deficit. Realized foreign transaction gains and losses are included in the consolidated statements of operations.

Intercompany Accounts and Transactions

All significant intercompany accounts and transactions have been eliminated in these consolidated financial statements.

MAX INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDING JUNE 30, 2022 and 2021

NOTE 3 — INVENTORIES

Inventories consist of the following as of June 30, 2023 and 2022:

	2023	2022
Finished goods	$2,076,051	$3,461,974
Raw materials	286,829	(69,691)
Reserve	(119,719)	(135,931)
Total inventories, net	$2,457,971	$3,648,545

NOTE 4 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following as of June 30, 2023 and 2022:

	2023	2022
Distributor incentives	$87,410	$128,036
Rent	194,133	439,153
Withholding and other taxes	607,687	822,965
Insurance	15,223	64,711
Other	1,437,494	789,376
Total prepaid expenses and other current assets	$2,275,251	$2,336,870

MAX INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDING JUNE 30, 2022 and 2021

NOTE 5 — OTHER ASSETS

Other assets consist of the following as of June 30, 2023 and 2022:

	2023	2022
Security deposits	126,142	127,165
Investment in subs	2,524,862	2,639,206
Other	65,296	294,700
Total other assets	$2,396,999	$3,061,071

NOTE 6 — PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of June 30, 2023 and 2022:

	2023	2022
Buildings	$523,598	$38,337
Leasehold improvements	755,506	754,918
Furniture and office equipment	1,337,258	1,334,942
Computer equipment and software	1,521,651	1,373,821
Vehicles	206,515	265,243
Accumulated depreciation	(2,802,075)	(2,424,148)
Total property and equipment, net	$2,083,239	$3,094,739

NOTE 7 — INTANGIBLE ASSETS

Intangible assets consist of the following as of June 30, 2023 and 2022:

	2023	2022
Patents	$957,805	$957,076
Domain name	-	1,150,000
Other	59,124	37,155
Total	1,016,929	2,144,231
Less accumulated amortization	(679,362)	(636,049)
Total intangible assets, net	$337,567	$1,508,182

MAX INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDING JUNE 30, 2022 and 2021

NOTE 8 — ACCRUED EXPENSES

Accrued expenses consist of the following as of June 30, 2023 and 2022:

	2023	2022
Distributor commission liabilities	$1,071,231	$2,586,745
Accrued legal settlements and fees	41,229	65,520
VAT, GST, and sales tax liabilities	241,012	425,467
Supplier withholdings	520,584	794,858
Payroll liabilities	420,863	591,901
Credit card expenses payable	197,607	88,776
Income tax payable	(159,146)	92,074
Other	9,612,726	4,850,745
Total accrued expenses	$12,993,450	$9,496,086

NOTE 9 — RELATED PARTY TRANSACTIONS AND AGREEMENTS

During the six months ended June 30, 2023 and 2022, the Company recorded the following related party transactions:

Commissions

During 2013, an entity owned by members of the Company acquired a distributor position. Commissions paid to related parties totaled $0.00 and $0.168 million for the six months ended June 30, 2023 and 2022, respectively.

MAX INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDING JUNE 30, 2022 and 2021

Member Payables

Member payables consist of the following as of June 30, 2023 and 2022:

	2023	2022
Member payable, interest at 10%, due on demand, collateralized by accounts receivable and inventory	$500,000	$500,000

Member payable, semi-annual interest payments at 10%, due on demand, collateralized by patents and all intellectual property of the Company	1,800,000	1,800,000

Member payable, semi-annual interest payments at 10%, due on demand, collateralized by accounts receivable, inventory, and sales proceeds thereof	745,774	745,774

Member payable, due on demand, no interest, not collateralized	50,000	50,000

Member payable, semi-annual interest payments at 10%, due on demand, not collateralized, convertible to equity	250,000	250,000

Member payable, semi-annual interest payments at 10%, due on demand, not collateralized, convertible to equity	492,039	-

Member payable, semi-annual interest payments at 10%, due on demand, not collateralized, convertible to equity	115,000	115,000

Member payable, semi-annual interest payments at 10%, due on demand, not collateralized, convertible to equity	200,000	200,000

Member payable, semi-annual interest payments at 10%, due on demand, not collateralized	100,000	-

Member payable, semi-annual interest payments at 10%, due on demand, not collateralized	25,000	-

Member payable, semi-annual interest payments at 10%, due on demand, not collateralized	20,000	-

Member payable, semi-annual interest payments at 10%,due on demand, not collateralized, convertible to equity	773,000

Member payable, interest at 10%, due on demand, collateralized by assets of the company	2,995,000	2,995,000

Member payable, due on demand, interest at 10%, not collateralized	2,500,000	2,350,000
Total member payables	$10,565,813	$9,005,774

MAX INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDING JUNE 30, 2022 and 2021

NOTE 10 — LINE OF CREDIT

The Company has a $4,000,000 line of credit with a bank. The line of credit incurs interest at 11% and matures June 2023 (see Note 18). The balance outstanding on this line of credit is $3,750,000 and $5,157,605 for the six months ended June 30, 2023 and 2022, respectively. The Company has entered into discussions talks with the creditor to extend the final maturity date of the loan facility.

NOTE 11— NOTE PAYABLE

The Company entered into a note payable with the Small Business Administration. The note requires monthly principal and interest payments of $731, interest at 3.75%, and matures August 2050. The balance of the note payable was $150,000 at June 30, 2023 and 2022.

NOTE 12 — OPERATING LEASES (TOPIC 840)

The Company leases office facilities under multiple non-cancelable operating leases. Operating lease expense totaled $0.396 million and $0.448 million for the six months ended June 30, 2023 and 2022, respectively and was recorded in general and administrative expense.

NOTE 13 — COMMITMENTS AND CONTINGENCIES

Legal Contingencies

The Company is involved in various lawsuits and disputes arising in the normal course of business. Management has accrued the settlement costs and attorney's fees of various legal cases involving the Company in accrued expenses (see Note 8). In the opinion of management, based upon the advice of counsel, the ultimate outcome of these lawsuits will not have a material impact on the Company's financial position or results of operations beyond what has been reflected in these consolidated financial statements.

NOTE 14 — SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for interest totals $0.227 million and $0.18 million for the six-months ended June 30, 2023 and June 30, 2022, respectively.

NOTE 15 — GOING CONCERN

The consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and does not include any adjustment to reflect the possible future effects on the recoverability and classification of assets and classification of liabilities that may result from uncertainty related to its ability to continue as a going concern within one year from the date of issuance of these consolidated financial statements. For the six-months ended June 30, 2023 and 2022, the Company incurred a net loss of $1.287 million and $1.862 million, respectively. The Company had an accumulated deficit of approximately $15,246 and $10.682 million at June 30 2023 and June 30, 2022, respectively. The Company had negative cash flows from operations during the six months ended June 30, 2023 and 2022. To date, the Company's operations have been principally financed from proceeds from the issuance of members' equity, member payables, and cash generated from product sales.

MAX INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDING JUNE 30, 2022 and 2021

NOTE 16 — CONCENTRATIONS

The Company maintains its United States based cash balances in financial institutions based in the United States that are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 for each financial institution. As of June 30, 2023, uninsured bank balances total $0.353 million.

The Company maintains its foreign based cash balances in various financial institutions based in Canada, Philippines, New Zealand, Australia, Singapore, Colombia, El Salvador, Malaysia, Hong Kong, Ghana, Costa Rica, Nigeria, and Ivory Coast that are insured by their respective depository agencies for various amounts for each financial institution.

Sales of the Company's two main products comprised approximately 67% and 65% of total revenue for the six months ended June 30, 2023 and 2022, respectively. The Company purchased substantially all inventory from a single vendor for the six months ended June 30, 2023 and 2022.

NOTE 17 — 401(K) RETIREMENT PLAN

The Company has a defined contribution 401(k) retirement plan for Max USA. The Company's contributions to the plan are based on matching 100% of the first 4% of base compensation that a participant contributes to the plan. The Company contributed $0.040 million and $0.049 million to this plan for the six months ended June 30, 2023 and 2022, respectively.

NOTE 18 — SUBSEQUENT EVENTS

Prior to June 30, 2023, the Company entered into discussions with the creditor to extend the final maturity date of the loan facility described in Note 10 above. As the line of credit was not repaid in full as of June 30, 2023, the Company had previously reached a verbal agreement with the financial institution maintaining the line of credit to extend its maturity, but as of the date of these financial statements no formal amendment has been signed. The institution maintaining the line of credit has not sent a notice of default or taken other action to enforce its rights with respect to the payment due, nor does the Company expect it to do so as communication toward an amended loan agreement remain ongoing.

MAX INTERNATIONAL, LLC
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2022 and 2021

INDEPENDENT AUDITOR'S REPORT

To the Members of

Max International, LLC and Subsidiaries

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of Max International, LLC and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive loss, members' deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Max International, LLC and Subsidiaries as of December 31, 2022 and 2021, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Max International, LLC and Subsidiaries and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Substantial Doubt About the Entity's Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 18 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 18. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Max International, LLC and Subsidiaries' ability to continue as a going concern for one year after the date that the consolidated financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Max International, LLC and Subsidiaries' internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Max International, LLC and Subsidiaries' ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control—related matters that we identified during the audit.

Squire+Company, PC

Orem, Utah
July 25, 2023

MAX INTERNATIONAL, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2022 and 2021

	2022	2021
ASSETS

Current Assets:
Cash and cash equivalents	$1,245,473	$2,944,356
Accounts receivable, net	480,000	-
Inventories, net	2,249,078	3,310,920
Deferred tax asset	149,345	49,592
Prepaid expenses and other current assets	1,407,905	1,751,648
Total current assets	5,531,801	8,056,516

Property and Equipment, net	866,542	642,805

Other Assets:
Intangible assets, net	461,504	1,634,064
Right of use assets, net	517,890	-
Other assets	487,984	457,922
Total other assets	1,467,378	2,091,986
Total assets	$7,865,721	$10,791,307

LIABILITIES AND MEMBERS' DEFICIT

Current Liabilities:
Accounts payable	$2,149,960	$1,291,063
Accrued expenses	3,738,171	5,342,750
Deferred revenue	317,064	424,391
Line of credit	4,000,000	4,707,605
Member payables	9,667,813	8,440,774
Accrued interest on member payables	4,906,741	4,044,377
Current portion of operating lease liabilities	112,921	-
Total current liabilities	24,892,670	24,250,960

Long-Term Liabilities:
Note payable, net of current portion	150,000	150,000
Operating lease liabilities, net of current portion	411,413	-
Total long-term liabilities	561,413	150,000
Total liabilities	25,454,083	24,400,960

Members' Deficit	(17,588,362)	(13,609,653)
Total liabilities and members' deficit	$7,865,721	$10,791,307

The accompanying notes are an integral part of these consolidated financial statements.

MAX INTERNATIONAL, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Years Ended December 31, 2022 and 2021

	2022	2021
Revenue	$25,464,199	$37,090,582

Cost of Sales	6,394,965	10,727,026
Gross Profit	19,069,234	26,363,556

Operating Expenses:
Distributor incentives	9,414,819	13,441,302
General and administrative	13,725,360	17,956,931
Research and development	480,450	1,045,800
Total operating expenses	23,620,629	32,444,033

Operating Loss	(4,551,395)	(6,080,477)

Other Income (Expense):
Interest and other income	913,092	1,387,451
Gain on forgiveness of notes payable	-	1,603,480
Other expense	(1,125,975)	(3,906)
Loss on foreign exchange	(1,297,017)	(1,625,970)
Loss on disposal of property and equipment	-	(3,988)
Gain on sale of intangible asset	599,990	-
Interest expense	(890,513)	(646,515)
Total other income (expense)	(1,800,423)	710,552
Net Loss before Income Taxes	(6,351,818)	(5,369,925)
Income Tax Expense (Benefit)	(15,642)	227,679
Net Loss	(6,336,176)	(5,597,604)

Other Comprehensive Loss:
Foreign currency translation adjustment	2,292,467	(290,564)
Comprehensive Loss	$(4,043,709)	$(5,888,168)

The accompanying notes are an integral part of these consolidated financial statements.

MAX INTERNATIONAL, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF MEMBERS' DEFICIT
Years Ended December 31, 2022 and 2021

	Member Contributions	Accumulated Comprehensive Income (Loss)	SAFE Equity	Accumulated Deficit	Total Members' Deficit
Balance, January 1, 2021	$5,719,915	$(259,114)	$-	$(13,182,286)	$(7,721,485)
Foreign Currency Translation Adjustment	-	(290,564)	-	-	(290,564)
Net Loss	-	-	-	(5,597,604)	(5,597,604)
Balance, December 31, 2021	5,719,915	(549,678)		(18,779,890)	(13,609,653)
Foreign Currency Translation Adjustment	-	2,292,467	-	-	2,292,467
Issuance of SAFE Equity	-	-	65,000	-	65,000
Net Loss	-	-	-	(6,336,176)	(6,336,176)
Balance, December 31, 2022	$5,719,915	$1,742,789	$65,000	$(25,116,066)	$(17,588,362)

The accompanying notes are an integral part of these consolidated financial statements.

MAX INTERNATIONAL, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2022 and 2021

	2022	2021
Cash Flows from Operating Activities:
Net loss	$(6,336,176)	$(5,597,604)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	395,942	434,540
Amortization of right of use assets	87,486	-
Loss on disposal of property and equipment	-	3,987
Deferred income taxes	(46,443)	(39,836)
Gain on forgiveness of notes payable		(1,603,480)
Gain on sale of intangible asset	(599,990)	-
Changes in operating assets and liabilities:
Accounts receivable, net	(480,000)	-
Inventories, net	440,249	(159,401)
Prepaid expenses and other current assets	225,228	868,640
Restricted cash		105,871
Other assets	49,674	(381,246)
Accounts payable	882,751	(779,518)
Accrued expenses	(1,413,986)	(183,447)
Deferred revenue	(47,536)	220,472
Other accrued expenses	-	(98,310)
Operating lease liabilities	(81,042)	-
Accrued interest on member payables	862,364	-
Total adjustments	274,697	(1,611,728)
Net cash used by operating activities	(6,061,479)	(7,209,332)

Cash Flows from Investing Activities:
Issuance of note receivable	-	(100,000)
Proceeds from sale of intangible asset	1,800,000	-
Purchase of intangible assets	(94,430)	-
Purchase of property and equipment	(639,930)	(160,477)
Net cash provided (used) by investing activities	1,065,640	(260,477)

Cash Flows from Financing Activities:
Net change in line of credit	(707,605)	4,707,605
Proceeds from issuance of notes payable	-	818,417
Proceeds from issuance of member payable	1,577,039	2,351,000
Payments on member payables	(350,000)	(55,000)
Issuance of SAFE equity	65,000	-
Net cash provided by financing activities	584,434	7,822,022

Effect of Rate Changes on Cash and Cash Equivalents	2,712,522	(152,094)
Net Change in Cash and Cash Equivalents	(1,698,883)	200,119
Cash and Cash Equivalents at Beginning of Year	2,944,356	2,744,237
Cash and Cash Equivalents at End of Year	$1,245,473	$2,944,356

The accompanying notes are an integral part of these consolidated financial statements.

MAX INTERNATIONAL, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1— THE COMPANY

These consolidated financial statements include the accounts of Max International, LLC and its wholly-owned subsidiaries: Max Living Company; Max Health and Living Intl., Inc.; Mully Import, Inc.; Max Health and Living International (New Zealand) Limited, LLC; Max Health and Living (AUST) PTY LTD; Max Health & Living International (Singapore) PTE LTD; Max Health Colombia; Max International, LTDA. de C.V.; Max International Sales, Inc; Max Health & Living Worldwide (Malaysia) SDN BHD; Max Health & Living International (HK) Limited; Max Health and Living International (Costa Rica) LLC, Limitada; Max Health and Living Products Nigeria LTD; Max International Cote de D'Ivoire; Max International Guatemala, Sociedad Anonim; Max Health & Living International DR, S.A.S. (Dominican Republic); Max Health and Living Products Cameroun SARL; and Max Health & Beauty Products Kenya Limited. Max International, LLC and Subsidiaries are collectively referred to as "the Company" in these consolidated financial statements.

Max International, LLC (Max USA) is a global direct selling company that markets nutritional products through a network of independent distributors. Max USA also distributes product to certain subsidiaries. Max USA was organized in the state of Utah on September 26, 2006, as a limited liability company with a 99-year life. Max USA has two classes of members: Class A members and Class B members. Each of the Class A members and Class B members has identical rights, obligations, and privileges, except for the distribution preferences granted to Class B members. Max USA also has certain non-member interest units which do not have voting rights. Non-member interest holders owned 2.26% of total equity at December 31, 2022 and 2021.

Max Living Company (Max Canada) is a direct selling company incorporated in Nova Scotia, Canada on August 14, 2007, and began operations in January 2008.

Max Health and Living Intl., Inc. (Max Philippines) is a direct selling company incorporated in Metro Manila Philippines on August 1, 2008. In 2021, operations of Max Philippines began to shift to Mully Import, Inc. Mully Import, Inc. is a direct selling company incorporated in the Philippines on March 9, 2021. The numbers of Max Philippines represent consolidated operations of Max Health and Living Intl., Inc. and Mully Import, Inc. for the year ended December 31, 2021.

Max Health and Living International (New Zealand) Limited, LLC (Max New Zealand) is a direct selling company incorporated in the state of Delaware on December 19, 2012, operating a branch in Auckland, New Zealand, which began operations in January 2013. Prior to that entity the New Zealand operations of the Company ran through Max Health and Living International (NZ) Limited, which ended operations in December 2012.

Max Health and Living (AUST) PTY LTD (Max Australia) is a direct selling company incorporated in Australia on August 2, 2010, which began operations in January 2011.

Max Health & Living International (Singapore) PTE LTD (Max Singapore) is a direct selling company incorporated in Singapore on December 1, 2010, which began operations in January 2011.

Max Health Colombia (Max Colombia) is a direct selling company incorporated in Colombia on June 23, 2011, and began operations in February 2012.

Max International, LTDA. de C.V. (Max El Salvador) is a direct selling company incorporated in El Salvador on July 11, 2011, which began operations in December 2012.

MAX INTERNATIONAL, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Max International Sales, Inc (Max Sales) is a United States IC-DISC corporation created to promote U.S. exports incorporated in the state of Delaware on January 8, 2013.

Max Health & Living Worldwide (Malaysia) SDN BHD (Max Malaysia) is a direct selling company incorporated in Malaysia on February 9, 2012, which began operations in April 2013.

Max Health & Living International (HK) Limited (Max Hong Kong) is a direct selling company incorporated in Hong Kong on April 2, 2013, which began operations in November 2013.

Max International, LLC registered a branch in Ghana (Max Ghana) on February 3, 2014, which began operations in March 2014.

Max Health and Living International Costa Rica LLC Limitada (Max Costa Rica) is a direct selling company incorporated in Costa Rica on August 28, 2014, which began operations in March 2015.

Max Health and Living Products Nigeria LTD (Max Nigeria) is a direct selling company incorporated in Nigeria on December 5, 2014, which began operations in March 2015.

Max International Cote D'Ivoire (Max Ivory Coast) is a direct selling company incorporated in Ivory Coast on May 25, 2016, which began operations in May 2016.

Max International Guatemala, Sociedad Anonima (Max Guatemala) is a direct selling company incorporated in Guatemala on March 16, 2016, which began operations in January 2017.

Max International, LLC registered a branch in Ecuador (Max Ecuador) on January 22, 2018, which began operations in January 2019.

Max Health & Living International DR, S.A.S. (Max Dominican Republic) is a direct selling company incorporated in Dominican Republic on March 19, 2015, which began operations in December 2019.

Max Health and Living Products Cameroun SARL (Max Cameroon) is a direct selling company incorporated in Cameroon on February 22, 2021, which began operations in 2022.

Max Health & Beauty Products Kenya Limited (Max Kenya) is a direct selling company incorporated in Kenya on November 4, 2020, which began operation in 2022.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

MAX INTERNATIONAL, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts Receivable

Accounts receivable consists of renewal fees owed to the Company by associates. The balance due of $800,000 as December 31, 2022, is shown net of an allowance for potential uncollectible amounts of $320,000.

Inventories

Inventories consist primarily of nutritional products held for resale and are stated at the lower of cost or market, using the first-in, first-out method. At December 31, 2022 and 2021, management has recorded a reserve for obsolete and slow moving inventories of $239,438 and $196,451, respectively.

Prepaid Expenses and Other Current Assets

The Company has made payments for insurance, inventory, taxes, event fees, and other deposits that will be received, consumed or used in a future period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These differences may be material.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the following estimated useful lives:

Leasehold improvements	2-5 years
Furniture and office equipment	5 years
Computer equipment and software	3 years
Vehicles	5 years

Maintenance and repairs are expensed as incurred. Depreciation and amortization of property and equipment totaled $352,629 and $393,928 as of December 31, 2022 and 2021.

Intangible Assets

Intangible assets consist of an internet domain name, patents, and software. Patents and software are being amortized over 20 years and the domain name is not amortized. Amortization of intangible assets totaled $43,313 and $40,612 for the years ended December 31, 2022 and 2021, respectively. Management evaluates the intangible assets for impairment at least annually and does not believe any impairment has occurred.

MAX INTERNATIONAL, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

Product revenue is recognized when products are shipped, which is when title passes to independent distributors who are the Company's wholesale customers. Management evaluates product returns and records a reserve as needed based on historical experience. Products can be returned for a 100% refund within the first 30 days of when the order was placed. After 30 days any unopened product can be returned for a refund, net of a restocking fee. At December 31, 2022 and 2021, no reserve for product returns was deemed necessary. The Company generally requires cash or credit card payment at the point of sale. Amounts received prior to shipment and title passage to distributors are recorded as deferred revenue. At December 31, 2022 and 2021, the deferred revenue amount was $317,064 and $424,391, respectively. The Company classifies selling discounts and rebates as a reduction of revenue at the time a sale is recorded. Shipping and handling fees charged to distributors are included in revenue, and shipping and handling costs paid by the Company are included in cost of sales in these consolidated financial statements. Sales and other transaction related taxes are excluded from revenue.

Distributor Incentives

Distributor incentives include commission payments made under the Company's global sales compensation plan. Distributors earn commissions by arranging or facilitating a sale of commissionable product, with the ability to earn additional incentives for reaching volume objectives. Also included are expenses for meetings, events, contests and other promotions for distributors outside of the global sales compensation plan to further incentivize distributors.

Comprehensive Income

The Company accounts for comprehensive income in accordance with FASB ASC 220, which establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. All items recognized under this statement of accounting standards as components of comprehensive income are required to be disclosed in the financial statements. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Comprehensive income is the total of net income and other comprehensive income which, for the Company, is comprised entirely of foreign currency translation adjustments.

Income Taxes

Max USA is a non-taxpaying entity for income tax purposes, and thus, no income tax expense has been recorded in the statements of operations for Max USA. Income of Max USA is passed through to the members' individual tax returns.

Max Canada, Max Philippines, Max New Zealand, Max Australia, Max Singapore, Max Colombia, Max El Salvador, Max Sales, Max Malaysia, Max Hong Kong, Max Ghana, Max Costa Rica, Max Nigeria, Max Ivory Coast, Max Guatemala, Max Ecuador, Max Dominican Republic, Max Cameroon, and Max Kenya utilize the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred taxes are provided based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities.

MAX INTERNATIONAL, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company files income tax returns in the U.S. federal, U.S. state and foreign jurisdictions; and evaluates all significant tax positions as required by accounting principles generally accepted in the United States of America. As of December 31, 2022, the Company does not believe that it has taken any positions that would require the recording of any additional tax liability nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year.

The Company had no accrued interest and penalties related to uncertain tax positions at December 31, 2022 and 2021. Interest and penalties related to uncertain tax positions, if any, are recognized as a component of income tax expense.

The federal and state income tax returns of Max USA for 2021, 2020, and 2019 are subject to examination by the IRS and state taxing agencies, generally for three years after they were filed.

Research and Development

Research and development costs are expense as incurred and totaled $480,450 and $1,045,800 for the years ended December 31, 2022 and 2021, respectively.

Advertising

Advertising costs are expensed as incurred and totaled $25,220 and $62,172 for the years ended December 31, 2022 and 2021, respectively.

Foreign Currency Translation

A portion of the Company's sales and operations occur outside the United States. Each subsidiary's local currency is considered to be its functional currency. Since the Company reports its financial position and results of operations in U.S. dollars, it is necessary to translate each foreign subsidiary's financial position and results of operations into U.S. dollars prior to consolidation. Each foreign subsidiary's assets and liabilities are translated into U.S. dollars at exchange rates existing at the balance sheet dates. Revenue and expenses are translated at average exchange rates, and equity is recorded at historical exchange rates.

The resulting currency translation adjustments are recorded in comprehensive income (loss) and as a separate component of equity in the consolidated statements of members' deficit. Realized foreign transaction gains and losses are included in the consolidated statements of operations.

Adoption of New Accounting Standards

On January 1, 2022, the Company adopted the Financial Accounting Standards Board Accounting Standards Update No. 2016-02 Leases (Topic 842), using the modified retrospective approach. The modified retrospective approach provides a method for recording existing leases at the application date. In addition, the Company elected the available practical expedients permitted under the transaction guidance with the new standard.

MAX INTERNATIONAL, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The adoption of the new standard had a material impact on the Company's Consolidated Balance Sheet but did not have an impact on the Company's Consolidated Statement of Operations. The most significant impact was the recognition of right of use assets and operating lease liabilities for operating leases. The accounting for finance leases (formerly known as capital leases) has remained substantially unchanged. Adoption of the new standard resulted in the recording of right of use assets and operating lease liabilities in the amount of $605,376 as of January 1, 2022.

Intercompany Accounts and Transactions

All significant intercompany accounts and transactions have been eliminated in these consolidated financial statements.

NOTE 3 — INVENTORIES

Inventories consist of the following as of December 31, 2022 and 2021:

	2022	2021
Finished goods	$2,241,708	$3,498,526
Raw materials	246,808	8,845
Reserve	(239,438)	(196,451)
Total inventories, net	$2,249,078	$3,310,920

NOTE 4 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following as of December 31, 2022 and 2021:

	2022	2021
Distributor incentives	$105,654	$471,802
Rent	280,176	218,197
Withholding and other taxes	348,266	369,018
Insurance	19,147	18,330
Other	654,662	674,301
Total prepaid expenses and other current assets	$1,407,905	$1,751,648

MAX INTERNATIONAL, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — OTHER ASSETS

Other assets consist of the following as of December 31, 2022 and 2021:

	2022	2021
Advances	$75,751	$179,759
Security deposits	124,942	126,983
Note receivable	100,000	100,000
Other	187,291	51,180
Total other assets	$487,984	$457,922

During the year ended December 31, 2021, the Company entered into a $100,000 note receivable. The note bears interest at 5.00%. The note matures December 2023 and has an option to be converted to equity.

NOTE 6 — PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2022 and 2021:

	2022	2021
Buildings	$29,674	$50,304
Leasehold improvements	707,884	770,194
Furniture and office equipment	1,232,879	1,209,482
Computer equipment and software	1,117,652	668,585
Contruction in progress	12,921	9,004
Vehicles	219,027	246,713
Accumulated depreciation	(2,453,495)	(2,311,477)
Total property and equipment, net	$866,542	$642,805

NOTE 7 — INTANGIBLE ASSETS

Intangible assets consist of the following as of December 31, 2022 and 2021:

	2022	2021
Patents	$994,985	$955,373
Software	229,733	229,733
Domain name	-	1,150,000
Total	1,224,718	2,335,106
Less accumulated amortization	(763,214)	(701,042)
Total intangible assets, net	$461,504	$1,634,064

MAX INTERNATIONAL, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Amortization expense for each of the succeeding five years is expected to be as follows:

Year Ending December 31,
2023	$43,313
2024	43,313
2025	43,313
2026	43,313
2027	43,313

NOTE 8 — ACCRUED EXPENSES

Accrued expenses consist of the following as of December 31, 2022 and 2021:

	2022	2021
Distributor commission liabilities	$1,309,840	$2,233,290
Accrued legal settlements and fees	42,311	515,593
VAT, GST, and sales tax liabilites	232,198	259,389
Supplier withholdings	419,941	606,269
Deferred rent	549,286	808,910
Payroll liabilities	304,392	355,184
Credit card expenses payable	123,214	34,182
Income tax payable	19,123	45,335
Other	737,866	484,598
Total accrued expenses	$3,738,171	$5,342,750

NOTE 9 — RELATED PARTY TRANSACTIONS AND AGREEMENTS

During the years ended December 31, 2022 and 2021, the Company recorded the following related party transactions:

Commissions

During 2013, an entity owned by members of the Company acquired a distributor position. Commissions paid to related parties totaled $167,781 and $673,932 for the years ended December 31, 2022 and 2021, respectively.

MAX INTERNATIONAL, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Member Payables

Member payables consist of the following as of December 31, 2022 and 2021:

	2022	2021
Member payable, interest at 10%, due on demand, collateralized by accounts receivable and inventory	$500,000	$500,000

Member payable, semi-annual interest payments at 10%, due on demand, collateralized by patents and all intellectual property of the Company	1,800,000	1,800,000

Member payable, semi-annual interest payments at 10%, due on demand, collateralized by accounts receivable, inventory, and sales proceeds thereof	745,774	745,774

Member payable, due on demand, no interest, not collateralized	50,000	50,000

Member payable, semi-annual interest payments at 10%, due on demand, not collateralized, convertible to equity	250,000	-

Member payable, semi-annual interest payments at 10%, due on demand, not collateralized, convertible to equity	492,039	-

Member payable, semi-annual interest payments at 10%, due on demand, not collateralized, convertible to equity	115,000	-

Member payable, semi-annual interest payments at 10%, due on demand, not collateralized, convertible to equity	200,000	-

Member payable, semi-annual interest payments at 10%, due on demand, not collateralized	20,000	-

Member payable, interest at 10%, due on demand, collateralized by assets of the company	2,995,000	2,995,000

Member payable, due on demand, interest at 10%, not collateralized	2,500,000	2,350,000
Total member payables	$9,667,813	$8,440,774

NOTE 10 — LINE OF CREDIT

The Company has a $4,000,000 line of credit with a bank. The line of credit incurs interest at 11% and matures June 2023 (see Note 21). The balance outstanding on this line of credit is $4,000,000 and $4,707,605 for the years ended December 31, 2022 and 2021, respectively.

MAX INTERNATIONAL, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — NOTE PAYABLE

The Company entered into a note payable with the Small Business Administration. The note requires monthly principal and interest payments of $731, interest at 3.75%, and matures August 2050. The balance of the note payable was $150,000 at December 31, 2022 and 2021.

Future maturities of note payable are as follows:

Year Ended December 31,
2023	$-
2024	2,214
2025	3,286
2026	3,412
2027	3,542
Thereafter	137,546
$150,000

NOTE 12 — SAFE EQUITY

During the year ended December 31, 2022, the company entered into Simple Agreement for Future Equity (SAFE) agreements totaling $65,000. The agreements allow for the investor to have interest in either common or preferred shares at the close of any capital financing that occurs during the term of the agreement. The agreements remain in effect until they are converted to equity or paid back to the investor.

NOTE 13 — INCOME TAXES

Income tax expense (benefit) for the years ended December 31, 2022 and 2021, consists of the following:

	2022	2021
Current:
Foreign	$(9,178)	$283,917
Federal	-	-
State	-	-
	(9,178)	283,917
Deferred:
Foreign	(6,464)	(56,238)
Federal	-	-
State	-	-
	(6,464)	(56,238)
	$(15,642)	$227,679

MAX INTERNATIONAL, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has foreign net operating loss (NOL) carryforwards of approximately $14,914,400 and $7,689,918 as of December 31, 2022 and 2021, respectively. Utilization of the loss carryforwards is subject to annual limitations. The NOL carryforwards can be applied against taxable income in future years. NOL carryforwards expire between 2023 and 2036. The Company has a deferred tax asset for foreign NOL carryforwards of $6,464 and $49,592 at December 31, 2022 and 2021, respectively. The deferred tax assets at December 31, 2022 and 2021 are net of an allowance of $3,915,762 and $1,949,088, respectively.

NOTE 14 — OPERATING LEASES (TOPIC 840)

The Company leases office facilities under multiple non-cancelable operating leases. Operating lease expense totaled $865,504 and $1,394,021 for the years ended December 31, 2022 and 2021, respectively and was recorded in general and administrative expense.

NOTE 15 — OPERATING LEASES (TOPIC 842)

As mentioned in Note 1, Topic 842 was implemented for the year ended December 31, 2022.

Operating lease weighted-average remaining lease term was 4.9 years, and the weighted-average discount rate was 11.00% at December 31, 2022.

Operating lease future minimum lease payments with their present values as of December 31, 2022, are summarized as follows:

Year Ended December 31,
2023	$165,073
2024	125,162
2025	113,962
2026	117,381
2027	120,903
Thereafter	40,696
Total future minimum lease payments	683,177
Less amounts representing interest	(158,843)
Present value of lease liabilities	524,334
Current portion of lease liabilities	(112,921)
Operating lease liabilities, less current portion	$411,413

MAX INTERNATIONAL, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — COMMITMENTS AND CONTINGENCIES

Legal Contingencies

The Company is involved in various lawsuits and disputes arising in the normal course of business. Management has accrued the settlement costs and attorney's fees of various legal cases involving the Company in accrued expenses (see Note 8). In the opinion of management, based upon the advice of counsel, the ultimate outcome of these lawsuits will not have a material impact on the Company's financial position or results of operations beyond what has been reflected in these consolidated financial statements.

Max USA Member Distributions

The Max USA operating agreement requires a member distribution be made no later than ten business days prior to December 15th of each calendar year in an amount sufficient for members to discharge their United States federal, state and local income tax liabilities related to any member. No member distributions related to the years covered in this report have been made.

Small Business Administration's "Paycheck Protection Program" (PPP)

During April 2020 the Company received a loan in the amount of $764,100 via the Small Business Administration's (SBA) "Paycheck Protection Program" ("PPP"). During January 2021, the Company received a second loan in the amount of $818,417. The loans accrue interest at a rate of 1% and have an original maturity date of two years which can be extended to five years by mutual agreement of the Company and the lender. Payments are deferred during the Deferral Period. Any amounts not forgiven under the Program will be payable in equal installments of principal plus any interest owed on the payment date from the Deferral Expiration Date through the Maturity Date. Additionally, any accrued interest that is not forgiven under the PPP will be due on the First Payment Date, which is the payment date of the month following the month in which the Deferral Expiration Date occurs.

Under the requirement of the CARES Act, as amended by the PPP Flexibility Act and Consolidated Appropriations Act, 2021, proceeds may only be used for the Company's eligible payroll costs (with salary capped at $100,000 on an annualized basis for each employee), or other eligible costs related to rent, mortgage interest utilities, covered operations expenditures, covered property damage, covered supplier costs, and covered worker protection expenditures, in each case paid during the 24-week period following disbursement. The PPP Loans may be fully forgiven if (i) proceeds are used to pay eligible payroll costs or other eligible costs and (ii) full-time employee headcount and salaries are either maintained during the 24-week period following disbursement or restored by December 31, 2020. If not maintained or restored, any forgiveness of the PPP Loans would be reduced in accordance with the regulations that were issued by the SBA. All the proceeds of the PPP Loans were used by the Company to pay eligible payroll costs and the Company maintained its headcount and otherwise complied with the terms of the PPP Loans.

During 2021, the Company received debt forgiveness of all principal and interest payments for the PPP loans totaling $1,603,480.

MAX INTERNATIONAL, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For a PPP loan of any size, SBA may undertake a review at any time in SBA's discretion. As noted on the Loan Forgiveness Application Form, the borrower must retain PPP documentation in its files for six years after the date the loan is forgiven or repaid in full, and permit authorized representatives of SBA, including representatives of its Office of Inspector General, to access such files upon request.

NOTE 17 — SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for interest totals $419,683 and $156,993 for the years ended December 31, 2022 and 2021, respectively. Cash paid for income taxes totals $47,616 and $308,377 for the years ended December 31, 2022 and 2021, respectively.

During the year ended December 31, 2022, the Company recognized $605,376 of operating lease right of use assets through the assumption of operating lease liabilities.

NOTE 18 — GOING CONCERN

The consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and does not include any adjustment to reflect the possible future effects on the recoverability and classification of assets and classification of liabilities that may result from uncertainty related to its ability to continue as a going concern within one year from the date of issuance of these consolidated financial statements. For the years ended December 31, 2022 and 2021, the Company incurred a net loss of $6,336,176 and $5,597,604, respectively. The Company had an accumulated deficit of approximately $25.1 and $18.8 million at December 31, 2022 and 2021, respectively. The Company had current liabilities in excess of current assets of approximately $19.0 and $16.2 million at December 31, 2022 and 2021, respectively. The Company had negative cash flows from operations during the years ended December 31, 2022 and 2021. To date, the Company's operations have been principally financed from proceeds from the issuance of members' equity, member payables, and cash generated from product sales.

In 2022, the Company generated positive gross profit of $19,069,234. In October of 2021, ownership of the principal owner's equity was purchased by another entity to address the past concerns about the Company's long-term viability. Most of the Company's previous debt is now held by its principal owner which dramatically reduced liabilities and improved the Company's debt ratio.

In Q1 of 2023, the Company has opened a new market in Mexico.

In Q1 of 2023, the Company converted to a C Corporation. This restructuring will help the Company raise additional capital to finance operations as the Company continues to evaluate its operating strategies.

The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 19 — CONCENTRATIONS

The Company maintains its United States based cash balances in financial institutions based in the United States that are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 for each financial institution. As of December 31, 2022, uninsured bank balances total $762,797.

MAX INTERNATIONAL, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company maintains its foreign based cash balances in various financial institutions based in Canada, Philippines, New Zealand, Australia, Singapore, Colombia, El Salvador, Malaysia, Hong Kong, Ghana, Costa Rica, Nigeria, and Ivory Coast that are insured by their respective depository agencies for various amounts for each financial institution. As of December 31, 2022, uninsured bank balances in foreign countries total $867,170.

Sales of the Company's two main products comprised approximately 67% and 65% of total revenue for the years ended December 31, 2022 and 2021, respectively. The Company purchased substantially all inventory from a single vendor for the years ended December 31, 2022 and 2021.

NOTE 20 — 401(K) RETIREMENT PLAN

The Company has a defined contribution 401(k) retirement plan for Max USA. The Company's contributions to the plan are based on matching 100% of the first 4% of base compensation that a participant contributes to the plan. The Company contributed $91,373 and $113,507 to this plan for the years ended December 31, 2022 and 2021, respectively.

NOTE 21 — SUBSEQUENT EVENTS

The Company's line of credit was due June 30, 2023, and management has reached a verbal agreement with the financial institution for a 90-day extension which is in progress.

In the first quarter of 2023, the company converted to a corporation.

Management has evaluated subsequent events through July 25, 2023, the date through which the consolidated financial statements were available to be issued.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

1.1	Agreement with Dalmore dated October 18,2023
2.1	Certificate Conversion dated February 16, 2023
2.2	Articles of Incorporation dated February 16, 2023
3.1	Form of Custody Account Letter and Terms and Conditions
4.1	Form of Subscription Agreement
6.1	Manufacturing and Supply Agreement, dated August 27, 2015, between Cornerstone Research & Development, Inc. and Max International, LLC
6.2	Supply Agreement, dated April 26, 2013, between Elevate Nutraceuticals, LLC, and Max International, LLC
6.3	Consulting Agreement, dated April 1, 2021, between Max R&D, LLC and Max International, LLC
6.4	Advisory and Consulting Services Agreement, dated as of January 1, 2022, between the company and Venerable Holdings, LLC
6.5	Amended and Restated Loan and Security Agreement, dated December 29, 2021 between East West Bank, Max International and Affiliate Guarantors
6.6	First Amended and Restated Loan and Security Agreement, dated November 22, 2022 between East West Bank, Max International and Guarantors
6.7	2023 Max International, Inc. Stock Plan
6.8	Term Sheet, dated July 6, 2023, between the company and V3M IrrevocableTrust
11	Auditor’s Consent
12	Opinion of CrowdCheck Law LLP*

*To be filed by amendment

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on October 24, 2023.

MAX INTERNATIONAL, INC.

By

/s/ Joseph Voyticky

Name: Joseph Voyticky
Title: CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph Voyticky
Joseph Voyticky, CEO and Chairman of the Board of Directors
Date: October 24, 2023

/s/ Keenyn McFarlane
Keenyn McFarlane, Principal financial officer and principal accounting officer and Director
Date: October 24, 2023

/s/ James Stevralia
James Stevralia, Director
Date: October 24, 2023

86